As filed with the Securities and Exchange Commission on June 10, 2014

Registration No. 333-195632

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8741	90-0687379
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

709 S. Harbor City Boulevard, Suite 250
Melbourne, Florida 32901-1932
(321) 725-0090

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Christian C. Romandetti, Chief Executive Officer
First Choice Healthcare Solutions, Inc.
709 S. Harbor City Boulevard, Suite 250

Melbourne, Florida 32901-1932
(321) 725-0090

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Richard G. Satin, Esq.	Barbara A. Jones, Esq.
Meyer, Suozzi, English & Klein, P.C.	Greenberg Traurig, LLP
1350 Broadway, Suite 501	One International Place
New York, NY 10018	Boston, MA 02110
(212) 239-4999	(617) 310-6000
(212) 239-4111 (fax)	(617) 310-6001 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 10, 2014

[*] Units

Each Unit Consisting of Two Shares of Common Stock
and
One Warrant to Purchase One Share of Common Stock

This is a firm commitment public offering of the securities of First Choice Healthcare Solutions, Inc. (the “Offering”). We are offering an aggregate of [*] units, each of which consists of two (2) shares of our common stock, par value $0.001 per share, and one (1) warrant to purchase one (1) share of our common stock for the purchase price per unit of [*]. The last reported sale price of our common stock on June 6, 2014 on the OTCQB was $1.75 per share. The warrants will have an initial exercise price of [*] per share, or 150% of the public offering price per share of common stock in the Offering (the “Warrant”). The Warrants will be immediately exercisable for one share of common stock and will expire on the fifth anniversary of the date of issuance. The units will not be certificated and the common stock and the Warrants may be transferred separately immediately upon issuance.

The shares of common stock issuable from time to time upon the exercise of the Warrants are also being offered pursuant to this prospectus.

We intend to apply to have our shares of common stock listed on NYSE MKT LLC under the symbol “FCHS.” No assurance can be given that such application will be approved. Our common stock is currently quoted on the OTCQB under the symbol “FCHS.” We do not intend to list the Warrants on any securities exchange or other trading market and we do not expect that a public trading market will develop for any of the Warrants.

Investing in our securities involves a high degree of risk. Before making any investment in our securities, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit (1)	Total
Public offering price
Underwriting discounts and commissions (2)
Offering proceeds to us, before expenses (3)

(1)	The public offering price is [*] per unit, and each unit consists of two shares of our common stock and one warrant to purchase one share of our common stock. If broken down, the public offering price consists of $[*] per share of common stock and $[*] per warrant to purchase one share of common stock, though the common stock and the warrants included in the units can only be purchased together as a unit.

(2)	The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page 82 of this prospectus for a description of compensation payable to the underwriters.
(3)	Assumes no exercise of the warrants being issued in this Offering.

We have granted a 45-day option to the underwriters to purchase additional units in an amount equal to 15% of the units sold in the Offering to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $[*], and the total proceeds to us, before expenses, will be $[*].

It is anticipated that delivery of the securities sold in this Offering will be made on or about [*], 2014. The shares included in the units will be delivered through the book-entry facilities of The Depository Trust Company.

Sole Book-Running Manager

Laidlaw & Company (UK) Ltd.

The date of this prospectus is [*], 2014.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus and any free writing prospectus that we have authorized for use in connection with this Offering is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any authorized free writing prospectus or the time of issuance or sale of any securities. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and any free writing prospectus that we have authorized for use in connection with this Offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus entitled “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” and the “Company” refer to First Choice Healthcare Solutions, Inc. and its subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results, and our liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the execution of our strategy to grow our business by hiring additional physicians to create Medical Centers of Excellence that fit our defined criteria; evolving healthcare laws and regulations; changes in the rates or methods of third-party reimbursements for medical services; accelerated pace of consolidation in the hospital industry; changes in our medical technology as it relates to our services and procedures; any failures in our information technology systems to protect the privacy and security of protected information and other similar cybersecurity risks; our ability to raise capital to fund continuing operations; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any new Medical Centers of Excellence that we may open. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus and is qualified in its entirety to the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that should be considered before investing in our securities. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our securities discussed in this prospectus under “Risk Factors” beginning on page 12 of this prospectus and our financial statements and the accompanying notes beginning on page F-7 of this prospectus.

Our Business

Overview

First Choice Healthcare Solutions, Inc. (“FCHS,” the “Company,” “we,” “our” or “us”) is engaged in the creation of state-of-the-art, multi-specialty “Medical Centers of Excellence” in select markets primarily in the southeastern and western parts of the United States. We intend to own and operate these “Medical Centers of Excellence” under the FCHS brand.

We believe by integrating the synergistic mix of orthopaedic, neurology and interventional pain specialties with related diagnostic and ancillary services and state-of-the-art equipment and technologies all in one location or “Medical Center of Excellence,” we are able to:

•	provide patients with convenient access to musculoskeletal and rehabilitative care via orthopaedic, neurology and interventional pain medicine treatment, diagnostics and ancillary care services, including, but not limited to magnetic resonance imaging (“MRI”), x-ray (“X-ray”), durable medical equipment (“DME”) and physical therapy (“PT”);

•	empower physicians to collaborate as a unified care team, optimizing care coordination and improving outcomes;

•	advance the quality and cost effectiveness of our patients’ healthcare; and

•	achieve strong, sustainable financial performance that serves to create long-term value for our stockholders.

Our goal is to build a network of non-physician-owned and operated Medical Centers of Excellence in diverse locations, primarily throughout the southeastern and western parts of the United States. By centralizing current and future centers’ business management functions, including call center operations, scheduling, billing, compliance, accounting, marketing, advertising, legal, information technology and record-keeping, at our corporate headquarters, we will maintain efficiencies and scales of economies. We believe our structure will enable our staff physicians to focus on the practice of medicine and the delivery of quality care to the patients we serve, as opposed to having their time and attention focused on business administration responsibilities. We currently have 44 employees, including physicians and physician assistants.

We currently own and operate First Choice Medical Group of Brevard, LLC (“FCMG”), our model multi-specialty Medical Center of Excellence. FCMG will serve as the model for replicating our “Medical Center of Excellence” strategy in our target expansion markets. Located in Melbourne, Florida, FCMG specializes in the delivery of musculoskeletal medicine, via our strategically aligned sub-specialties in orthopaedics, neurology and interventional pain medicine, coupled with on-site diagnostic and ancillary services, including MRI, X-ray, DME and rehabilitative care with multiple quality-focused goals centered on enriching our patients’ care experiences.

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We also currently own and manage Marina Towers, LLC, a 78,000 square foot, Class A, six-story building located in Melbourne, Florida, which, among other tenants, houses our corporate headquarters and our model Medical Center of Excellence, FCMG.

Our Definition of a “Medical Center of Excellence”

As there are numerous definitions of a “Medical Center of Excellence,” we have strictly defined what we believe qualifies as a “Medical Center of Excellence” to ensure that our high standards for patient care and attention can be fostered and preserved. More specifically, each of our proprietary Medical Centers of Excellence will:

•	be limited to eight to ten specialty physicians – all of whom are subject to our rigorous qualification and hiring process;

•	provide for the combination of synergistic medical disciplines in orthopaedics, neurology and interventional pain medicine, while supported by related in-house diagnostic and ancillary services, including, but not limited to MRI, X-ray, DME and PT using advanced technologies;

•	be capable of generating revenues of up to $20 million when operating at full capacity, based on current reimbursement rates;

•	be housed in a commercial building, in close geographic proximity to a primary hospital(s); and

•	allow for 12,000-16,000 square feet of usable space for build-out consideration.

Our Strategy

We aim to distinguish our Medical Centers of Excellence from our competition by designing our Centers as premier destinations for clinically superior, patient-centric care that is coordinated across a patient’s entire care continuum. By doing so, we expect to deliver more meaningful and collaborative doctor-patient experiences, more accurate diagnoses due to the care coordination, effective treatment plans, faster recoveries and materially reduced costs. Our strategic focus is to grow primarily in select southeastern and western U.S. markets by hiring additional physicians to create FCHS-branded Medical Centers of Excellence that fit our defined criteria. Our criteria includes the following:

•	opportunities for us to introduce additional revenue channels (i.e. synergistic musculoskeletal medical disciplines; on-site MRI, X-ray, DME and PT; related health and wellness products, etc.) that will support and promote enhanced, well-coordinated, patient-centric care while supporting and promoting profitable business operations;

•	opportunities that support economies of scale in billing, collections, purchasing, advertising and compliance which can be fully leveraged to reduce expenses and fuel income growth; and

•	opportunities to increase awareness of our brand by aligning with patients, referring physicians, medical institutions, insurers, employers and other healthcare stakeholders in local markets that share our values of patient care.

Our business model is to employ all of our multi-specialty physicians, thereby permitting us to optimize revenue generation from both physician and ancillary services, while also providing our employed care providers with the ability to refer patients to our on-site diagnostic services. Physician-owned practices, on the other hand, may be subject to prevailing federal regulations (e.g. The Ethics in Patient Referral Act of 1989, as amended) which may limit their ability to refer patients for certain healthcare services provide by entities in which the physician-owner(s) has a financial interest.

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Our centralized system of back office operations will allow us to achieve measurable cost and productivity efficiencies as we expand the number of Centers we own and operate. We have specifically designed our centralized system to alleviate our staff physicians from business administration responsibilities associated with operating a medical practice or clinic, enabling them to focus on caring for the patients we serve. Physicians who own and manage their own private practices or clinics typically have to devote valuable time and resources to addressing business concerns, time and resources that might otherwise be spent on treating their patients.

Medical Service Mix

Like other business models for professional medical services, our Medical Center of Excellence model is designed to offer the most synergistic and profitable medical service mix. By their nature, some combinations of medical specialties can generate more revenue than others. Physicians need access to diagnostic equipment and ancillary services, such as MRI, X-ray, DME and PT. Moreover, patients expect their physicians to have access to the best diagnostic and service delivery equipment. Without diagnostic services, many medical practices would find it difficult to maintain their current margins of profitability.

We integrate both medical specialties and diagnostic services in our Center to maintain or enhance our profits. While one medical specialty may have high reimbursements for their professional services but insufficient volume to profitably support the necessary diagnostic equipment, another medical specialty may have lower professional service reimbursements but a higher volume of diagnostic equipment use. Operating independently, each specialty group would face retreating profit margins and confront significant challenges to maintaining high service levels with adequate and technologically advanced equipment. However, operating together, they create the optimal mix of professional service fee income and diagnostic equipment procedure income. Since the combination is more profitable than either of its components, there is a favorable opportunity to sustain profit margins that will allow each Center to maintain high service levels with state-of-the-art equipment.

Scalable Back Office and Economies of Scale

Fixed cost legacy administrative functions have subjected many established medical centers to a downward spiral of diminishing profit margins and losses. In legacy medical centers, administrative management, billing, compliance, accounting, marketing, advertising, scheduling, customer service and record keeping functions represent fixed overhead for the practice. The fixed administrative overhead of a practice has the effect of reducing profit margins if the practice experiences declining revenues as a result of lower patient volumes from increasing competition, lower pricing, lower reimbursements or patient migration to competitors.

A key to our success will be our ability to continue to employ a highly experienced team of business managers supported by an array of professional, experienced and compliant subcontractors. Using project management best practices, our corporate team manages all billing, compliance, accounting, marketing, advertising, legal, information technology and record keeping functions on behalf of FCMG and will do so on behalf of our future Centers. It is our plan that the cost of our “back office operations” will not increase in direct relation to the growth of our Medical Centers of Excellence, which will allow us to sustain profit margins across our entire business operations with a cost effective and scalable back office. As the number of employed physicians and operated Medical Centers of Excellence increases, the economies of scale for our back office operations will also increase. The economies of scale support selecting the best and not the lowest cost subcontractors, while allowing FCMG and our other future Medical Centers of Excellence to operate cost effectively with higher service levels.

High Technology Infrastructure Supporting High Touch Patient Experiences

Successful retail models in other industries already effectively use telecommunications, remote computing, mobile computing, cloud computing, virtual networks and other leading-edge technologies to manage geographically diverse operating units. These technologies create the infrastructure to allow a central management team to monitor, direct and control geographically dispersed operating units and subcontractors, including national operations.

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We believe that our business model incorporates the best of these technologies. A central management team monitors, directs and controls FCMG, and will control our future multi-specialty Medical Centers of Excellence, and all the necessary support subcontractors required by the operations. Our administrative operations center uses a secure paperless practice management platform. We utilize a state-of-the-art, cloud-based electronic medical record (“EMR”) management system, which provides ready access to each patient’s test results from anywhere in the world where there is Internet connectivity, including X-ray and MRI images, diagnoses, patient and doctor notes, visit reports, billing information, insurance coverage, patient identification and personalized care delivery requirements. Our EMR system fully complies with Stage 1 and 2 Meaningful Use standards defined by the Centers for Medicare & Medicaid Services Incentive Programs. These programs govern the use of electronic health records and allow us to earn incentive payments from the U.S. government, pursuant to the Health Information Technology for Economic and Clinical Health (HITECH) Act, which was enacted as part of the American Recovery and Reinvestment Act of 2009.

We intend to grow by replicating the successful model currently in place by FCMG, supported by our standardized policies, procedures and clinic setup guidelines. The administrative functions can be quickly scaled to handle multiple additional Centers. As we roll out our business model, we expect our administrative core and retail clinic model to maintain the economies of scale for all of our future multi-specialty Medical Centers of Excellence.

Our Real Estate Business

FCID Holdings, Inc. (“FCID Holdings”) is our wholly owned subsidiary which operates our real estate interests. Currently, FCID Holdings has one real estate holding, Marina Towers, LLC, a 78,000 square foot, Class A, six-story building located on the Indian River in Melbourne, Florida. In addition to housing our corporate headquarters and FCMG, the building, which averages 95% annual occupancy, also leases approximately 63,200 square feet of commercial office space to tenants.

Our Corporate History

We were incorporated in the State of Colorado on May 30, 2007 as Medical Billing Assistance, Inc. to act as a holding corporation for I.V. Services Ltd., Inc. (“IVS”), a Florida corporation engaged in providing billing services to providers of medical services. IVS was incorporated in the State of Florida on September 28, 1987, and on June 30, 2007, we issued 2,429,000 shares of common stock to Mr. Michael West and other IVS shareholders in exchange for 100% of the capital stock of IVS. In the second quarter of 2011, we disposed of IVS, which, at the time, was an inactive, wholly-owned subsidiary of Medical Billing Assistance, Inc.

On December 29, 2010, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with FCID Medical, Inc., a Florida corporation (“FCID Medical”), FCID Holdings, Inc., a Florida corporation (“FCID Holdings”), and the shareholders of FCID Medical and FCID Holdings (the “FCID Shareholders”). Pursuant to the terms of the Share Exchange Agreement, the FCID Shareholders exchanged 100% of the outstanding common stock of FCID Medical and FCID Holdings for 10,000,000 shares of our common stock, resulting in FCID Medical and FCID Holdings becoming 100% owned subsidiaries of Medical Billing Assistance, Inc.

On February 13, 2012, Medical Billing Assistance, Inc. merged with First Choice Healthcare Solutions, Inc., (“FCHS”), a Delaware corporation formed exclusively for the merger, pursuant to which (a) our state of incorporation changed from Colorado to Delaware, (b) our name changed from Medical Billing Assistance, Inc. to First Choice Healthcare Solutions, Inc., (c) every four shares of Medical Billing Assistance Inc.’s common stock was exchanged for one share of FCHS common stock (effectively resulting in a four-to-one reverse split of our common stock), and (d) FCHS inherited the rights and property of Medical Billing Assistance, Inc. and assumed its liabilities. The effective date for the reincorporation and the reverse split was April 4, 2012. We now operate as First Choice Healthcare Solutions, Inc.

Our address is 709 S. Harbor City Blvd., Suite 250, Melbourne, Florida, 32901 and our phone number is (321) 725-0090. Our website address is www.myfchs.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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THE OFFERING

Securities we are offering:

[*] units, with each unit consisting of two shares of our common stock and one Warrant to purchase one share of our common stock, at a purchase price per unit of $[*]. The last reported sale price of our common stock on June 6, 2014 on the OTCQB was $1.75 per share. The units will not be certificated and the shares of common stock and Warrants may be transferred separately immediately upon issuance. The Warrants will be immediately exercisable for one share of common stock at an initial exercise price of $[*] per share, or 150% of the public offering price per share of common stock in the Offering, and will expire on the fifth anniversary of the issuance date.

The shares of common stock issuable from time to time upon the exercise of the Warrants are also being offered pursuant to this prospectus.

Public offering price:	$[*] per unit.

Common stock outstanding before this Offering:	17,081,248 shares.

Common stock included in the units:	[*] shares, which assumes no exercise of the Warrants; or [*] shares, which assumes the full exercise of the Warrants sold in this Offering.

Common stock to be outstanding immediately after this Offering:	[*] shares, which assumes no exercise of the Warrants.
Over-allotment option

We have granted a 45-day option to the representative of the underwriters to purchase additional units in an amount equal to 15% of the units sold in this Offering, solely to cover over-allotments, if any.

Use of proceeds:	We estimate that the net proceeds from this Offering will be approximately $[*], or approximately $[*] if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions and estimated Offering expenses payable by us. We intend to use the net proceeds to create FCHS-branded Medical Centers of Excellence in the southeastern and western United States, and for general corporate purposes, including working capital and operating purposes. For a more complete description of our intended use of proceeds from this Offering, see the “Use of Proceeds” section of this prospectus on pg. 29.

Market symbol and listing:	We intend to apply to list our common stock on the NYSE MKT LLC under the symbol “FCHS.” Our common stock is currently quoted on the OTCQB under the same symbol. There will be no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the units or the Warrants on any national securities exchange or other trading market.

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Risk factors:	Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section beginning on page 12 of this prospectus for a discussion of factors to consider before deciding to invest in our securities.

The number of shares of our common stock outstanding prior to and to be outstanding immediately after this Offering, as set forth in the table above, is based on 17,081,248 shares outstanding as of June 6, 2014 and excludes as of that date:

•	up to 4,195,000 shares of common stock issuable upon the exercise of warrants outstanding at June 6, 2014 with a weighted average exercise price of $2.36 per share;
•	4,653,333 shares of common stock issuable upon the conversion of certain outstanding securities at a weighted average conversion price of $0.90 per share;
•	500,000 shares of common stock reserved for future grants, awards and issuance under our equity compensation plan as of June 6, 2014;
•	up to [*] shares of common stock issuable upon the full exercise of the Warrants offered hereby; and
•	[*] shares of common stock underlying the warrants to be issued to the representative of the underwriters in connection with this Offering. For a more complete description of the representative’s warrants, please see “Underwriting” beginning on page 82 of this prospectus.

Unless otherwise indicated, all information in this prospectus assumes:

•	no exercise of the representative’s warrants described above; and
•	no exercise by the representative of the underwriters of its option to purchase additional units in an amount equal to 15% of the units sold in this Offering to cover over-allotments, if any.

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RISK FACTORS

An investment in our securities has a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described below and other information in this prospectus. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, operating results, financial conditions, or prospects. In that case, the value of our stock could go down and you could lose all or a part of your investment.

GENERAL RISKS REGARDING OUR HEALTHCARE SERVICES BUSINESS

We have a limited operating history that impedes our ability to evaluate our potential future performance and strategy.

We have only owned and operated our model Medical Center of Excellence, FCMG, since 2012 and have experienced net losses to date. Using FCMG as our model “Medical Center of Excellence,” we plan to hire additional physicians to create state-of-the-art Medical Centers of Excellence committed to delivering patient-centric care in select markets in the United States. Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on estimates of our future performance. To address these risks and uncertainties, we must do the following:

•	Successfully execute our business strategy to establish and extend the “First Choice Healthcare Solutions” brand and reputation as a profitable, well-managed enterprise committed to delivering quality and cost-effective health care primarily in parts of the southeastern and western United States and then pursue select other U.S. markets;

•	Respond to competitive developments;

•	Effectively and efficiently integrate new Medical Centers of Excellence; and

•	Attract, integrate, retain and motivate qualified personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition and results of operations may be materially and adversely affected.

We are implementing a strategy to grow our business by hiring additional physicians to create FCHS-branded Medical Centers of Excellence in select U.S. markets, which requires significant additional capital and may not generate income.

We intend to grow our business by hiring additional physicians to create FCHS-branded Medical Centers of Excellence in select U.S. markets. We estimate the cost to create each additional Medical Center of Excellence to be approximately $4-5 million. Although we are taking steps to raise funds through equity offerings to implement our growth strategy, these funds may not be adequate to offset all of the expenses we incur in expanding our business. We will need to generate revenues to offset expenses associated with our growth, and we may be unsuccessful in achieving sufficient revenues, despite our attempts to grow our business. If our growth strategies do not result in sufficient revenues and income, we may have to abandon our plans for further growth and/or cease operations, which could have a material and adverse effect on our business, prospects and financial condition.

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In order to pursue our business strategy, we will need to raise additional capital. If we are unable to raise additional capital, our business may fail.

We will need to raise additional capital to pursue our business plan, which includes hiring additional physicians in order to expand our business operations and develop our FCHS brand of Medical Centers of Excellence. We believe that we have access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means. If the economic climate in the United States does not improve or further deteriorates, our ability to raise additional capital could be negatively impacted. If we are unable to secure additional capital, we may be required to curtail our initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations.

We may not be able to achieve the expected benefits from opening new Medical Centers of Excellence, which would adversely affect our financial condition and results.

We plan to rely on hiring additional physicians to create FCHS-branded Medical Center of Excellence as a method of expanding our business. If we do not successfully integrate such new Medical Centers of Excellence, we may not realize anticipated operating advantages and cost savings. The integration of these new Medical Centers of Excellence into our business operations involves a number of risks, including:

•	Demands on management related to the increase in our Company’s size with the establishment of each new Medical Center of Excellence, which is crucial to our business plan;

•	The diversion of management’s attention from the management of daily operations to the integration of operations of the new Medical Centers of Excellence;

•	Difficulties in the assimilation and retention of employees;

•	Potential adverse effects on operating results; and

•	Challenges in retaining patients from the new physicians.

Further, the successful integration of the new physicians will depend upon our ability to manage the new physicians and to eliminate redundant and excess costs. Difficulties in integrating new physicians may not be able to achieve the cost savings and other size-related benefits that we hoped to achieve, which would harm our financial condition and operating results.

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If we are unable to attract and retain qualified medical professionals, our ability to maintain operations at our existing Medical Center of Excellence, attract patients or open new multi-specialty Medical Centers of Excellence could be negatively affected.

We generate our revenues through physicians and medical professionals who work for us to perform medical services and procedures. The retention of those physicians and medical professionals is a critical factor in the success of our medical multi-specialty Centers, and the hiring of qualified physicians and medical professionals is a critical factor in our ability to launch new multi-specialty Medical Centers of Excellence successfully. However, at times it may be difficult for us to retain or hire qualified physicians and medical professionals. If we are unable consistently to hire and retain qualified physicians and medical professionals, our ability to open new Centers, maintain operations at existing medical multi-specialty Centers, and attract patients could be materially and adversely affected.

We may have difficulties managing our Company’s growth, which could lead to higher operating losses, or we may not grow at all.

Rapid growth could strain our human and capital resources, potentially leading to higher operating losses. Our ability to manage operations and control growth will be dependent upon our ability to raise and spend capital to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our management and operational systems, infrastructure and other resources, financial and management controls, and reporting systems and procedures. Should we be unsuccessful in accomplishing any of these essential aspects of our growth in an efficient and timely manner, then management may receive inadequate information necessary to manage our operations, possibly causing additional expenditures and inefficient use of existing human and capital resources or we otherwise may be forced to grow at a slower pace that could slow or eliminate our ability to achieve and sustain profitability. Such slower than expected growth may require us to restrict or cease our operations and go out of business.

Since a significant percentage of our operating expenses are fixed, a relatively small decrease in revenues could have a significant negative impact on our financial results.

A significant percentage of our expenses are currently fixed, meaning they do not vary significantly with our increase or decrease in revenues. Such expenses include, but will not be limited to, debt service and capital lease payments, rent and operating lease payments, salaries, maintenance and insurance. As a result, a small reduction in the prices we charge for our services or procedure volume could have a disproportionately negative effect on our financial results.

Loss of key executives, limited experience in operating a public company and failure to attract qualified managers and sales persons could limit our growth and negatively impact our operations.

We depend upon our management team to a substantial extent. In particular, we depend upon Christian C. Romandetti, our President and Chief Executive Officer, for his skills, experience and knowledge of our Company and industry contacts. The loss of Mr. Romandetti or other members of our management team could have a material adverse effect on our business, results of operations or financial condition.

Our limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage to us in that it is likely that an increasing amount of management’s time will be devoted to these activities which will result in less time being devoted to the management and growth of our Company. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

We require medical clinic managers, medical professionals and marketing persons with experience in our industry to operate and market our medical clinic services. It is impossible to predict the availability of qualified persons or the compensation levels that will be required to hire them. The loss of the services of any member of our senior management or our inability to hire qualified persons at economically reasonable compensation levels could adversely affect our ability to operate and grow our business.

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We may be subject to medical professional liability risks, which could be costly and could negatively impact our business and financial results.

We may be subject to professional liability claims. Although there currently are no known hazards associated with any of our procedures or technologies when performed or used properly, hazards may be discovered in the future. For example, there is a risk of harm to a patient during an MRI if the patient has certain types of metal implants or cardiac pacemakers within his or her body. Although patients are screened to safeguard against this risk, screening may nevertheless fail to identify the hazard. There also is potential risk to patients treated with therapy equipment secondary to inadvertent or excessive over- or under- exposure to radiation. We maintain professional liability insurance with coverage that we believe is consistent with industry practice and appropriate in light of the risks attendant to our business. However, any claim made against us could be costly to defend against, resulting in a substantial damage award against us and divert the attention of our management team from our operations, which could have an adverse effect on our financial performance.

The healthcare regulatory and political framework is uncertain and evolving.

Healthcare laws and regulations may change significantly in the future which could adversely affect our financial condition and results of operations. We continuously monitor these developments and modify our operations from time to time as the legislative and regulatory environment changes.

In March 2010, President Barack Obama signed a health care reform measure, which provides healthcare insurance for approximately 30 million more Americans. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (collectively, the “PPACA”), which includes a variety of healthcare reform provisions and requirements that will become effective at varying times through 2018, substantially changes the way health care is financed by both governmental and private insurers, including several payment reforms that establish payments to hospitals and physicians based in part on quality measures, and may significantly impact our industry. The PPACA requires, among other things, payment rates for services using imaging equipment that costs over $1 million to be calculated using revised equipment usage assumptions and reduced payment rates for imaging services paid under the Medicare Part B fee schedule. Many of the provisions of the PPACA will phase in over the course of the next several years, and we are unable to predict what effect the PPACA or other healthcare reform measures that may be adopted in the future will have on our business.

The healthcare industry is highly regulated, and government authorities may determine that we have failed to comply with applicable laws or regulations.

The healthcare industry and physicians’ medical practices, including the healthcare and other services that we and our affiliated physicians provide, are subject to extensive and complex federal, state and local laws and regulations, compliance with which imposes substantial costs on us. Of particular importance are the provisions summarized as follows:

•	federal laws (including the federal False Claims Act) that prohibit entities and individuals from knowingly or recklessly making claims to Medicare and other government programs that contain false or fraudulent information or from improperly retaining known overpayments;

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•	a provision of the Social Security Act, commonly referred to as the “anti-kickback” law, that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration, in cash or in kind, in return for the referral or recommendation of patients for items and services covered, in whole or in part, by federal healthcare programs, such as Medicare;

•	a provision of the Social Security Act, commonly referred to as the Stark Law, that, subject to limited exceptions, prohibits physicians from referring Medicare patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including a compensation arrangement) with the entity;

•	similar state law provisions pertaining to anti-kickback, fee splitting, self-referral and false claims issues, which typically are not limited to relationships involving federal payors;

•	provisions of HIPAA that prohibit knowingly and willfully executing a scheme or artifice to defraud a healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services;

•	state laws that prohibit general business corporations from practicing medicine, controlling physicians’ medical decisions or engaging in certain practices, such as splitting fees with physicians;

•	federal and state laws that prohibit providers from billing and receiving payment from Medicare and TRICARE for services unless the services are medically necessary, adequately and accurately documented and billed using codes that accurately reflect the type and level of services rendered;

•	federal and state laws pertaining to the provision of services by non-physician practitioners, such as advanced nurse practitioners, physician assistants and other clinical professionals, physician supervision of such services and reimbursement requirements that may be dependent on the manner in which the services are provided and documented; and

•	federal laws that impose civil administrative sanctions for, among other violations, inappropriate billing of services to federally funded healthcare programs, inappropriately reducing hospital care lengths of stay for such patients, or employing individuals who are excluded from participation in federally funded healthcare programs.

In addition, we believe that our business will continue to be subject to increasing regulation, the scope and effect of which we cannot predict.

We may in the future become the subject of regulatory or other investigations or proceedings, and our interpretations of applicable laws, rules and regulations may be challenged.

Regulatory authorities or other parties may assert that our arrangements with our affiliated professional contractors constitute fee splitting or the corporate practice of medicine and seek to invalidate these arrangements. Such parties also could assert that our relationships, including fee arrangements, among our affiliated professional contractors, hospital clients or referring physicians violate the anti-kickback, fee splitting or self-referral laws and regulations or that we have submitted false claims or otherwise failed to comply with government program reimbursement requirements.

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Such investigations, proceedings and challenges could result in substantial defense costs to us and a diversion of management’s time and attention. In addition, violations of these laws are punishable by monetary fines, civil and criminal penalties, exclusion from participation in government-sponsored healthcare programs, and forfeiture of amounts collected in violation of such laws and regulations, any of which could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock.

Federal and state laws that protect the privacy and security of protected health information may increase our costs and limit our ability to collect and use that information and subject us to penalties if we are unable to fully comply with such laws.

Numerous federal and state laws and regulations govern the collection, dissemination, use, security and confidentiality of individually identifiable health information. These laws include:

•	Provisions of HIPAA that limit how healthcare providers may use and disclose individually identifiable health information, provide certain rights to individuals with respect to that information and impose certain security requirements;

•	HITECH, which strengthens and expands the HIPAA Privacy Standards and Security Standards;

•	Other federal and state laws restricting the use and protecting the privacy and security of protected information, many of which are not preempted by HIPAA;

•	Federal and state consumer protection laws; and

•	Federal and state laws regulating the conduct of research with human subjects.

As part of our medical record keeping, third-party billing, research and other services, we collect and maintain protected health information in paper and electronic format. New protected health information standards, whether implemented pursuant to HIPAA, HITECH, congressional action or otherwise, could have a significant effect on the manner in which we handle healthcare-related data and communicate with payors, and compliance with these standards could impose significant costs on us or limit our ability to offer services, thereby negatively impacting the business opportunities available to us.

If we do not comply with existing or new laws and regulations related to protected health information we could be subject to remedies that include monetary fines, civil or administrative penalties or criminal sanctions.

Changes in the rates or methods of third-party reimbursements for medical services could result in reduced demand for our services or create downward pricing pressure, which would result in a decline in our revenues and harm to our financial position.

Third-party payors such as Medicare, TRICARE and commercial health insurance companies, may change the rates or methods of reimbursement for the services we currently provide or plan to provide and such changes could have a significant negative impact on those revenues. At this time, we cannot predict the impact that rate reductions will have on our future revenues or business. Moreover, patients on whom we currently depend, and expect to continue to depend on, for the majority of our medical clinic revenues generally rely on reimbursement from third-party payors for the payment of medical services. If our patients begin to receive decreased reimbursement from third-party payors for their medical services and as such are forced to pay for the remainder of their medical services out of pocket, then a reduced demand for our services or downward pricing pressures could result, which could have a material impact on our financial position.

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Future requirements limiting access to or payment for medical services may negatively impact our future revenues or business. If legislation substantially changes the way healthcare is reimbursed by both governmental and commercial insurance carriers, it may negatively impact payment rates for certain medical services. We cannot predict at this time whether or the extent to which other proposed changes will be adopted, if any, or how these or future changes will affect the demand for our services.

Managed care organizations may prevent their members from using our services which would cause us to lose current and prospective patients.

Healthcare providers participating as providers under managed care plans may be required to refer medical services to specific medical clinics depending on the plan in which each covered patient is enrolled. These requirements may inhibit their members from using our medical services in some cases. The proliferation of managed care may prevent an increasing number of their members from using our services in the future which would cause our revenues to decline.

We may need to restructure our services and practices if our methods are determined not to comply with the Stark Law.

The Ethics in Patient Referral Act of 1989, as amended (the "Stark Law"), is a civil statute that generally (i) prohibits physicians from making referrals for designated health services to entities in which the physicians have a direct or indirect financial relationship and (ii) prohibits entities from presenting or causing to be presented claims or bills to any individual, third-party payor, or other entity for designated health services furnished pursuant to a prohibited referral. Under the Stark Law, a physician may not refer patients for certain designated health services to entities with which the physician has a direct or indirect financial relationship, unless allowed under an enumerated exception. Under the Stark Law, there are numerous statutory and regulatory exceptions for certain otherwise prohibited financial relationships. A transaction must fall entirely within an exception to be lawful under the Stark Law.

We believe that any referrals between or among our Company, the physicians providing services and the facilities where procedures are performed will be for services compliant under the Stark Law. If these arrangements are found to violate the Stark Law, we may be required to restructure such services or be subject to civil or criminal fines and penalties, including the exclusion of our Company, the physicians, and the facilities from the Medicare programs, any of which events could have a material adverse effect on our business, financial condition and results of operations.

Some states have enacted statutes, similar to the federal Anti-Kickback Statute and Stark Law, applicable to our operations because they cover all referrals of patients regardless of the payer or type of healthcare service provided. These state laws vary significantly in their scope and penalties for violations. Although we have endeavored to structure our business operations to be in material compliance with such state laws, authorities in those states could determine that our business practices are in violation of their laws, which would have a material adverse effect on our business, financial condition and results of operations.

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We are subject to federal and state restrictions on advertising that may adversely affect our ability to advertise our Centers and services.

The growth of our healthcare business is dependent on advertising, which is subject to regulation by the Federal Trade Commission ("FTC"). We believe that we have structured our advertising practices to be in material compliance with FTC regulations and guidance. However, we cannot be certain that the FTC will not determine that our advertising practices are in violation of such laws and guidance.

In addition, the laws of many states restrict certain advertising practices by and on behalf of physicians. Many states do not offer clear guidance on the bounds of acceptable advertising practices or on the limits of advertising provided by management companies on behalf of physicians. Although we have endeavored to structure our advertising practices to be in material compliance with such state laws, authorities in those states could determine that our advertising practices are in violation of those laws.

Fee-splitting prohibitions in some states may limit our financial prospects.

Many states prohibit medical professionals from paying a portion of a professional fee to another individual unless that individual is an employee or partner in the same professional practice. If we violate a state's fee-splitting prohibition, we may be subject to civil or criminal fines, and the physician participating in such arrangements may lose his or her licensing privileges. Many states do not offer clear guidance on what relationships constitute fee-splitting, particularly in the context of providing management services for doctors. We have endeavored to structure our business operations in material compliance with these laws. However, state authorities could find that fee-splitting prohibitions apply to our business practices in their states. If any aspect of our operations were found to violate fee-splitting laws or regulations, this could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Facility licensure requirements in some states may be costly and time-consuming, thereby limiting or delaying our operations.

State Departments of Health may require us to obtain licenses in the various states in which we will establish our future multi-specialty Medical Centers of Excellence or other business operations. We intend to obtain the necessary material licensure in states where required. However, not all of the regulations governing the need for licensure are clear and there is limited guidance available regarding certain interpretative issues. Therefore, it is possible that a state regulatory authority could determine that we are improperly conducting business operations without a license in that state. This could subject us to significant fines or penalties, result in our being required to cease operations in that state or otherwise have a material adverse effect on our business, financial condition and results of operations. Although we currently have no reason to believe that we will be unable to obtain the necessary licenses without unreasonable expense or delay, there can be no assurance that we will be able to obtain any required licensure.

Health Insurance Portability and Accountability Act (“HIPAA”) compliance is critically import to our continuing operations.

Our Company and our physicians are covered entities under HIPAA if we or our physicians provide services that are reimbursable under Medicare or other third-party payors (e.g., orthopedic services). Although the covered health care providers themselves are primarily liable for HIPAA compliance, as a "business associate" to these covered entities we are bound indirectly to comply with the HIPAA privacy regulations, and we are directly bound to comply with certain of the HIPAA security regulations. Although we cannot predict the total financial or other impact of these privacy and security regulations on our business, compliance with these regulations could require us to incur substantial expenses, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we will continue to remain subject to any state laws that are more restrictive than the privacy regulations issued under the Administrative Simplification Provisions.

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Our medical business may be reliant upon direct-to-patient marketing.

The effectiveness of our marketing programs and messages to patients can have a significant impact on our financial performance. The effectiveness of marketing may fluctuate, resulting in changes in the cost of marketing per procedure, and variations in our margins. Less effective marketing programs could materially and adversely affect our business, financial condition and results of operations.

If technological changes occur rendering our equipment or services obsolete, or increase our cost structure, we may need to make significant capital expenditures or modify our business model, which could cause our revenues or results of operations to decline.

Industry competitive or clinical factors, among others, may require us to introduce alternate medical technology for the services and procedures we offer than those that may currently be in use in our medical multi-specialty Centers. Introducing such technology could require significant capital investment or force us to modify our business model in such a way as to make our revenues or results of operations decline. An increase in costs could reduce our ability to maintain our margins. An increase in prices could adversely affect our ability to attract new patients. If we are unable to obtain or maintain state of the art equipment that is essential to the professional medical services provided by our clinics, our business, prospects, results of operations and financial condition could be materially and adversely affected.

We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

Our internal computer systems and those of third parties with which we contract may be vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures despite the implementation of security measures. System failures, accidents or security breaches could cause interruptions in our operations, and could result in a material disruption of our business operations, in addition to possibly requiring substantial expenditures of resources to remedy. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and our collections from third-party payors could be delayed.

If we are forced to lower our procedure prices in order to compete with a better-financed or lower-cost provider of medical healthcare services, our medical revenues and results of operations could decline.

FCMG and our future multi-specialty Medical Centers of Excellence will compete with medical clinics and other technologies currently under development. Competition comes from other clinics and from hospitals, hospital-affiliated group entities and physician group practices.

Some of our current competitors, or other companies which may choose to enter the industry in the future, may have substantially greater financial, technical, managerial, marketing or other resources and experience than we do and may be able to compete more effectively. Similarly, competition could increase if the market for healthcare services does not experience growth, and existing providers compete for market share. Additional competition may develop, particularly if the price for services or reimbursement decreases. Our management, operations, strategy and marketing plans may not be successful in meeting this competition.

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If more competitors begin to offer healthcare services in our geographic markets, we might find it necessary to reduce the prices we charge, particularly if competitors offer the services at lower prices than we do. If that were to happen or we were not successful in cost effectively acquiring patients for our procedures, we may not be able to make up for the reduced gross profit margin by increasing the number of procedures that we perform, and our business, financial condition and results from operations could be adversely affected.

A decline in consumer disposable income could adversely affect the number of procedures performed which could have a negative impact on our financial results.

After payments by commercial healthcare insurance companies or government programs, including Medicare and TRICARE, the remaining portion of the cost of medical care is paid by the patient. Some of our patients may not have the financial resources to pay for the services they receive at FCMG, or services they may receive at our future Medical Centers of Excellence, which are ultimately not reimbursed by their healthcare provider. Accordingly, our operating results may vary based upon the impact of changes in the disposable income of patients using our services, among other economic factors. A significant decrease in consumer disposable income in a weak economy may result in a decrease in the number of elective medical procedures performed by FCMG or our future Centers, and a related decline in our revenues and profitability. In addition, weak economic conditions may cause some of our patients to experience financial distress or declare bankruptcy, which may negatively impact our accounts receivable collection experience.

Adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets could adversely affect our operating results, financial condition, or liquidity.

We are subject to risks arising from adverse changes in general domestic and global economic conditions, including recession or economic slowdown and disruption of credit markets. We continue to see domestic and global weakness due to economic uncertainties and volatility in financial markets. We believe our healthcare clinics may be impacted by unemployment rates, the number of under-insured or uninsured patients and other conditions arising from the global economic conditions described above. At this time, it is unclear what impact this might have on our future revenues or business.

The cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide funding to borrowers.

Turbulence in the United States and international markets and economies may adversely affect our liquidity and financial condition, and the liquidity and financial condition of our patients. Deterioration in market conditions could limit our ability, and the ability of our patients, to timely pay expenses, and access the capital markets to meet liquidity needs, resulting in material and adverse effects on our business, prospects, financial condition and results of operations.

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Risks related to our real estate BUSINESS

Our performance and value are subject to risks associated with our real estate asset and with the real estate industry.

Since approximately 16% of our current revenue is derived from our real estate asset, we are subject to the risk that if our property does not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our ability to operate and grow could be materially and adversely affected. The following factors, among others, may adversely affect the revenues generated by our property:

•	Competition from other office and commercial properties;

•	Local real estate market conditions, such as oversupply or reduction in demand for office or other commercial space;

•	Costs to comply with new local, state and federal laws;

•	Changes in interest rates and availability of financing;

•	Vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	Increased operating costs, including insurance expense, utilities, real estate taxes, state and local taxes and heightened security costs;

•	Civil disturbances, hurricanes and other natural disasters, or terrorist acts or acts of war which may result in uninsured or undermined losses; and

•	Declines in the financial condition of our tenants and our ability to collect rents from our tenants.

We may face risks associated with the use of debt, including refinancing risk.

We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. Our wholly owned subsidiary, Marina Towers, LLC, is a party to a loan agreement with Guggenheim Life and Annuity Company in the principal aggregate amount of $7,550,000 that matures on September 16, 2016 as more fully described in the section titled “Certain Relationships and Related Transactions.” We anticipate that only a small portion of the principal of our debt will be repaid prior to maturity. Therefore, we are likely to need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of our existing debt. If principal payments due at maturity cannot be refinanced, extended or repaid with proceeds from other sources, such as new equity capital, our cash flow may not be sufficient to repay all maturing debt when a significant "balloon" payment come due. There is a risk that we may be unable to refinance on favorable terms or at all. This risk is currently heightened because of tightened underwriting standards and increased credit risk premiums. These conditions, which may increase the cost and reduce the availability of debt, may continue or worsen in the future.

The risks associated with the physical effects of weather could have a material adverse effect on our property.

The physical effects of weather could have a material adverse effect on our property, operations and business. For example, our property is located on the riverfront in Brevard County, Florida. To the extent weather patterns change, our market could experience increases in storm intensity or rising sea-levels that would make the property less desirable to tenants. Over time, these conditions could result in declining demand for office space in our building or the inability of us to operate the building at all. These conditions may also have indirect effects on our business by increasing the cost of (or making unavailable) property insurance on terms we find acceptable, increasing the cost of energy and increasing the cost of snow removal at our properties. There can be no assurance that weather will not have a material adverse effect on our properties, operations or business.

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Risks related to our common stock.

There has been a limited trading market for our common stock to date.

While our common stock is currently quoted on OTC Markets, Inc., the trading volume is limited. We are quoted on the OTCQB under the trading symbol “FCHS.” It is anticipated that there will continue to be a limited trading market for our common stock on the OTCQB. We intend to apply to list our common stock on the NYSE MKT LLC (“NYSE MKT”) and trading is expected to start following the effectiveness of this registration statement and upon completion of this Offering. Although we believe that this Offering and the listing of our common stock on the NYSE MKT, if our application is so approved, will improve the liquidity of our common stock, our trading volume may not improve, our volatility may not be reduced and our share price may not be stabilized. A lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

The NYSE MKT may not list our securities for quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply for, and anticipate that, our securities will be listed on the NYSE MKT, a national securities exchange, upon consummation of this Offering. Although, after giving effect to this Offering, we expect to meet, on a pro forma basis, the NYSE MKT’s minimum initial listing standards, which generally only mandate that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that we will be able to meet those initial listing requirements. If the NYSE MKT does not list our securities for trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our shares of common stock are “penny stock,” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly reducing in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•	a limited amount of news and analyst coverage for our Company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units consisting of common stock and common stock issuable upon exercise of the warrants will be listed on the NYSE MKT, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the NYSE MKT, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

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Our failure to meet the continued listing requirements of the NYSE MKT could result in a delisting of our common stock.

If our application to list on the NYSE MKT is approved and thereafter we fail to satisfy the continued listing requirements of the NYSE MKT, such as the corporate governance requirements or the minimum closing bid price requirement, the NYSE MKT may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would take actions to restore our compliance with the NYSE MKT’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to remain listed on the NYSE MKT, stabilize our market price, improve the liquidity of our common stock, prevent our common stock from dropping below the NYSE MKT’s minimum bid price requirement, or prevent future non-compliance with the NYSE MKT’s listing requirements.

If our common stock is not listed on a national securities exchange, U.S. holders of warrants may not be able to exercise their warrants without compliance with applicable state securities laws and the value of your warrants may be significantly reduced.

If the NYSE MKT does not approve our listing of our securities for trading on its exchange, or if our common stock is subsequently delisted from the NYSE MKT and is not eligible to be listed on another national securities exchange, the exercise of the warrants by U.S. holders may not be exempt from state securities laws. As a result, depending on the state of residence of a holder of the warrants, a U.S. holder may not be able to exercise its warrants unless we comply with any state securities law requirements necessary to permit such exercise or an exemption applies. Although we plan to use our reasonable efforts to assure that U.S. holders will be able to exercise their warrants under applicable state securities laws if no exemption exists, there is no assurance that we will be able to do so. As a result, in the event that the NYSE MKT does not list our securities or our common stock is delisted from the NYSE MKT and is not eligible to be listed on another securities exchange, your ability to exercise your warrants may be limited. The value of the warrants may be significantly reduced if U.S. holders are not able to exercise their warrants under applicable state securities laws.

You may have difficulty trading and obtaining quotations for our common stock.

Our common stock may not be actively traded, and the bid and asked prices for our common stock on the NYSE MKT, if our proposed application for listing on the NYSE MKT is accepted, or on the OTCQB as our common stock is currently quoted, may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price for our common stock may be volatile, and your investment in our common stock could decline in value.

The stock market in general has experienced extreme price and volume fluctuations. The market prices of the securities of healthcare services companies have been highly historically volatile and may be highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of our common stock:

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•	changes in government regulation of the medical industry;

•	changes in reimbursement policies of third-party insurance companies, self-insured companies or government agencies;

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates or recommendations by securities analysts;

•	developments involving corporate collaborators, if any;

•	changes in accounting principles; and

•	the loss of any of our key physicians or management personnel.

In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, operating results and financial condition.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our services and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on the common stock we are offering.

We expect that our quarterly results of operations will fluctuate, and this fluctuation could cause our stock price to decline.

Our quarterly operating results are likely to fluctuate in the future. These fluctuations could cause our stock price to decline. The nature of our business involves variable factors, such as the timing of the research, development and regulatory pathways of our product candidates, which could cause our operating results to fluctuate. Due to the possibility of fluctuations in our revenues and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance.

A sale or perceived sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

All of our executive officers and directors and certain of our stockholders have agreed not to sell shares of our common stock for a period of three (3) months following this Offering, subject to extension under specified circumstances.

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Common stock subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act. If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. Moreover, the perceived risk of this potential dilution could cause stockholders to attempt to sell their shares and investors to short our common stock. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

“Penny stock” rules may make buying or selling our securities difficult which may make our stock less liquid and make it harder for investors to buy and sell our securities.

If our shares of common stock are not listed for trading by the NYSE MKT and our common stock continues to be quoted on the OTCQB or any quotation system maintained by OTC Markets, Inc., trading in our securities will be subject to the SEC’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Our current directors and officers hold significant control over our common stock and they may be able to control our Company indefinitely.

Our current directors and officers currently have beneficial ownership of approximately 60.16% of our outstanding common stock. These significant stockholders therefore have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors, the approval of significant corporate transactions.

Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

Provisions of our Certificate of Incorporation (“Certificate”) and bylaws and applicable provisions of Delaware law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. The provisions in our Certificate and bylaws:

•	limit who may call stockholder meetings;

•	do not provide for cumulative voting rights; and

•	provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

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In addition, Section 203 of the Delaware General Corporation Law may limit our ability to engage in any business combination with a person who beneficially owns 15% or more of our outstanding voting stock unless certain conditions are satisfied. The restriction lasts for a period of three years following the share acquisition. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. The potential inability to obtain a control premium could reduce the price of our common stock.

RISKS RELATING TO THIS OFFERING

Our management will have broad discretion in allocating the net proceeds of this Offering, and may use the proceeds in ways in which you disagree.

Our management has significant flexibility in applying the net proceeds we expect to receive in this Offering. Because we have not currently allocated the net proceeds to the creation of any new Medical Center of Excellence, and therefore you cannot determine at this time the value or propriety of our application of those proceeds, you and other stockholders may not agree with our decisions. In addition, our use of the proceeds from this Offering may not yield a significant return or any return at all for our stockholders. The failure by our management to apply these funds effectively could have a material adverse effect on our business, results of operations or financial condition. See “Use of Proceeds” for a further description of how management intends to apply the proceeds from this Offering.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the public offering price per unit is expected to be substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this Offering. After giving effect to assumed sale of [*] units in this Offering at an assumed public offering price of $[*] per unit, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and attributing $[*] value to the Warrants, if you purchase units in this Offering, you will suffer immediate and substantial dilution of approximately $[*] per share in the net tangible book value of the common stock you acquire. In the event that you exercise your Warrants, you will experience additional dilution to the extent that the exercise price of those warrants is higher than the book value per share of our common stock. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this Offering.

There is no guarantee that our common stock will be listed on NYSE MKT.

We intend to apply to have our shares of common stock listed for trading on the NYSE MKT. After the effectiveness of this registration statement and the completion of this Offering, we believe that we will satisfy the listing requirements and expect that our common stock will be listed on the NYSE MKT. Such listing, however, is not guaranteed. Therefore, it may be difficult to sell any shares you purchase in this Offering if you desire or need to sell them. Our lead underwriter, Laidlaw & Company (U.K.) Ltd., can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our common stock will develop or, if developed, that the market will continue.

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Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plan, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities. If we sell common stock, convertible securities or other equity securities, your investment in our common stock will be diluted. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Due to the speculative nature of warrants, there is no guarantee that it will ever be profitable for holders of the Warrants to exercise the Warrants.

The Warrants being offered do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a formulaic price that is subject to adjustment for a limited period of time. Specifically, commencing on the pricing of this Offering when the Warrants are issued, holders of the Warrants may exercise their right to acquire additional shares of our common stock. In order to do so, they must pay an exercise price equal to 150% of the public offering price per share of common stock in this Offering within the five years following the date of issuance, after which date any unexercised Warrants will expire and have no further value. There can be no assurance that the market price of our common stock will equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

There is no public market for the Warrants being sold in this Offering.

There is no established public trading market for the Warrants being offered in this Offering, and we do not expect a market to develop. We do not intend to apply for listing of any such Warrants on any securities exchange or other trading market. Without an active market, the liquidity of the Warrants will be limited.

Holders of our Warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to our common stock. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the units offered by this prospectus will be approximately $[*] million, or approximately $[*] million if the underwriters exercise their over-allotment option in full, assuming the sale by us of [*] units at an assumed public offering price of $[*] per unit and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. This amount does not include the proceeds which we may receive in connection with the exercise of the Warrants. We cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised.

A $1.00 increase (decrease) in the assumed public offering price of $[*] per unit would increase (decrease) the expected net cash proceeds of the Offering to us by approximately $[*] million. A [*] increase (decrease) in the assumed number of units sold in this Offering would increase (decrease) the expected net cash proceeds of the Offering to us by approximately $[*] million. See the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

We expect to use the net proceeds from this Offering to create FCHS-branded Medical Centers of Excellence by hiring additional physicians and formulating a team of 8-10 physicians who can work together for care coordination. The creation of each new Medical Center of Excellence is estimated to require approximately $4-5 million per Center. Consequently, we estimate the net proceeds from this Offering will allow us to create one new Center in a target geographic region primarily within the southeastern or western parts of the United States in the second half of 2014. We also plan to use approximately $[*] of the net proceeds for working capital, with emphasis on enhancing our current corporate infrastructure. Immediate attention will be given to expanding our corporate management team and making further investments in advanced technology, administrative systems and human resources that will allow us to support and accelerate our growth over the next several years.

This expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including delays or setbacks associated with the possible creation of a proposed Medical Center of Excellence. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering. We may find it necessary or advisable to use the net proceeds from this Offering for other purposes, and we will have broad discretion in the application of net proceeds from this Offering.

Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not intend to do so in the future.  Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our Company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits and dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired. The holders of our common stock are entitled to receive only such dividends (cash or otherwise) as may be declared by our Board of Directors.

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DILUTION

If you purchase any of the units offered by this prospectus, you will experience dilution to the extent of the difference between the offering price per unit you pay in this Offering and the net tangible book value per share of our common stock immediately after this Offering, assuming no value is attributed to the Warrants included in the units. Our net tangible book value as of March 31, 2014 was approximately $(2.11) million, or approximately $(0.13) per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the assumed sale by us of [*] units in this Offering at an assumed public offering price of $[*] per unit, assuming no value is attributed to the Warrants included in the units, and after deducting estimated underwriting discounts and commissions and expenses payable by us, our as adjusted net tangible book value as of March 31, 2014 would have been approximately $[*] million, or approximately $[*] per share of common stock. This represents an immediate increase in net tangible book value of approximately $[*] per share to existing stockholders and an immediate dilution of approximately $[*] per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per unit			$	[*]
Net tangible book value per share as of March 31, 2014		$(0.13)
Increase per share attributable to new investors	$	[*]
As adjusted net tangible book value per share after this Offering			$	[*]
Dilution per share to new investors			$	[*]

Investors that acquire additional shares of common stock through the exercise of the Warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.

The information in the table above is based on 17,081,248 shares of our common stock outstanding on June 6, 2014, and does not include:

•	up to 4,195,000 shares of common stock issuable upon the exercise of warrants outstanding at June 6, 2014 with a weighted average exercise price of $2.36 per share;
•	4,653,333 shares of common stock issuable upon the conversion of certain outstanding securities at a weighted average conversion price of $0.90 per share;
•	500,000 shares of common stock reserved for future grants, awards and issuance under our equity compensation plan as of June 6, 2014;
•	up to [*] shares of common stock issuable upon the exercise of the Warrants offered hereby; and
•	[*] shares of common stock underlying the warrants to be issued to the representative of the underwriters in connection with this Offering;

If the underwriters exercise their over-allotment option to purchase additional units in an amount equal to 15% of the units sold in this Offering, the following will occur:

•	the percentage of shares of our common stock held by existing stockholders will decrease to approximately [*]% of the total number of shares of our common stock outstanding after this Offering; and

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•	the number of shares of our common stock held by new investors will increase to [*], or approximately [*]% of the total number of shares of our common stock outstanding after this Offering.

A $1.00 increase (decrease) in the assumed public offering price of $[*] per unit would increase (decrease) our pro forma as adjusted net tangible book value by approximately $[*] million, our as adjusted net tangible book value per share by approximately $[*] and dilution per share to new investors by approximately $[*], assuming that the number of units offered by us, remains the same. A [*] increase (decrease) in the number of units offered by us would increase (decrease) our pro forma as adjusted net tangible book value by approximately $[*] million, our as adjusted net tangible book value per share by approximately $[*] and dilution per share to new investors by approximately $[*].

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes appearing elsewhere in this prospectus. This discussion and analysis may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•          discuss our future expectations;

•          contain projections of our future results of operations or of our financial condition; and

•          state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus.

Overview

First Choice Healthcare Solutions, Inc. (“FCHS,” the “Company,” “we,” “our” or “us”) is engaged in the creation of state-of-the-art, multi-specialty “Medical Centers of Excellence” primarily in select markets in the southeastern and western parts of the United States. We intend to own and operate these “Medical Centers of Excellence” under the FCHS brand.

We believe by integrating the synergistic mix of orthopaedic, neurology and interventional pain specialties with related diagnostic and ancillary services and state-of-the-art equipment and technologies all in one location or “Medical Center of Excellence,” we are able to:

•	provide patients with convenient access to musculoskeletal and rehabilitative care via orthopaedic, neurology and interventional pain medicine treatment, diagnostics and ancillary care services, including, but not limited to magnetic resonance imaging (“MRI”), x-ray (“X-ray”), durable medical equipment (“DME”) and physical therapy (“PT”);

•	empower physicians to collaborate as a unified care team, optimizing care coordination and improving outcomes;

•	advance the quality and cost effectiveness of our patients’ healthcare; and

•	achieve strong, sustainable financial performance that serves to create long-term value for our stockholders.

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Our goal is to build a network of non-physician-owned and operated Medical Centers of Excellence in diverse locations, primarily throughout the southeastern and western parts of the United States. By centralizing current and future centers’ business management functions, including call center operations, scheduling, billing, compliance, accounting, marketing, advertising, legal, information technology and record-keeping, at our corporate headquarters, we will maintain efficiencies and scales of economies. We believe our structure will enable our staff physicians to focus on the practice of medicine and the delivery of quality care to the patients we serve, as opposed to having their time and attention focused on business administration responsibilities. We currently have 44 employees, including physicians and physician assistants.

Our Healthcare Services Business

We currently own and operate First Choice Medical Group of Brevard, LLC (“FCMG”), our model multi-specialty Medical Center of Excellence. FCMG will serve as the model for replicating our “Medical Center of Excellence” strategy in our target expansion markets. Located in Melbourne, Florida, FCMG specializes in the delivery of musculoskeletal medicine, via our strategically aligned sub-specialties in orthopaedics, neurology and interventional pain medicine, coupled with on-site diagnostic and ancillary services, including MRI, X-ray, DME and rehabilitative care with multiple quality-focused goals centered on enriching our patients’ care experiences.

Our Real Estate Business

FCID Holdings, Inc. (“FCID Holdings”) is our wholly owned subsidiary which operates our real estate interests. Currently, FCID Holdings has one real estate holding, Marina Towers, LLC, a 78,000 square foot, Class A, six-story building located on the Indian River in Melbourne, Florida. In addition to housing our corporate headquarters and FCMG, the building, which averages 95% annual occupancy, also leases approximately 63,200 square feet of commercial office space to tenants.

Results of Operations

We anticipate that our results of operations will fluctuate for the foreseeable future due to several factors, such as the progress of our research and development efforts and the timing and outcome of regulatory submissions. Due to these uncertainties, it is difficult to accurately predict our future operations are difficult to make.

Fiscal Year Ended December 31, 2013 Compared to Fiscal Year Ended December 31, 2012

Revenues

Total revenues rose 71% to $6,507,842 for the year ended December 31, 2013, compared to revenue of $3,805,347 for the year ended December 31, 2012. The increase in revenue is primarily due to the increase in net patient service revenue to $5,459,373 for the year ended December 31, 2013, compared to $2,645,310 for the year ended December 31, 2012. The increase in net patient service revenue is attributable to the full-year results from the acquisition of FCMG completed in April 2012, and the growth of the medical practice.

Operating Expenses

Operating expenses include the following:

	Year Ended 12/31/2013	Year Ended 12/31/2012
Salaries and Benefits	$3,096,285	$1,593,245
Other operating expenses	1,715,942	865,641
General and administrative	1,705,154	1,314,302
Impairment of investment	450,000	-
Depreciation and amortization	518,611	309,899
Total operating expenses	$7,485,992	$4,083,087

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The major components of operating expenses include practice salaries and benefits, practice supplies and other operating costs, write down of doubtful accounts totaling $361,284, depreciation and general and administrative expenses, which included legal, accounting and professional fees associated with being a public entity.

Salaries and benefits increased 94% to $3,096,285 for the year ended December 31, 2013, compared to $1,593,245 for the year ended December 31, 2012. The increase is attributable to the full-year results from acquisition of FCMG completed in April 2012, coupled with the hiring of five additional physicians and their support staff during 2013. For the same reason, other operating expenses increased 98% to $1,715,942 from $865,641.

General and administrative expenses for the year ended December 31, 2013 increased 30% to $1,705,154, compared to $1,314,302, an increase attributable to expenses related to our growth and capital restructuring. We believe that each additional sale or service and corresponding gross profit of such sale or service has minimal incremental offsetting operating expenses. Thus, additional sales could contribute to profit at a higher rate of return on sales as a result of not needing to expand operating expenses at the same pace as sales.

At December 31, 2013, our management performed an evaluation of our investment in MedTech Diagnostics LLC (“Medtech”) for purposes of determining the implied fair value of the asset at December 31, 2013. We acquired a 10% interest in Medtech on September 13, 2013 for 1,000,000 shares of our common stock. The test indicated that the recorded remaining book value of our investment exceeded its fair value for the year ended December 31, 2013.  As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $450,000, net of tax, or $0.03 per share during the year ended December 31, 2013, to reduce the carrying value of the investment to $0.

Depreciation and amortization increased from $367,247 for the year ended December 31, 2012 to $575,959 for the year ended December 31, 2013. The increase is a direct result of the full year of depreciation and amortization of assets acquired in April 2012 from FCMG, as well as the addition of new equipment in 2013. This compared to only nine months of depreciation and amortization in 2012.

Net Income (Loss) on Operations

The loss from operations for the year ended December 31, 2013 increased to $978,150, compared to a loss from operations of $277,740 for the prior year. Notwithstanding non-cash expenses totaling $1,575,400 for the 12 months in 2013, which included stock-based compensation, impairment of investment, depreciation and amortization, income from operations totaled $597,250, compared to income from operations of $89,507 after factoring $367,247 in non-cash depreciation and amortization recorded for the full year 2012.

Interest Expense

Interest expense was $3,704,086 for the year ended December 31, 2013, compared to $563,391 for the year ended December 31, 2012. Historically, interest expense was primarily attributable to our mortgage interest on our building. The increase in interest expense, however, was a result of corporate interest expense of $2,970,243 for the year ended December 31, 2013, compared to $19,381 for the year ended December 31, 2012. In the second half of 2013, we increased our borrowings to grow our medical business and restructured our debt and, as a result, incurred additional non-cash interest expense.

On November 8, 2013, we entered into a securities purchase agreement with Hillair Capital Investments L.P. ("Hillair") whereby we issued Hillair (i) a $2,320,000, 8% original issue discount convertible debenture due initially due December 28, 2013, subsequently extended through November 1, 2015 and (ii) a common stock purchase warrant to purchase up to 2,320,000 shares of our common stock. We issued detachable warrants granting the holder the right to acquire an aggregate of 2,320,000 shares of our common stock at $1.35 per share on a cashless basis. During the year ended December 31, 2013, we amortized $1,871,117 of the debt discount associated with the debenture and the warrant as interest expense.

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Further, during the years ended December 31, 2013 and 2012, we amortized and wrote off $2,706,869 and $10,457 of debt discount as non-cash interest expense for convertible notes.

Net Loss

As a result of all the above, we had a net loss of $4,704,303 for the year ended December 31, 2013, compared to net loss of $873,363 for the year ended December 31, 2012.

Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013

Revenues

Total revenues increased 59% to $2,234,753 for the three months ended March 31, 2014, as compared to revenues of $1,401,681 for the same period in the prior year. The increase for the three months ended March 31, 2014 is attributed to growth in our net patient service revenue from our Medical Center of Excellence, FCMG, which increased 74% to $1,972,830 for the quarter, after factoring provision for doubtful accounts. Rental revenue remained relatively flat, totaling $261,923 and $266,669 for the three months ended March 31, 2014 and 2013, respectively.

The provision for doubtful accounts during the first quarter of 2014 totaled $38,144, or 1.9% of our total patient service revenues of $2,010,974 for the three months ended March 31, 2014. We adopted the provisions of ASU 2011-07, during the period ended March 31, 2014. ASU 2011-07 requires health care entities to change the presentation of the statement of operations by reclassifying the provision for doubtful accounts from an operating expense to a deduction from patient service revenues. All periods presented have been reclassified in accordance with ASU 2011-07.

Operating Expenses

The major components of operating expenses include practice salaries and benefits, practice supplies and other operating costs, depreciation and general and administrative expenses, which included legal, accounting and professional fees associated with being a public entity.

Salaries and benefits increased 71% to $1,065,521 for the three months ended March 31, 2014, as compared to $622,759 for the same period in the prior year. The increase for the three months ended March 31, 2014 is attributed to the hiring of five additional physicians and their support staff during the fourth quarter of 2013. For the same reason, other operating expenses increased 41% for the three months ended March 31, 2014 to $429,291, as compared to $304,475 for the same period in the prior year.

General and administrative expenses for the three months ended March 31, 2014 increased 60% to $405,912, as compared to $253,019 for the same period in the prior year, and the increase was attributed to expenses related to our growth and capital restructuring. We believe that each additional sale or service and corresponding gross profit of such sale or service has minimal incremental offsetting operating expenses. Thus, additional sales could contribute to profit at a higher rate of return on sales as a result of not needing to expand operating expenses at the same pace as sales.

Depreciation and amortization increased from $122,620 for the three months ended March 31, 2013 to $129,940 for same period in 2014.

Net Income (Loss) from Operations

Net income from operations totaled $199,310 for the three months ended March 31, 2014, as compared to net income from operations of $98,808 reported for the same period in the prior year. Notwithstanding non-cash expenses totaling $172,863 for the first quarter of 2014, which included depreciation and bad debt expense, income from operations totaled $372,173, as compared to income from operations of $281,428 after factoring $182,620 in non-cash depreciation and stock-based compensation recorded for the first quarter of 2013.

Interest Expense

Interest expense was $219,253 for the three months ended March 31, 2014, as compared to $299,641 for the same period in the prior year. Interest expense reported for the three months ended March 31, 2014 was primarily attributable to mortgage interest on Marina Towers; interest on financings related to equipment acquired for use in our Medical Center of Excellence, FCMG; and the debt discount associated with the issuance of the debenture, related warrant to Hillair and other corporate borrowings. In the first quarter of 2013, interest expense was comprised of mortgage interest on the building, interest on equipment financing and interest on other corporate borrowings.

On November 8, 2013, we entered into a securities purchase agreement with Hillair Capital Investments L.P. (“Hillair”) for the issuance of (i) a $2,320,000, 8% original issue discount convertible debenture which was due initially on December 28, 2013 and was subsequently extended on December 28, 2013 through November 1, 2015 (the “Debenture”) and (ii) a detachable common stock purchase warrant to purchase up to 2,320,000 shares of our common stock at $1.35 per share on a cashless basis.

Net Loss

For the three months ended March 31, 2014, our net loss decreased 86% to $35,099 from a net loss of $255,069 for the same period in the prior year.

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Segment Results

We report segment information based on the “management” approach. The management approach designates the internal reporting used by management for making decisions and assessing performance as the source of our reportable segments. The following are the revenues, operating expenses and net income (loss) by segment for the years ended December 31, 2013 and December 31, 2012 and for the three months ended March 31, 2014 and March 31, 2013. The significant fluctuations in the line items are described above.

For the Year ended December 31, 2013

	Real	Healthcare		Intercompany
	Estate	Services	Corporate	Eliminations	Total
Revenue:
Net patient service revenue	$-	$5,459,373	$-	$-	$5,459,373

Rental revenue	1,473,048	-	-	(424,579)	1,048,469
Total revenue	1,473,048	5,459,373	-	(424,579)	6,507,842
Total operating expenses	644,782	5,314,808	1,950,981	(424,579)	7,485,992
Net income (loss) from operations:	$828,266	$144,565	$(1,950,981)	$-	$(978,150)

For the Year ended December 31, 2012

	Real	Healthcare		Intercompany
	Estate	Services	Corporate	Eliminations	Total
Revenue:
Net patient service revenue	$-	$2,645,310	$-	$-	$2,645,310
Rental revenue	1,459,092	-	- -	(299,055)	1,160,037
Total Revenue	1,459,092	2,645,310	-	(299,055)	3,805,347
Total operating expenses	619,210	2,800,812	962,120	(299,055)	4,083,087
Net income (loss) from operations:	$839,882	$(155,502)	$(962,120)	$-	$(277,740)

For the Three Months Ended March 31, 2014:

	Real	Healthcare		Intercompany
	Estate	Services	Corporate	Eliminations	Total
Revenue:
Net Patient Service Revenue	$-	$1,972,830	$-	$-	$1,972,830
Rental revenue	369,511	-	-	(107,588)	261,923
Total Revenue	369,511	1,972,830	-	(107,588)	2,234,753

Total operating expenses	197,440	1,715,112	230,479	(107,588)	2,035,443

Net income (loss) from operations:	172,071	257,718	(230,479)	-	199,310

For the Three Months Ended March 31, 2013:

	Real	Healthcare		Intercompany
	Estate	Services	Corporate	Eliminations	Total
Revenue:
Net Patient Service Revenue	$-	$1,135,012	$-	$-	$1,135,012
Rental revenue	371,664	-	-	(104,995)	266,669
Total Revenue	371,664	1,135,012	-	(104,995)	1,401,681

Total operating expenses	163,895	1,002,585	247,687	(111,294)	1,302,873

Net income (loss) from operations:	207,769	132,427	(247,687)	6,299	98,808

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Liquidity and Capital Resources

Sources of Liquidity

We incurred various non-recurring expenses in 2012 in connection with operating startup costs relating to the acquisition of FCMG.  Our management believes the positive year-end earnings before interest, taxes, depreciation and amortization and the continuing trend of positive growth before interest, taxes, depreciation and amortization through 2014 will support improved liquidity of our Company. Moreover, we issued and sold to Hillair Capital Investments, L.P. a $2,320,000 8% Original Issue Discount Convertible Debenture, raising net proceeds of $2,000,000 less customary legal and due diligence fees. We then paid off or converted to equity a total of $1,238,480 in debt and modified our $1.5 million accounts receivable line of credit with CT Capital, Ltd. (“CT Capital”), providing for the reduction of the annual interest rate from 12% per annum to 6% per annum in exchange for the issuance to CT Capital of 100,000 restricted shares of our common stock. As of December 31, 2013, we used $800,000 of the available CT Capital accounts receivable line of credit, leaving an available balance of $700,000.

The Marina Towers building is 95% occupied. We believe the ongoing operations of Marina Towers, LLC, including its current positive cash balance along with continued execution of Marina Tower’s business development plan, will allow us to further improve our working capital, and that we will have sufficient capital resources to meet projected cash flow requirements.  However, there can be no assurance that we will be successful in fully executing our business development plan.

Cash Flows

We significantly increased our cash and current assets during the year ended December 31, 2013 due to cash flows provided by financing activities. As of December 31, 2013, we had cash or cash equivalents, restricted cash and total current assets of $739,158; $256,246 and $2,465,487, respectively, compared to cash or cash equivalents and total current assets of $67,045; $221,148 and $934,378, respectively, as of December 31, 2012.

As of March 31, 2014, we had cash of $310,617, restricted cash of $303,772 and accounts receivable totaling $1,747,000.

Net cash used in operating activities was $(1,264,058) for the year ended December 31, 2013, compared to cash used in operating activities of $(788,853) for the same period last year. The increase in cash used was a result of a $3,830,940 higher net loss partially offset by non-cash items that affected the net loss, including $2,706,869 for the amortization of debt discount, $361,284 for the write down of doubtful accounts, $450,000 for the impairment of an investment, $549,441 for stock-based compensation and $518,611 in depreciation. Cash used in operations was also impacted by the use of cash associated with the increase of accounts receivable, which increased to $1,272,155 as of December 31, 2013, compared to $527,867 as of December 31, 2012.

Net cash used in our operating activities for the three months ended March 31, 2014 was $320,305, as compared to net cash provided by our operating activities of $7,817 for the same period in the prior year. The increase in net cash used in operating activities for the quarter was attributable to the growth and expansion of our Medical Center of Excellence, FCMG, which included the hiring of five new physicians and related support staff in 2013; investments in strengthening our infrastructure in anticipation of commencing the scaling and replication of our Medical Center of Excellence business model in 2014; and higher corporate expenses related to the preparation and filing of a registration statement on Form S-1.

Net cash flows used in  investing activities was $(372,186) for the year ended December 31, 2013, compared to $(2,852,259) used in  investing activities for the year ended December 31, 2012. The increased level of cash used in investing activities during the year ended December 31, 2012 was the result of $2,773,450 in equipment purchases in 2012, as we acquired FCMG, compared with $397,688 in equipment purchases in 2013.

Net cash flows used in our investing activities for the three months ended March 31, 2014 and 2013 was $10,998 and $2,103, respectively.

Cash flows provided by financing activities was $2,308,357 for year ended December 31, 2013, compared to net cash provided by financing activities of $3,179,854 for the year ended December 31, 2012. The cash flows provided by financing activities were the result of:

	Year ended 12/31/2013	Year ended 12/31/2012
Net (payments) proceeds from related party line of credit	$(10,846)	$190,000
Proceeds from convertible note payable	2,128,117	203,500
Proceeds from lines of credit	1,373,208	-
Proceeds from issuance of notes payable, net of financing costs	152,659	2,871,058
Proceeds from common stock subscription	-	100,000
Net payments on notes payable	(1,334,781)	(184,704)
Net cash provided by financing activities	$2,308,357	$3,179,854

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On June 13, 2013, we entered into a Loan and Security Agreement (the “Loan Agreement”) with CT Capital. Ltd., d/b/a CT Capital, LP, a Florida limited liability partnership (the “Lender”). Under the Loan Agreement, the Lender has committed to make an accounts receivable line of credit in the maximum aggregate amount of $1,500,000 to the Borrower with an interest rate of 12% per annum (the “Loan”). The maturity date of the Loan is December 31, 2016 (the “Maturity Date”). Interest shall be due and payable monthly. Upon default, the interest may be adjusted to the highest rate permissible by law. The Loan is secured by our accounts receivable and certain of our assets, which constitute collateral for the repayment of the Loan. The Loan Agreement also includes covenants, representations, warranties, indemnities and events of default that are customary for facilities of this type. The advance rate is defined as: 80% of all receivables to be 120 days or less at the true collection rate of approximately 27% of total billings, excluding patient billings and collections. Additionally, allowable accounts will also include 50% of all accounts protected by Legal Letters of Protection. At any time, the Lender may convert all or any portion of the outstanding principal amount or interest on the Loan into our common stock at a price equal to $0.75 per share.

On November 8, 2013, in consideration for a fee of 100,000 shares of our common stock, restricted pursuant to Rule 144, CT Capital agreed to modify the line of credit to our subsidiary, FCMG. Under the loan modification agreement, the annual rate of interest was reduced from 12% per annum to 6% per annum and will remain at 6% until November 1, 2015. All other terms under the Loan Agreement remain the same.

As discussed above, on November 8, 2013, we entered into a securities purchase agreement with Hillair whereby we issued Hillair (i) a $2,320,000, 8% original issue discount convertible debenture that was initially due December 28, 2013, but subsequently extended on December 28, 2013 through November 1, 2015, and (ii) a common stock purchase warrant to purchase up to 2,320,000 shares of our common stock. The securities purchase agreement contains certain terms and conditions regarding Hillair’s right to participate in our future financings. Hillair has waived its right to participate in this Offering on the condition that (i) this Offering closes by October 1, 2014; (ii) the price of the common stock sold in this Offering is not less than $2.00 per share and (iii) so long as we do not, for a period lasting until October 1, 2014, redeem more than $500,000 of the securities held by Hillair in any one calendar month, or we do not make such redemption after the fifteenth of any month.

Net cash used in our financing activities for the three months ended March 31, 2014 was $97,238, as compared to net cash provided by our financing activities of $40,250 for the same period in the prior year.

Over the next 12 months, we expect to incur significant capital costs to further develop and expand our operations. We plan to add another Medical Center of Excellence and purchase additional diagnostic equipment for our operations in 2014, which will require $4-5 million in additional capital. We intend to raise additional capital to help fund our expansion. However, there can be no guarantee that such capital will be raised upon acceptable terms or at all. There can be no assurance that our cash flow will increase in the near future from anticipated new business activities, even if additional capital is raised, or that revenues generated from our existing operations will be sufficient to allow us to continue to pursue new customer programs, profitable ventures or the addition of any new Medical Centers of Excellence. If we are unable to secure additional capital, we may be required to curtail our business development initiatives and take additional measures to reduce costs in order to conserve our cash.

Contractual Obligations(1)

At December 31, 2013, we had certain obligations and commitments under our loans and capital leases totaling approximately $9,679,261 as follows:

	Total	2014	2015	2016	2017	2018 and Later
Leases	$1,924,387	$406,670	$447,897	$485,433	$519,892	$64,495
Loans	7,754,874	337,117	267,188	7,146,853	3,716
Total	$9,679,261	$743,787	$715,085	$7,632,286	$523,608	$64,495

(1)  See Notes to the Consolidated Financial Statements December 31, 2013 and 2012, Note 11 – Notes Payable, for a description of the contractual obligations.

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Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements as defined under Securities and Exchange Commission rules.

Critical Accounting Policies and Estimates

Derivative Financial Instruments

Accounting Standards Codification subtopic 815-40, Derivatives and Hedging, Contracts in Entity’s own Equity (“ASC 815-40”) became effective for us on October 1, 2009. Our convertible debt has conversion provisions based on a discount to the market price of our common stock.

Stock-Based Compensation

Share-based compensation issued to employees is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period. We measure the fair value of the share-based compensation issued to non-employees using the stock price observed in the arms-length private placement transaction nearest the measurement date (for stock transactions) or the fair value of the award (for non-stock transactions), which were considered to be more reliably determinable measures of fair value than the value of the services being rendered. The measurement date is the earlier of (1) the date at which commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

Revenue Recognition

We recognize revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arraignments (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing 605-25 on our financial position and results of operations was not significant.

Long-Lived Assets

We follow FASB ASC 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.  Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

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At December 31, 2013, our management performed an evaluation of our investment in MedTech for purposes of determining the implied fair value of the asset at December 31, 2013. The test indicated that the recorded remaining book value of our investment exceeded its fair value for the year ended December 31, 2013.  As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $450,000, net of tax, or $0.03 per share during the year ended December 31, 2013 to reduce the carrying value of the investment to $0. Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of our Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

We follow Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value. Neither of these statements had an impact on our financial position, results of operations nor cash flows.

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BUSINESS

Overview

First Choice Healthcare Solutions, Inc. (“FCHS,” the “Company,” “we,” “our” or “us”) is engaged in the creation of state-of-the-art, multi-specialty “Medical Centers of Excellence” primarily in select markets in the southeastern and western parts of the United States. We intend to manage these “Medical Centers of Excellence” under the FCHS brand.

We believe by integrating the synergistic mix of orthopaedic, neurology and interventional pain specialties with related diagnostic and ancillary services and state-of-the-art equipment and technologies all in one location or “Medical Center of Excellence,” we are able to:

•	provide patients with convenient access to musculoskeletal and rehabilitative care via orthopaedic, neurology and interventional pain medicine treatment, diagnostics and ancillary care services, including, but not limited to magnetic resonance imaging (“MRI”), x-ray (“X-ray”), durable medical equipment (“DME”) and physical therapy (“PT”);

•	empower physicians to collaborate as a unified care team, optimizing care coordination and improving outcomes;

•	advance the quality and cost effectiveness of our patients’ healthcare; and

•	achieve strong, sustainable financial performance that serves to create long-term value for our stockholders.

Our goal is to build a network of non-physician-owned and operated Medical Centers of Excellence in diverse locations, primarily throughout the southeastern and western parts of the United States. By centralizing current and future Centers’ business management functions, including call center operations, scheduling, billing, compliance, accounting, marketing, advertising, legal, information technology and record-keeping, at our corporate headquarters, we will maintain efficiencies and scales of economies. We believe our structure will enable our staff physicians to focus on the practice of medicine and the delivery of quality care to the patients we serve, as opposed to having their time and attention focused on business administration responsibilities. We currently have 44 employees, including physicians and physician assistants.

Our Healthcare Services Business

We currently own and operate First Choice Medical Group of Brevard, LLC (“FCMG”), our model multi-specialty Medical Center of Excellence. FCMG will serve as the model for replicating our “Medical Center of Excellence” strategy in our target expansion markets. Located in Melbourne, Florida, FCMG specializes in the delivery of musculoskeletal medicine, via our strategically aligned sub-specialties in orthopaedics, neurology and interventional pain medicine, coupled with on-site diagnostic and ancillary services, including MRI, X-ray, DME and rehabilitative care with multiple quality-focused goals centered on enriching our patients’ care experiences.

Our Real Estate Business

FCID Holdings, Inc. (“FCID Holdings”) is our wholly owned subsidiary which operates our real estate interests. Currently, FCID Holdings has one real estate holding, Marina Towers, LLC, a 78,000 square foot, Class A, six-story building located on the Indian River in Melbourne, Florida. In addition to housing our corporate headquarters and FCMG, the building, which averages 95% annual occupancy, also leases approximately 63,200 square feet of commercial office space to tenants.

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History

We were incorporated in the State of Colorado on May 30, 2007 as Medical Billing Assistance, Inc. to act as a holding corporation for I.V. Services Ltd., Inc. (“IVS”), a Florida corporation engaged in providing billing services to providers of medical services. IVS was incorporated in the State of Florida on September 28, 1987, and on June 30, 2007, we issued 2,429,000 shares of common stock to Mr. Michael West and other IVS shareholders in exchange for 100% of the capital stock of IVS. In the second quarter of 2011, we disposed of IVS, which, at the time, was an inactive, wholly-owned subsidiary of Medical Billing Assistance, Inc.

On December 29, 2010, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with FCID Medical, Inc., a Florida corporation (“FCID Medical”), FCID Holdings, Inc., a Florida corporation (“FCID Holdings”), and the shareholders of FCID Medical and FCID Holdings (the “FCID Shareholders”). Pursuant to the terms of the Share Exchange Agreement, the FCID Shareholders exchanged 100% of the outstanding common stock of FCID Medical and FCID Holdings for 10,000,000 shares of our common stock, resulting in FCID Medical and FCID Holdings becoming 100% owned subsidiaries of Medical Billing Assistance, Inc.

On February 13, 2012, Medical Billing Assistance, Inc. merged with First Choice Healthcare Solutions, Inc., (“FCHS”), a Delaware corporation formed exclusively for the merger, pursuant to which (a) our state of incorporation changed from Colorado to Delaware (b) our name changed from Medical Billing Assistance, Inc. to First Choice Healthcare Solutions, Inc., (c) every four shares of Medical Billing Assistance Inc.’s common stock was exchanged for one share of FCHS common stock (effectively resulting in a four-to-one reverse split of our common stock), and (d) FCHS inherited the rights and property of Medical Billing Assistance, Inc. and assumed its liabilities. The effective date for the reincorporation and the reverse split was April 4, 2012. We operate as First Choice Healthcare Solutions, Inc.

Operating Segments

We operate in two segments, healthcare services and real estate, through five wholly-owned subsidiaries:

•	FCID Medical, Inc. (“FCID Medical”), which is the subsidiary under which all of our Medical Centers of Excellence are and will be owned and operated. First Choice Medical Group of Brevard, LLC, is our first Medical Center of Excellence and is located in Melbourne, Florida. First Choice Medical Group is our model multi-specialty Medical Center of Excellence and is wholly-owned and operated by FCID Medical.

•	FCID Holdings, Inc. (“FCID Holdings”) operates Marina Towers, a 78,000 square foot, Class A, six-story building located on the Indian River in Melbourne, Florida. Marina Towers is owned by Marina Towers, LLC, a subsidiary owned by FCID Holdings (99%) and MTMC of Melbourne, Inc. (1%).

Our Healthcare Services Business

We own and operate First Choice Medical Group of Brevard, LLC (“FCMG”), a multi-specialty medical Center in Melbourne, Florida. FCMG is our model multi-specialty Medical Center of Excellence and specializes in the delivery of musculoskeletal medicine, diagnostic services and rehabilitative care.

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Using FCMG as a model, we plan to create world class, state-of-the-art Medical Centers of Excellence committed to delivering patient-centric care in select U.S. markets.

FCID Medical, Inc.

FCID Medical is our wholly-owned subsidiary under which all of our Medical Centers of Excellence will be owned and operated. FCID Medical independently managed FCMG as of November 2011 until we acquired FCID Medical as a subsidiary in April 2012. Since acquiring FCID Medical, we have succeeded in increasing monthly patient visits, improving management of account payables/receivables, and expanding the number of physicians and care specialists on staff.

First Choice Medical Group of Brevard, LLC

Based in Melbourne, Florida, FCMG is our model multi-specialty Medical Center of Excellence. The Center specializes in the delivery of musculoskeletal medicine, diagnostic services and rehabilitative care with multiple quality-focused goals centered on enriching patient care experience. Our physicians and care specialists are recruited and retained with an emphasis on best practices and attitude: that being committed to meeting and exceeding the needs of patients and their families. Moreover, all employees of FCMG, from the receptionists to the doctors, are considered caregivers who put the patient first. All caregivers cooperate with one another through a common focus on the best interests and personal goals of each patient. Unique to FCMG, we also consider families and friends of patients to be vital components of the care team.

Care is focused on each patient’s full continuum of care, which requires a more personalized approach to treatment. It is the mission of our team to customize care to ensure that each patient’s needs, values and choices are always considered, which squarely aligns with our slogan of “transforming healthcare delivery, one patient at a time.”

Diagram 1. First Choice Medical Group’s Patient-Centric Care Delivery Model

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We strive every day to ensure that our patients are never kept waiting to see our physicians. Based upon FCMG’s patient exit polling results collected in 2013, our patient wait time has remained consistently below the industry average of approximately 23 minutes (source: Vitals.com).

Our caregivers listen to and honor the perspectives and choices of patients and their families. Moreover, our caregivers intend to continue to communicate and share complete and unbiased information with patients and families in ways that are affirming and useful in decision-making processes. Our care delivery practices exemplify the very definition of patient-centric care, explicitly recognizing the importance of human interaction in terms of personalized care, kindness and being ‘present’ with patients.

FCMG’s patient-centric culture strives to include providing an inviting, easily accessible, peaceful, healing environment that is aesthetically pleasing and designed specifically to allay patient fear, anxiety and discomfort. The design and décor of FCMG’s lobby and diagnostic and treatment areas are intended to define and reinforce a strong and relevant brand image of quality, patient-centered care.

FCMG also engages the most advanced diagnostic technologies coupled with the latest in individualized care, including trigger point injections and pharmacological, physical, neurological, orthopedic, chiropractic and massage therapy treatments. Our care facilities house both a digital GE X-Ray system and a GE 450 MRI Gem Suite system, which is physically positioned to capitalize on the expansive waterfront view of the Indian River, promoting patient relaxation and soothing fear and anxiety.

Our physicians currently have hospital and surgical privileges at several hospitals serving Brevard County, Florida, including Health First, Inc., Melbourne Same-Day Surgery Center, SCA Surgery Center and Merritt Island Surgery Center. Patients at FCMG are seen by physicians and care specialists who are our employees, not contractors, and patient clinical care and approach to treatment is well coordinated across a patient’s full care continuum.

Our Definition of a “Medical Center of Excellence”

As there are numerous definitions of a “Medical Center of Excellence,” we have strictly defined what we believe is qualified as a “Medical Center of Excellence” to ensure that our high standards for patient care and attention can be fostered and preserved. More specifically, each of our Medical Centers of Excellence will:

•	be limited to eight to ten specialty physicians – all of whom are subject to our rigorous qualification and hiring process;

•	provide for the combination of synergistic medical disciplines in orthopaedics, neurology and interventional pain medicine, while supported by related in-house diagnostic and ancillary services, including, but not limited to MRI, X-ray, DME and PT using advanced technologies;

•	be capable of generating revenues of up to $20 million when operating at full capacity, based on current reimbursement rates;

•	be housed in a commercial building, in close geographic proximity to a primary hospital(s); and

•	allow for 12,000-16,000 square feet of usable space for build-out consideration.

Because we believe in ideals relating to optimal patient experience of care, we continually reinforce the importance of hiring, training, evaluating, compensating and supporting a workforce committed to patient-centered care. Just as vital, we engage our employees in all aspects of process design and treat them with the same dignity and respect that they are expected to show patients and family members. Central to our long term growth strategy is attracting and recruiting top tier physicians and care specialists that rank in the top percentile of performance in the local markets we serve; and creating a work environment and corporate culture that serves to engage, motivate and retain them.

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Due to sweeping healthcare reform, increased regulatory and reimbursement mandates and the financial challenges each of these impose, remaining in private practice is quickly losing its appeal for many physicians. In fact, according to a nationwide survey published in 2013 by recruiting firm Jackson Healthcare, one-third of U.S. physicians plan to leave private medical practice within the next ten years in favor of employment by hospitals and multi-specialty medical groups. Thus, the opportunity for our Company to attract key medical talent has never been more robust.

Our systems of operation unburden our physicians from business administration responsibilities associated with operating a medical practice or clinic. More specifically, we believe that physicians will choose employment with us because we can offer advantages and benefits such as being able to focus exclusively on delivering excellent patient care; higher income potential; freedom from day-to-day practice administration, including marketing and generating new patient leads; access to state-of-the-art technology, diagnostics and services; and camaraderie and collaboration with a cadre of first rate caregivers dedicated to common, patient-centered goals and objectives. The requirements for running the day-to-day business functions of the Centers are the sole responsibility of our management team – and not the physicians. Simply put, doctors get to be doctors.

Currently, we are actively engaged in identifying and pursuing discussions with prospective physicians in our key target markets – with those being primarily in the southeastern and western parts of the United States. We anticipate investing $4-5 million to create one or more Medical Centers of Excellence during the next 12 months; and each Center may require up to 6-12 months to achieve optimal economic capacity, depending on the number of physicians and physician assistants to be employed, the medical service mix and the type of diagnostic and ancillary services to be offered. However, there can be no assurance that we will be able to negotiate acceptable terms for, or find suitable candidates for, such positions.

Our Strategy

We aim to distinguish our Medical Centers of Excellence from our competition by designing our Centers as premier destinations for clinically superior, patient-centric care that is coordinated across a patient’s entire care continuum. By doing so, we expect to deliver more meaningful and collaborative doctor-patient experiences, more accurate diagnoses due to the care coordination, effective treatment plans, faster recoveries and materially reduced costs. Our strategic focus is to grow primarily in select southeastern and western U.S. markets by hiring additional physicians, organizing the physicians into teams for care coordination and ultimately, creating FCHS-branded Medical Centers of Excellence that fit our defined criteria. Our criteria includes the following:

•	opportunities for us to introduce additional revenue channels (i.e. synergistic musculoskeletal medical disciplines; on-site MRI, X-ray, DME and PT; related health and wellness products, etc.) that will support and promote enhanced, well-coordinated, patient-centric care while supporting and promoting profitable business operations;

•	opportunities that support economies of scale in billing, collections, purchasing, advertising and compliance which can be fully leveraged to reduce expenses and fuel income growth; and

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•	opportunities to increase awareness of our brand by aligning with patients, referring physicians, medical institutions, insurers, employers and other healthcare stakeholders in local markets that share our values of patient care.

Our business model is to employ all of our multi-specialty physicians, thereby permitting us to optimize revenue generation from both physician and ancillary services, while also providing our employed care providers with the ability to refer patients to our on-site diagnostic services. Physician-owned practices, on the other hand, may be subject to prevailing federal regulations (e.g. The Ethics in Patient Referral Act of 1989, as amended) which may limit their ability to refer patients for certain healthcare services provide by entities in which the physician-owner(s) has a financial interest.

Our centralized system of back office operations will allow us to achieve measurable cost and productivity efficiencies as we expand the number of Centers we own and operate. We have specifically designed our centralized system to alleviate our staff physicians from business administration responsibilities associated with operating a medical practice or clinic, enabling them to focus on caring for the patients we serve. Physicians who own and manage their own private practices or clinics typically have to devote valuable time and resources to addressing business concerns, time and resources that might otherwise be spent on treating their patients.

Medical Service Mix

Like other business models for professional medical services, our Medical Center of Excellence model is designed to offer the most synergistic and profitable medical service mix. By their nature, some combinations of medical specialties can generate more revenue than others. Physicians need access to diagnostic equipment and ancillary services, such as MRI, X-ray, DME and PT. Moreover, patients expect their physicians to have access to the best diagnostic and service delivery equipment. Without diagnostic services, many medical practices would find it difficult to maintain their current margins of profitability.

We integrate both medical specialties and diagnostic services in our Center to maintain or enhance our profits. While one medical specialty may have high reimbursements for their professional services but insufficient volume to profitably support the necessary diagnostic equipment, another medical specialty may have lower professional service reimbursements but a higher volume of diagnostic equipment use. Operating independently, each specialty group would face retreating profit margins and confront significant challenges to maintaining high service levels with adequate and technologically advanced equipment. However, operating together, they create the optimal mix of professional service fee income and diagnostic equipment procedure income. Since the combination is more profitable than either of its components, there is a favorable opportunity to sustain profit margins that will allow each Center to maintain high service levels with state-of-the-art equipment.

Scalable Back Office and Economies of Scale

Fixed cost legacy administrative functions have subjected many established medical centers and our competitors, to a downward spiral of diminishing profit margins and losses. In legacy medical centers, administrative management, billing, compliance, accounting, marketing, advertising, scheduling, customer service, record keeping functions represent fixed overhead for the practice. The fixed administrative overhead of a practice has the effect of reducing profit margins if the practice experiences declining revenues as a result of lower patient volumes from increasing competition, lower pricing, lower reimbursements or patient migration to competitors.

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A key to our success will be our ability to continue to employ a highly experienced team of business managers supported by an array of professional, experienced and compliant subcontractors. Using project management best practices, our corporate team manages billing, compliance, accounting, marketing, advertising, legal, information technology and record keeping functions on behalf of FCMG and will do so on behalf of our future Centers. It is our plan that the cost of our “back office operations” will not increase in direct relation to the growth of our Medical Centers of Excellence, which will allow us to sustain profit margins across our entire business operation with a cost effective and scalable back office. As the number of employed physicians and operated Medical Centers of Excellence increase, the economies of scale for our back office operations will also increase. The economies of scale support selecting the best and not the lowest cost subcontractors, while allowing FCMG and our other future Medical Centers of Excellence to operate cost effectively with higher service levels.

Specifically, we currently provide all of the administrative services to support the practice of medicine by our physicians and improve operating efficiencies of FCMG and our future Medical Centers of Excellence:

•	Recruiting and Credentialing. We have proven experience in locating, qualifying, recruiting and retaining experienced physicians. In addition to the verification of credentials, licenses and references of all prospective physician candidates, each caregiver undergoes level two background checks. We maintain a national database of practicing physicians. In addition to our database of physicians, we recruit locally through trade advertising, the American Academy of Orthopaedic Surgeons and referrals from our physicians.

•	Billing, Collection and Reimbursement. We assume responsibility for contracting with third-party payors for all of our physicians, and we are responsible for billing, collection and reimbursement for services rendered by our physicians. In all instances, however, we do not assume responsibility for charges relating to services provided by hospitals or other referring physicians with whom we collaborate. Such charges are separately billed and collected by the hospitals or other physicians. The majority of our third-party payors remit by EFT and wire transfers. Accordingly, every aspect of the business is positioned to achieve high productivity and lower administrative headcounts and per capita expense. We provide our physicians with a training curriculum that emphasizes detailed documentation of and proper coding protocol for all procedures performed and services provided, and we provide comprehensive internal auditing processes, all of which are designed to achieve appropriate coding, billing and collection of revenue for physician services. All of our billing and collection operations are controlled and will continue to be controlled from our business offices located at our corporate headquarters in Melbourne, Florida.

•	Risk Management and Other Services. We maintain a risk management program focused on reducing risk, including the identification and communication of potential risk areas to our medical staff. We maintain professional liability coverage for our group of healthcare professionals. Through our risk management staff, we conduct risk management programs for loss prevention and early intervention in order to prevent or minimize professional liability claims. In addition, we provide a multi-faceted compliance program that is designed to assist our multi-specialty Medical Centers of Excellence in complying with increasingly complex laws and regulations. We also manage all information technology, facilities management, legal support, marketing support, regulatory compliance and other services.

Developing and operating additional multi-specialty Medical Centers of Excellence in other geographic areas will take advantage of the economies of scale for our administrative back office functions. Our business development plan calls for opening up multiple Centers in multiple states and cities at a pace that will allow us to maintain the same levels of quality and acceptable profitability from each location. We believe that the scalable structure of our administrative back office functions will efficiently support our expansion plans.

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High Technology Infrastructure Supporting High Touch Patient Experiences

Successful retail models in other industries already effectively use telecommunications, remote computing, mobile computing, cloud computing, virtual networks and other leading-edge technologies to manage geographically diverse operating units. These technologies create the infrastructure to allow a central management team to monitor, direct and control geographically dispersed operating units and subcontractors, including national operations.

We believe that our business model incorporates the best of these technologies. A central management team monitors, directs and controls FCMG, and will control our future multi-specialty Medical Centers of Excellence, as well as the necessary support subcontractors required by the operations. Our administrative operations are centered on a secure paperless practice management platform. We utilize a state-of-the-art, cloud-based electronic medical record (“EMR”) management system, which provides ready access to each patient’s test results from anywhere in the world where there is Internet connectivity, including X-ray and MRI images, diagnoses, patient and doctor notes, visit reports, billing information, insurance coverage, patient identification and personalized care delivery requirements. Our EMR system fully complies with Stage 1 and 2 Meaningful Use standards defined by the Centers for Medicare & Medicaid Services Incentive Programs. These programs govern the use of electronic health records and allow us to earn incentive payments from the U.S. government, pursuant to the Health Information Technology for Economic and Clinical Health (HITECH) Act, which was enacted as part of the American Recovery and Reinvestment Act of 2009.

We intend to grow by replicating the successful model currently in place by FCMG, as we hire additional physicians to create future Medical Centers of Excellence, all of which will be supported by our standardized policies, procedures and clinic setup guidelines. We believe our administrative functions can be quickly scaled to handle multiple additional Centers. As we roll out our business model, we expect our administrative core and retail clinic model will assist us in maintaining the economies of scale for our current Medical Center of Excellence as well as our future Medical Centers of Excellence.

Referral and Partnering Relationships

Our business model is influenced by the direct contact and daily interaction that our physicians have with their patients, and emphasizes a patient-centric, shared clinical approach that also serves to address the needs of our various “partners,” including hospitals, third-party payors and referring physicians, our physicians and, most importantly, our patients. Our relationships with our partners are important to our continued success.

Hospitals

Our relationships with our hospital partners are critical to our operations. We work with our hospital partners to market our services to referring physicians, an important source of hospital admissions, within the communities served by those hospitals. In addition, a majority of our physicians maintain regular hospital privileges, as well as trauma privileges where available, to ensure best in class is available to our patients and the community. Under our contracts with hospitals, we are responsible for billing patients and third-party payors for services rendered by our physicians separately from other related charges billed by the hospital or other physicians within the hospital to the same payors.

Third-Party Payors

Our relationships with government-sponsored plans, including Medicare and TRICARE, managed care organizations and commercial health insurance payors are vital to our business. We seek to maintain professional working relationships with our third-party payors, streamline the administrative process of billing and collection, and assist our patients and their families in understanding their health insurance coverage and any balances due for co-payments, co-insurance, deductibles or out-of-network benefit limitations. In addition, through our quality initiatives and continuing research and education efforts, we have sought to enhance clinical care provided to patients, which we believe benefits third-party payors by contributing to improved patient outcomes and reduced long-term health system costs.

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We receive compensation for professional services provided by our physicians to patients based upon rates for specific services provided, principally from third-party payors. Our billed charges are substantially the same for all parties in a particular geographic area, regardless of the party responsible for paying the bill for our services. Approximately one-third of our net patient service revenue is received from government-sponsored plans, principally Medicare and TRICARE programs.

Medicare is a health insurance program primarily for individuals 65 years of age and older, certain younger people with disabilities and people with end-stage renal disease. The program is provided without regard to income or assets and offers beneficiaries different ways to obtain their medical benefits. The most common option selected today by Medicare beneficiaries is the traditional fee-for-service payment system. The other options include managed care, preferred provider organizations, private fee-for-service and specialty plans. TRICARE is the healthcare program for U.S. military service members (active, Guard/Reserve and retired) and their families around the world. TRICARE is managed by the Defense Health Agency under leadership of the Assistant Secretary of Defense. Both Medicare and TRICARE compensation rates are generally lower in comparison to commercial health plans. In order to participate in government programs, our Medical Center of Excellence must comply with stringent and often complex enrollment and reimbursement requirements.

We also receive compensation pursuant to contracts with commercial payors that offer a wide variety of health insurance products, such as health maintenance organizations, preferred provider organizations and exclusive provider organizations that are subject to various state laws and regulations, as well as self-insured organizations subject to federal Employee Retirement Income Security Act (“ERISA”) requirements. We seek to secure mutually agreeable contracts with payors that enable our physicians to be listed as in-network participants within the payors’ provider networks

If we do not have a contractual relationship with a health insurance payor, we generally bill the payor our full billed charges. If payment is less than billed charges, we bill the balance to the patient, subject to state and federal laws regulating such billing. Although we maintain standard billing and collections procedures, we also provide discounts and/or payment option plans in certain hardship situations where patients and their families do not have financial resources necessary to pay the amount due at the time services are rendered. Any amounts written-off related to private-pay patients are based on the specific facts and circumstances related to each individual patient account.

Referring Physicians and Practice Groups

Our relationships with our referring physicians and referring practice groups are critical to our success. Our physicians seek to establish and maintain long-term professional relationships with referring physicians in the communities where we practice. We believe that our community presence, through our hospital coverage and FCMG, assists referring physicians with further enhancing their practices by providing well-coordinated and highly responsive care to their patients who require our musculoskeletal services, diagnostic services and rehabilitative care.

U.S. Healthcare Market Outlook

According to the Kaiser Family Foundation in 2013, using data from Centers for Medicare and Medicaid Services, total healthcare spending in the United States is expected to reach $4.8 trillion in 2021, up from $2.8 trillion in 2012 and $75 billion in 1970 (see Graph 1.). To put it in context, this means that healthcare spending will account for nearly 20% of gross domestic product (GDP), or one-fifth of the U.S. economy, by 2021 – perpetuating the U.S.’s ranking as the highest percentage in the developed world. Of total healthcare spending of $2.6 trillion in 2010, half (51%) went to pay the cost of medical services provided by hospitals and physicians.

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Graph 1. Projections of National Health Expenditures and

Their Share of Gross Domestic Product, 2012-2021

Despite the high cost of healthcare in our country, the quality of care in America also ranks among the worst in the developed world, with chronic diseases causing approximately 87% of all U.S. deaths in 2011 and affecting 45% of all Americans as of 2009. (Source: Partnership to Fight Chronic Disease website).

The care environment has long been characterized by unacceptable levels of practice variation. Incentives for consumers to adopt healthy behaviors, and for providers to optimize care, have simply proven inadequate. It is believed that it is these complex challenges that have helped create our healthcare affordability crisis. Moreover, much has been written about the belief that stakeholders in the healthcare supply chain – consumers, providers, purchasers – are disconnected from one another, and their incentives are misaligned. Healthcare information does not flow easily among them, and they sometimes work at cross purposes. This fragmentation has fostered tremendous inefficiency, waste and unnecessary redundancy, which ultimately compromises the delivery of quality care and the achievement of optimal outcomes.

The Patient Protection and Affordable Care Act (“PPACA”) and The Healthcare and Education Reconciliation Act of 2010 were signed into law by the current Administration to provide economic incentives and influence healthcare providers to facilitate delivery of coordinated, cost-conscious and affordable care to all Americans. In early 2014, the Health Insurance Marketplace began making it easier for people to compare qualified health plans, get answers to questions, find out if they are eligible for lower costs for private insurance or health programs like Medicaid and the Children’s Health Insurance Program, and enroll in health coverage.

In Brevard County, Florida, where we own and operate our first Medical Center of Excellence, First Choice Medical Group, 88,000 people, or approximately 16% of the population, were uninsured in 2013 and are now eligible for medical insurance coverage under PPACA. (Source: Florida Today article published on October 31, 2013)

The Camden Group, a leading healthcare consulting group, recently published its 2014 Top 10 Trends in Healthcare, and noted that despite the uneven start in 2014 for insurance sign-ups and subsequent delays in enacting parts of the health insurance mandate in accordance with the PPACA, the pressures for providers and payers to adapt to healthcare reform will accelerate this year. Significant shifts in the provider landscape are expected to occur, with an increase in deal-making by hospitals and health systems to gain economies of scale and expand their continuum of care, employers forging more direct arrangements with health systems, and non-traditional players and models extending their reach.

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Government Regulation

The healthcare industry is governed by a framework of federal and state laws, rules and regulations that are extensive and complex and for which, in many cases, the industry has the benefit of only limited judicial and regulatory interpretation. If one of our physicians or physician practices is found to have violated these laws, rules or regulations, our business, financial condition and results of operations could be materially adversely affected. Moreover, the PPACA signed into law in March 2010 contains numerous provisions that are reshaping the United States healthcare delivery system, and healthcare reform continues to attract significant legislative interest, regulatory activity, new approaches, legal challenges and public attention that create uncertainty and the potential for additional changes. Healthcare reform implementation, additional legislation or regulations, and other changes in government policy or regulation may affect our reimbursement, restrict our existing operations, limit the expansion of our business or impose additional compliance requirements and costs, any of which could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock.

Fraud and Abuse Provisions

Existing federal laws governing Medicare, TRICARE and other federal healthcare programs (the “FHC Programs”), as well as similar state laws, impose a variety of fraud and abuse prohibitions on healthcare companies like us. These laws are interpreted broadly and enforced aggressively by multiple government agencies, including the Office of Inspector General of the Department of Health and Human Services, the Department of Justice (the “DOJ”) and various state authorities.

The fraud and abuse laws include extensive federal and state regulations applicable to our financial relationships with hospitals, referring physicians and other healthcare entities. In particular, the federal anti-kickback statute prohibits the offer, payment, solicitation or receipt of any remuneration in return for either referring Medicare, TRICARE or other FHC Program business, or purchasing, leasing, ordering or arranging for or recommending any service or item for which payment may be made by an FHC Program. In addition, federal physician self-referral legislation, commonly known as the “Stark Law,” prohibits a physician from ordering certain designated health services reimbursable by Medicare from an entity with which the physician has a prohibited financial relationship. These laws are broadly worded and, in the case of the anti-kickback statute, have been broadly interpreted by federal courts, and potentially subject many healthcare business arrangements to government investigation and prosecution, which can be costly and time consuming.

There are a variety of other types of federal and state fraud and abuse laws, including laws authorizing the imposition of criminal, civil and administrative penalties for filing false or fraudulent claims for reimbursement with government healthcare programs. These laws include the civil False Claims Act (“FCA”), which prohibits the submitting of or causing to be submitted false claims to the federal government or federal government programs, including Medicare, the TRICARE program for military dependents and retirees, and the Federal Employees Health Benefits Program. The FCA also applies to the improper retention of known overpayments and includes “whistleblower” provisions that permit private citizens to sue a claimant on behalf of the government and thereby share in the amounts recovered under the law and to receive additional remedies.

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In addition, federal and state agencies that administer healthcare programs have at their disposal statutes, commonly known as “civil money penalty laws,” that authorize substantial administrative fines and exclusion from government programs in cases where an individual or company that filed a false claim, or caused a false claim to be filed, knew or should have known that the claim was false or fraudulent. As under the FCA, it often is not necessary for the agency to show that the claimant had actual knowledge that the claim was false or fraudulent in order to impose these penalties.

If we were excluded from any government-sponsored healthcare programs, not only would we be prohibited from submitting claims for reimbursement under such programs, but we also would be unable to contract with other healthcare providers, such as hospitals, to provide services to them. It could also adversely affect our ability to contract with, or to obtain payment from, non-governmental payors.

Government Reimbursement Requirements

In order to participate in the Medicare program, we must comply with stringent and often complex enrollment and reimbursement requirements. These programs generally provide for reimbursement on a fee-schedule basis rather than on a charge-related basis, we generally cannot increase our revenue by increasing the amount we charge for our services. To the extent our costs increase, we may not be able to recover our increased costs from these programs, and cost containment measures and market changes in non-governmental insurance plans have generally restricted our ability to recover, or shift to non-governmental payors, these increased costs. In attempts to limit federal and state spending, there have been, and we expect that there will continue to be, a number of proposals to limit or reduce Medicare reimbursement for various services. Our business may be significantly and adversely affected by any such changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicare, TRICARE and other government healthcare programs.

Our business also could be adversely affected by reductions in or limitations of reimbursement amounts or rates under these government programs, reductions in funding of these programs or elimination of coverage for certain individuals or treatments under these programs.

Antitrust

The healthcare industry is subject to close antitrust scrutiny. In recent years, the Federal Trade Commission (the “FTC”), the DOJ and state Attorney General have increasingly taken steps to review and, in some cases, taken enforcement action against business conduct and acquisitions in the healthcare industry. Violations of antitrust laws may be punishable by substantial penalties, including significant monetary fines, civil penalties, criminal sanctions, consent decrees and injunctions prohibiting certain activities or requiring divestiture or discontinuance of business operations. Any of these penalties could have a material adverse effect on our business, financial condition and results of operations. We consider the antitrust laws in connection with the hiring of additional physicians and the operation of our business, and we believe our operations are in compliance with applicable laws.

HIPAA and Other Privacy Laws

Numerous federal and state laws, rules and regulations govern the collection, dissemination, use and confidentiality of protected health information, including the federal Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), and its implementing regulations, violations of which are punishable by monetary fines, civil penalties and, in some cases, criminal sanctions. As part of our medical record keeping, third-party billing, research and other services, we and our affiliated practices collect and maintain protected health information on the patients that we serve.

Pursuant to HIPAA, the U.S. Department of Health and Human Services (“HHS”) has adopted standards to protect the privacy and security of individually identifiable health information, known as the Privacy Standards and Security Standards. HHS’s Privacy Standards apply to medical records and other individually identifiable health information in any form, whether electronic, paper or oral, that is used or disclosed by healthcare providers, hospitals, health plans and healthcare clearinghouses, which are known as “Covered Entities.” We have implemented privacy policies and procedures, including training programs, designed to be compliant with the HIPAA Privacy Standards.

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HHS’s Security Standards require healthcare providers to implement administrative, physical and technical safeguards to protect the integrity, confidentiality and availability of individually identifiable health information that is electronically received, maintained or transmitted (including between us and our affiliated practices). We have implemented security policies, procedures and systems designed to facilitate compliance with the HIPAA Security Standards.

In February 2009, Congress enacted the Health Information Technology for Economic and Clinical Health Act (“HITECH”) as part of the American Recovery and Reinvestment Act (“ARRA”). Among other changes to the law governing protected health information, HITECH strengthens and expands HIPAA, increases penalties for violations, gives patients new rights to restrict uses and disclosures of their health information, and imposes a number of privacy and security requirements directly on our “Business Associates,” which are third parties that perform functions or services for us or on our behalf.

In addition to the federal HIPAA and HITECH requirements, numerous other state and certain other federal laws protect the confidentiality of patient information, including state medical privacy laws, state social security number protection laws, human subjects research laws and federal and state consumer protection laws. In some cases, state laws are more stringent than HIPAA and therefore, are not preempted by HIPAA.

Environmental Regulations

Our healthcare operations generate medical waste that must be disposed of in compliance with federal, state and local environmental laws, rules and regulations. Our office-based operations are subject to compliance with various other environmental laws, rules and regulations. Such compliance does not, and we anticipate that such compliance will not, materially affect our capital expenditures, financial position or results of operations.

Compliance Program

We maintain a compliance program that reflects our commitment to complying with all laws, rules and regulations applicable to our business and that meets our ethical obligations in conducting our business (the “Compliance Program”). We believe our Compliance Program provides a solid framework to meet this commitment and our obligations as a provider of health care services, including:

•	a Compliance Committee consisting of our senior executives;

•	our Code of Ethics, which is applicable to our employees, officers and directors;

•	a disclosure program that includes a mechanism to enable individuals to disclose on a confidential or anonymous basis to our Chief Executive Officer, or any person who is not in the disclosing individual’s chain of command, issues or questions believed by the individual to be a potential violation of criminal, civil, or administrative laws;

•	an organizational structure designed to integrate our compliance objectives into our corporate offices and Medical Centers of Excellence; and

•	education, monitoring and corrective action programs, including a disclosure policy designed to establish methods to promote the understanding of our Compliance Program and adherence to its requirements.

The foundation of our Compliance Program is our Code of Ethics which is intended to be a comprehensive statement of the ethical and legal standards governing the daily activities of our employees, affiliated professionals, independent contractors, officers and directors. All our personnel are required to abide by, and are given thorough education regarding, our Code of Ethics. In addition, all employees are expected to report incidents that they believe in good faith may be in violation of our Code of Ethics.

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Government Investigations

We expect that audits, inquiries and investigations from government authorities, agencies, contractors and payors will occur in the ordinary course of business. Such audits, inquiries and investigations and their ultimate resolutions, individually or in the aggregate, could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock. To the best of our knowledge, as of this time, our health care business is not the subject of any pending audit, inquiry or investigation by any governmental authority.

Employees

As of June 6, 2014, we employed 44 full-time employees, which included seven physicians and two physician assistants.

Our Real Estate Business

FCID Holdings, Inc.

Our wholly owned subsidiary, FCID Holdings, Inc., operates our Company’s real estate interests. Currently, FCID Holdings has one real estate holding, Marina Towers, a 78,000 square foot, Class A, six-story building located on the Indian River in Melbourne, Florida. In addition to housing our corporate headquarters and First Choice Medical Group, the building, which averages 95% annual occupancy, also leases approximately 63,200 square feet of commercial office space to tenants. Our corporate headquarters currently utilizes approximately 9,380 square feet located on the second floor of Marina Towers, and FCMG, including its MRI center, currently occupy approximately 17,300 square feet on the ground and first floor.

Marina Towers is owned by Marina Towers, LLC, a subsidiary owned by FCID Holdings (99%) and MTMC of Melbourne, Inc. (1%).

DESCRIPTION OF PROPERTIES

We maintain our principal office at 709 S. Harbor City Boulevard, Suite 250, Melbourne, Florida 32901-1932. Our current office space, including the space that occupies FCMG, consists of approximately 17,000 square feet spanning three floors in Marina Towers, which is owned by Marina Towers, LLC, a subsidiary owned by FCID Holdings, Inc. (99%) and MTMC of Melbourne, Inc. (1%), both wholly owned subsidiaries of our Company.

We believe that our existing facilities are suitable and adequate to meet our current business requirements. The following table details our contracted leasing terms for the current tenants of Marina Towers:

Tenant	Leased Space (sq. ft.)	Lease Term	Lease Expiration	Renewable Terms
First Choice Healthcare Solutions, Inc.	4,274	—	—	—
First Choice Medical Group of Brevard, LLC	13,796	7 Years	04/20/2017	2-5 Year Options
First Choice Medical Group MRI Center	3,500	—	—	—
FCID Medical, Inc.	5,106	7 Years	12/31/2017	2-5 Year Options
Tenant A	14,533	10 Years	3/31/2019	5 Year Option
Tenant B	1,324	10 Years	7/31/2018	—
Tenant C	6,000	Five Years	05/31/2018	5 Year Option
Tenant D	8,945	10 Years	07/31/2017	3-5 Year Options
Tenant E	6,864	6 Years	6/30/2015	3 Year Option
Tenant F	6,668	1 Year	06/30/2015	—

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCQB, the OTC market tier for companies that report to the SEC, under the symbol “FCHS.” On June 6, 2014, the closing price of our common stock as quoted on the OTCQB was $1.75. The following table sets forth the high and low sales prices per share of our common stock as reported by the OTCQB.

2014	High	Low
First Quarter	$3.70	$0.76

2013
First Quarter	$2.20	$1.00
Second Quarter	$1.75	$0.05
Third Quarter	$1.35	$0.40
Fourth Quarter	$2.10	$1.00

2012
First Quarter	$4.04	$2.60
Second Quarter	$3.00	$2.70
Third Quarter	$2.95	$2.25
Fourth Quarter	$2.38	$1.50

The above information was obtained from Nasdaq.com. Because these are over-the-counter market quotations, these quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. There is currently no public trading market for our preferred stock.

Except as otherwise indicated, all information in this prospectus relating to our common stock and price per share reflects the 1-for-4- reverse split of outstanding common stock that was effected on April 4, 2012.

Holders

As of June 6, 2014, we had approximately 228 individual stockholders of record of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Corporate Stock Transfer, Inc. located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

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MANAGEMENT

The names of our executive officers, directors and director nominees and their age, title, and biography as of June 6, 2014 are set forth below:

Name	Age	Position	Officer and/or Director Since

Christian C. Romandetti	54	President, Chief Executive Officer and Director	December 2010

Donald A. Bittar	72	Chief Financial Officer, Treasurer, Secretary and Director	December 2010

Colin Halpern	76	Director	November 2012

Ivan Berkowitz	66	Director Nominee	__________

Daniel Dicker	54	Director Nominee	__________

Thomas Kruse	57	Director Nominee	__________

Directors are elected annually and hold office until our next annual meeting of stockholders and until their successors are elected. Officers are elected annually and serve at the discretion of the Board of Directors.

Christian C. Romandetti – President, Chief Executive Officer and Director

A serial entrepreneur and senior executive with extensive experience in a broad range of industries, Mr. Romandetti has served as our Chairman, President and CEO since December 2010. In this role, he is responsible for articulating our vision and executing strategies that place clinically superior, patient-centric care and improved clinical outcomes at the core of our corporate mission.

Since 2003 through to the present, Mr. Romandetti has been the Managing Member of Marina Towers, LLC, which is our wholly owned subsidiary; and the Managing Member of C&K, LLC, a property holding company. Since 2007, he has also lent his business building expertise to medical practices and MRI centers as a professional business consultant to the healthcare industry. Previously, he was a founding director of Sunrise Bank, a community bank serving local businesses in Florida’s Space Coast and served as an executive officer for numerous companies in the real estate, marine, automotive and construction products industries. As our President and CEO, Mr. Romandetti brings significant senior leadership and extensive industry and technical experience to our Board. Our Board believes that this experience enables him to effectively serve as a director.

Donald A. Bittar – Chief Financial Officer and Director

In December 2010, Mr. Bittar was appointed as our Chief Financial Officer, Treasurer and Secretary and a member of the Board of Directors. He brings to us more than 30 years of experience working with companies as an officer, board member and consultant. Before joining our leadership team, Mr. Bittar served as President and Chairman of Associated Mortgage of North America and President of DA Bittar and Associates, Inc., a management and technology consulting firm that he founded in 1980. From 1969 to 1980, he was Chairman, President and CEO of Marine Telephone, Inc. Since 1969, he has also taught finance, management and information technology at several leading undergraduate and graduate schools. Currently, Mr. Bittar is an Adjunct Professor at Florida Institute of Technology, College of Business, where he was honored as Online Teacher of the Year in 2013.

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In addition to authoring Getting Under the Hood of an Annual Report and Knowing What is Inside and A Good Business Plan is a Beautiful Thing, Mr. Bittar invented and was granted a U.S. patent for an adjustable sling that can be used to hold a patient’s arm, wrist and hand in multiple positions while eliminating stress to the neck and shoulder. He has been a frequent speaker at the National Association of Mortgage Bankers, National Council of Savings Institutions, Council of Presidents, New England Bankers Association and National Corporate Cash Managers Association. Mr. Bittar received a Master of Business Administration degree from Long Island University. Our Board believes that Mr. Bittar’s experience allows him to offer valuable perspectives on our corporate planning, budgeting, and financial reporting, thereby enabling him to effectively serve as a director.

Colin Halpern, Director

Mr. Halpern became a Director in November 2012. A highly accomplished multi-national business executive, entrepreneur and real estate developer, he currently serves as the Non-Executive Chairman of Domino’s Pizza Group UK and IRL PLC, the holder of the Domino’s Pizza Master Franchise Rights for the United Kingdom and Republic of Ireland. Mr. Halpern acquired the exclusive rights to own, operate and franchise Domino’s Pizza in 1993 through International Franchise Systems, Inc. In November 1999, with him as Chairman, this company was taken public and listed on the London Stock Exchange, and now is a constituent of the FTSE 250 Index with 2012 sales of approximately US$390 Million and 20,000 employees worldwide.

Mr. Halpern also serves as the Managing Director of HS Real Company, LLC; Chairman of Calumet Holdings, LLC; Chairman of Dayenn Limited; President and CEO of NPS Technologies Group; and Chairman of Universal Services Group and Managing Member of MedTRX Provider Network, LLC (“MedTRX”), among many others. Affiliates of MedTRX provide proprietary IT billing and collection software systems to us. Mr. Halpern’s extensive management and operating experience supports our Board’s efforts in overseeing and advising on corporate strategy, thus enabling him to effectively serve as a director.

Nominees to Our Board of Directors

Upon completion of this Offering and approval of our application for listing on the NYSE MKT, the following nominees have agreed to serve as members of our Board of Directors:

Ivan Berkowitz, PhD, Director Nominee

Dr. Berkowitz is a corporate executive and advisor with 40 years of professional experience in the financial and real estate industries. He has acted as a corporate advisor on matters that pertain to corporate structure and governance, transfer pricing, EEC antitrust law, mergers and international syndication. In 2003, he co-founded and has since served as the Chairman of Great Court Capital, a global structured finance and traditional merchant banking firm based in New York City, active in identifying, investing and managing the investment process for a syndicate of high net worth individuals, hedge funds and institutions.

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Until its sale in 2003, Dr. Berkowitz served as senior managing partner of Avatar Associates, a New York-based institutional asset management firm managing $1.8 billion in assets. He has been a member of the boards of directors of both public and private companies, domestically and internationally. In addition to these activities, he is a Board member of the Council for Economic Education, is a past board member of Yeshiva College and Cambridge in America, and is also a Life Member of the Cambridge Union. Dr. Berkowitz holds a Ph.D. in International Law from Cambridge University, an MBA in Finance (honors) from Baruch College and a B.A. cum laude in Economics from Brooklyn College. He has guest lectured at professional and academic forums that have included Young Presidents’ Organization, Cambridge University, Whittier College, School of Law, and New York University’s Center for Law and Business. Over the years, he has contributed to media, business, law and academic journals, including the Cambridge Law Journal and Juris Doctor. Since 2013, Mr. Berkowitz has served as a director and chairman of the audit committee of Trunity Holdings, Inc. Our Board believes that Dr. Berkowitz’s extensive experience in executive level financial and management roles enables him to provide critical insight and expertise in financial, operating and strategic matters which impact us, thus enabling him to effectively serve as a director.

Daniel Dicker, Director Nominee

Mr. Dicker has been a floor trader at the New York Mercantile Exchange with more than 25 years of oil trading experience. He is a licensed commodities trade adviser. He is currently President of MercBloc LLC, a wealth management firm and is the author of "Oil's Endless Bid," published in March of 2011 by John Wiley and Sons. Mr. Dicker has appeared as an energy analyst since 2002 with all the major financial news networks. He has lent his expertise in hundreds of live radio and television broadcasts on CNBC, Bloomberg US and UK and CNNfn. Mr. Dicker obtained a Bachelor of Arts degree from the State University of New York at Stony Brook in 1982. Our Board believes that Mr. Dicker’s extensive experience in acquisition financing, capital raising and debt agreement negotiations enables him to provide critical insight into the capital markets and the assessment of our growth strategic initiatives thus enabling him to effectively serve as a director.

Thomas Kruse, Director Nominee

For over 30 years, Mr. Kruse has focused his career on the homebound and physically disabled population. From his previous background in nursing, rehabilitation, and rehabilitation equipment specification and design, Mr. Kruse has successfully built and operates Hoveround Corporation, a vertical platform, direct-to-consumer, mobility and rehabilitation manufacturing and supply company. Hoveround is a ISO 9001/2008 and JCAHO Accredited Healthcare enterprise. Currently, Hoveround employs over 500 employees nationwide and generates over $90 million in annual sales.

Mr. Kruse graduated from a nationally accredited program in nursing from the State University of New York and held a variety of nursing positions thereafter. He previously graduated from the United States Navy's School of Advanced Electronics and Fire Control Technology in Great Lakes, Illinois, completing courses in basic and advanced electronics. He received an Honorable discharge after six years of service in both regular and reserve units of the U.S. Navy. In addition, he has completed multiple courses and certifications in Medical/Rehab Equipment assessment and related seating and positioning techniques. He holds numerous patents for innovative and successful products in both the mobility and seating systems areas.

His first product invention, the Hoveround MPV, won the Product of the Year award from both the Governor of Florida and the National Society of Professional Engineers. These innovative products propelled Hoveround to the position of being the Inc. 500's 16th fastest-growing company in the United States in 1997. Mr. Kruse continues to be an active force in recognizing and addressing the problems of the mobility-challenged. Our Board believes that Mr. Kruse’s extensive experience in the healthcare industry allows him to provide guidance to our Board on the strategic challenges and opportunities of our Company, thus enabling him to effectively serve as a director.

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Family Relationships

There are no family relationships among the officers and directors, nor are there any arrangements or understanding between any of the Directors or Officers of our Company or any other person pursuant to which any Officer or Director was or is to be selected as an officer or director.

Board Composition and Director Independence

We intend to apply to list our common stock on the NYSE MKT LLC (“NYSE MKT”). Under the rules of the NYSE MKT, independent directors must comprise at least 50% of our Board of Directors, in addition to certain other independence requirements of our Board committees.

Our Board of Directors undertook a review of its composition, the formation of committees and the independence of each director. Based upon information requested from and provided by each director and nominee concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that the current members of our Board, Christian C. Romandetti, Donald A. Bittar and Colin Halpern, are not independent directors. However, we anticipate that our director nominees will qualify as “independent” under the listing standards of NYSE MKT, federal securities laws and SEC rules with respect to members of boards of directors and members of all board committees on which he serves.

Board Committees

Our Board of Directors does not have any standing committees at this time. Upon the completion of this Offering, however, our Board of Directors will have the following committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each committee will be governed by a written charter approved by our Board.

Audit Committee

Our Audit Committee will consist of Dr. Berkowitz, Mr. Dicker and Mr. Kruse, each of whom will satisfy the independence requirements under NYSE MKT and SEC rules and regulations applicable to audit committee members and have an understanding of fundamental financial statements. Dr. Berkowitz will serve as chairman of the Audit Committee.

It is expected that Dr. Berkowitz will qualify as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Dr. Berkowitz as an “audit committee financial expert” will not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our Audit Committee and our Board of Directors, and his designation as an “audit committee financial expert” pursuant to this SEC requirement will not affect the duties, obligations or liability of any other member of our Audit Committee or Board of Directors.

The Audit Committee will monitor our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our Audit Committee also will consult with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiate inquiries into aspects of our financial affairs. Our Audit Committee will be responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters, and will have established procedures to become effective upon the effectively upon the effectiveness of the registration statement of which this prospectus forms a part. In addition, our Audit Committee will be directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. All related party transactions will be approved by our Audit Committee before we enter into them.

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Both our independent auditors and internal financial personnel will regularly meet with, and will have unrestricted access to, the Audit Committee.

Compensation Committee

Our Compensation Committee will consist of Dr. Berkowitz, Mr. Dicker and Mr. Kruse, each of whom will satisfy the independence requirements of NYSE MKT and SEC rules and regulations. Each member of this Committee will be a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Dr. Berkowitz will serve as chairman of the Compensation Committee.

The Compensation Committee will review and approve our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, and other incentive compensation arrangements. In addition, our Compensation Committee will administer our stock option and employee stock purchase plans, including granting stock options to our executive officers and directors. Our Compensation Committee also will review and approve employment agreements with executive officers and other compensation policies and matters.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee will consist of Dr. Berkowitz, Mr. Dicker and Mr. Kruse, each of whom will satisfy the independence requirements of NYSE MKT and SEC rules and regulations. Dr. Berkowitz will serve as chairman of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee will identify, evaluate and recommend nominees to our Board of Directors and committees of our Board of Directors, conduct searches for appropriate directors and evaluate the performance of our Board of Directors and of individual directors. The Nominating and Corporate Governance Committee also will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board of Directors concerning corporate governance matters.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2013, our Board of Directors held 7 meetings and approved certain actions by unanimous written consent.

Effective as of the completion of this Offering, our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board of Directors and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. Our Board of Directors has delegated various responsibilities and authority to its committees as generally described below.

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Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

•	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

The following table sets forth compensation information for services rendered by certain of our executive officers in all capacities during the last two completed fiscal years.  The following information includes the dollar value of base salaries and certain other compensation, if any, whether paid or deferred.  Our executive officers did not receive any option award, non-equity incentive plan compensation, or nonqualified deferred compensation earnings during the last two completed years.

Summary Compensation Table

Name and Position(s)	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Other ($)(4)	Total Compensation ($)
Christian C. Romandetti	2013	240,000	23,750	33,000	36,347	333,097
President, CEO and Director	2012	168,000	9,000	-	60,108	237,108

Donald A. Bittar, CFO,	2013	26,500		33,000		59,500
Secretary, Treasurer and Director	2012	12,350	-	-		12,350

(1)	Represents the actual aggregate cash payments made during the fiscal year in the form of base salary.
(2)	The amounts reported in the “Bonus” column represent discretionary bonus amounts the Board of Directors determined to pay to the Named Executive Officers for fiscal year 2013.
(3)	Values in this column represent the aggregate grant date fair value of stock awards paid to such person for services rendered as a member of our Board of Directors, computed in accordance with FASB ASC Topic 718 – Stock Compensation. Assumptions used in the calculation of these amounts are included in the notes to the consolidated financial statements included in this registration statement for each of the fiscal years ended December 31, 2013 and 2012.
(4)	Consists of provision of an automobile, computer equipment and reimbursement of business expenses.

Employment Agreement

We entered a formal five-year employment agreement (the “Employment Agreement”) with Christian C. Romandetti, dated March 20, 2014 and effective January 1, 2014, to serve as our President and Chief Executive Officer. Pursuant to the terms and conditions set forth in the Employment Agreement, Mr. Romandetti is entitled to receive an annual base salary of $250,000, which shall increase no less than 5% per annum for the term of the Employment Agreement. Mr. Romandetti is entitled to (i) five weeks of vacation per year that if not used in any given one year will accrue and (ii) participate in all benefit plans we provide to our senior executives and we will pay 100% of all costs associated with such plans and will reimburse Mr. Romandetti for all reasonable out-of-pocket expenses and $1,000 per month for auto expenses.

Mr. Romandetti, upon successfully achieving annual revenue milestones, is entitled to receive a bonus equal to 10% of his salary when $7.1 million in total annual revenue is reported in a fiscal year scaling up to a bonus equal to 800% of his salary if and when $100 million in total annual revenue is reported in a fiscal year. If we are unable to pay any portion of the bonus compensation when due because of insufficient liquidity or applicable restrictions under prevailing debt financing agreements, then, as an accommodation to us, Mr. Romandetti shall be able to convert bonus compensation into shares of our common stock at a 30% discount to the average closing price during the first calendar month after the end of the fiscal year. Mr. Romandetti will also be entitled to receive a strategic bonus of $100,000, payable in cash, on the sixth month anniversary of opening each new Medical Center of Excellence.

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Pursuant to the achievement by us of specific financial performance benchmarks established by the Board of Directors, Mr. Romandetti will also be entitled to receive a cashless option to purchase up to 1 million shares of common stock per year. The exercise price of the options will be the fair market value of the average closing price of the stock during the first calendar month after the end of the fiscal year. Mr. Romandetti shall have up to five years from the date of the annual option grant to exercise the option. In addition to the above compensation consideration, Mr. Romandetti will be entitled to receive annual restricted stock compensation equal to 100% of the total base salary and bonus compensation. The fair market value of the restricted stock grant shall be determined using the average closing price of the common stock during the first calendar month after the end of the fiscal year.

Upon the expiration of the initial five-year term, the Employment Agreement shall automatically be extended for additional terms of one year each unless either party gives 90 day prior written notice of non-renewal. In addition, Mr. Romandetti’s Employment Agreement provides that, upon Mr. Romandetti’s death, disability, termination for any reason other than “Cause” (as such term is defined in the Employment Agreement) or resignation for “Good Reason” (as such term is defined in the Employment Agreement), we will pay to Mr. Romandetti 12 months of his annual base salary at the time of separation in accordance with the our usual payroll practices and in case of disability additionally the payment on a prorated basis of any bonus or other payments earned in connection with our then-existing bonus plan in place at the time of such termination. Finally, Mr. Romandetti is subject to standard non-compete and non-solicit covenants during the course of his employment and for a period of 12 months after the date that he is no longer employed by us.

Compensation of Directors

The following table sets forth the compensation paid to our non-employee Board of Directors in fiscal 2013:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	All other compensation ($)	Total ($)
Colin Halpern	-	$77,250	-	$77,250
Mel Lazar (2)	-	$52,500	-	$52,500

(1)	This column includes the grant date fair value of the option awards granted during the fiscal year, computed in accordance with FASB ASC Topic 718. These amounts reflect our accounting valuation of these awards and do not correspond to the actual value that will be recognized by our directors.
(2)	In March 2013, Mel Lazar resigned as a member of our Board of Directors.

We do not maintain a compensation plan for our directors. With respect to compensation for our directors, we operate on an ad hoc basis. On February 26, 2013 and September 13, 2012, we issued an aggregate of 225,000 shares of our common stock to members of our Board of Directors for services rendered during fiscal year 2013. The shares of common stock were valued, in the aggregate, at $195,750 which was estimated to be approximate the fair value of our common stock during the period covered.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding equity awards as of December 31, 2013.

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Potential Payments upon Termination or Change in Control

Pursuant to the Employment Agreement we entered into with Christian C. Romandetti, if Mr. Romandetti terminates his employment with good reason (as defined in the Employment Agreement) or if we terminate Mr. Romandetti’s employment without cause (as defined in the Employment Agreement) or upon a change of control (as defined in the Employment Agreement), Mr. Romandetti will be entitled to receive: (1) twelve (12) months’ base salary and bonus Mr. Romandetti would have earned pursuant to the Employment Agreement; (2) payment of Mr. Romandetti’s base salary during any restricted period (as defined in the Employment Agreement) in accordance with our usual payroll practices, including the withholding of all applicable taxes; and (3) continued provision for a period of the remainder of the term of the Employment Agreement after the date of termination of the benefits under benefit plans extended from time to time by us to our senior executives. Termination payments are also triggered in the event of Mr. Romandetti’s death or disability during the term of the Employment Agreement or upon the expiration of the initial term or any renewal term, generally equal to (1) twelve (12) months’ base salary; (2) accrued but unpaid compensation and vacation pay through the date of termination and (3) continued provision of benefits for a certain period.

2011 Incentive Stock Plan

In March 2012, we approved the 2011 Incentive Stock Plan (“2011 Plan”). The 2011 Plan provides for the issuance of options to purchase up to 500,000 shares of our common stock to officers, directors, employees, advisors and consultants. Under the terms of the 2011 Plan, we may issue Incentive Stock Options, as defined by the Internal Revenue Code, and non-statutory options. The Board of Directors determines the exercise price, vesting and expiration period of the options granted under the 2011 Plan. However, the exercise price of an Incentive Stock Option must be at least 100% of fair value of the common stock at the date of the grant (or 110% for any stockholder that owns 10% or more of our common stock) and may not be exercisable more than five (5) years from the date of grant. The fair market value of the common stock determined based on quoted market price or in absence of such quoted market price, by the Board of Directors in good faith. Additionally, the expiration date may not be more than ten (10) years from the date of grant. We reserved 500,000 shares of our common stock for future issuance under the terms of the 2011 Plan. The term of the 2011 Plan is ten years from January 6, 2012, its effective date. No grants have been made to date under the 2011 Plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Guggenheim Life and Annuity Company

On August 12, 2011 Marina Towers, LLC, a Florida limited liability company (“Marina Towers”) and an indirect and wholly-owned subsidiary of Medical Billing Assistance, Inc., a Colorado company (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Guggenheim Life and Annuity Company, a Delaware life insurance company (“Guggenheim”). The closing and funding of the Loan occurred on August 15, 2011 (the "Closing Date"). Under the Loan Agreement, Guggenheim has committed to make a loan in the aggregate amount of $7,550,000.00 to Marina Towers with an interest rate of 6.10% per annum (the “Loan”). The maturity date of the Loan is September 16, 2016 (the “Maturity Date”). The Loan is evidenced by that certain Consolidated, Amended and Restated Promissory Note, dated August 12, 2011 (the “Note”) and is secured primarily by: (i) that certain first priority Consolidated, Amended and Restated Mortgage and Security Agreement, dated August 12, 2011, encumbering the real and personal property (the “Property”) of Marina Towers (the “Mortgage”); and (ii) that certain first priority Assignment of Leases and Rents, dated August 12, 2011, from Marina Towers, as assignor, to Guggenheim as assignee, pursuant to which Marina Towers assigned to Guggenheim all of Marina Towers’ right, title and interest in and to certain leases and rents as security for the Loan.

The proceeds of the Loan were used to: (i) repay and discharge existing loans relating to the Property; (ii) pay all past-due basic carrying costs, if any, with respect to the Property; (iii) make deposits into the reserve funds, or any escrow accounts established pursuant to the loan documents, on the Closing Date in the amounts set forth in the Loan Agreement; (iv) pay costs and expenses incurred in connection with the closing of the Loan; (v) fund any working capital requirements of the Property; and (vi) distribute the balance, if any, to Marina Towers.

Pursuant to the Loan Agreement, Marina Towers does not have the right to prepay the Loan, in whole or in part, prior to the Maturity Date without a pre-payment penalty. After the payment date occurring three months prior to the Maturity Date, Marina Towers may, provided no event of default has occurred and is continuing, at its option and upon thirty days’ prior notice to Guggenheim, prepay the Loan in whole on any date without payment of any prepayment penalty or premiums.

The Loan Agreement is guaranteed by Christian C. Romandetti, our Chief Executive Officer, pursuant to that certain Guaranty Agreement, dated August 12, 2011, made by Mr. Romandetti for the benefit of Guggenheim (the “Guaranty”). Pursuant to the non-recourse Guaranty, Mr. Romandetti agreed to a limited personal guarantee to Guggenheim of the payments and performance of the obligations of and liabilities of Marina Towers pursuant to the Loan Agreement.

CCR of Melbourne, Inc.

On February 1, 2012, we opened a $500,000 unsecured, revolving line of credit loan with CCR of Melbourne, Inc., an entity jointly owned and controlled at that time by Christian C. Romandetti, our Chief Executive Officer and Carmen Romandetti, our Chief Executive Officer’s father. The revolving line of credit loan was to mature on October 1, 2015 with interest at a per annum rate of 8.5% beginning March 1, 2012. Advances on the line of credit were at the sole discretion of CCR of Melbourne, Inc. On November 8, 2013, CCR converted the then outstanding balance of $142,483.52, representing all of the outstanding related party principal and interest amount on the loan, into shares of our common stock at a price equal to $0.45 per share for a total of 316,631 shares issued. On November 8, 2013, Christian C. Romandetti relinquished all rights, title to and ownership in CCR to Carmen Romandetti in consideration of a personal loan made to Christian C Romandetti by Carmen Romandetti.

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HS Real Company, LLC

We entered into an unsecured loan agreement with HS Real Company, LLC (“HSR”) on May 17, 2012 for $100,000 at an interest rate of 12% per annum (the "HSR Note"). On August 5, 2012, HSR increased the principal amount to $250,000, and subsequently HSR advanced an additional $50,000 to us, bringing the aggregate principal amount of the HSR Note to $300,000, all of which was due and payable to HSR on December 31, 2012. We paid $27,556 and $17,053 as interest on the HSR note for the years ended December 31, 2013 and 2012, respectively. Mr. Colin Halpern is both an affiliate of HSR and a member of our Board of Directors. On November 8, 2013, we paid off the HSR Note, remitting HSR $300,000 for the outstanding principal and interest balance due on the HSR Note.

Daniel Dicker

On May 1, 2013, we entered into a loan commitment whereby MTI Capital LLC (“MTI”) provided us with a line of credit up to $2,000,000 in the form of a convertible loan with interest at 12% per annum, payable monthly with principal due two years from the effective date of the loan. On August 28, 2013, we amended the loan agreement to change the conversion rate from $0.75 per share to $0.45 per share. On September 27, 2013, Daniel Dicker, a nominee for our Board of Directors, loaned $50,000 to MTI.

On November 8, 2013, MTI converted the then outstanding balance of $624,000 principal and interest amount on the loan, into restricted shares of our common stock, at a price equal to $0.45 per share for a total of 1,386,667 shares issued. Subsequently, in repayment of Mr. Dicker’s loan to MTI, MTI transferred 112,259 shares of our Company to Mr. Dicker.

Donald A. Bittar

On September 7, 2013, we acquired a patent, US 7,789,842 B2, for an orthopedic adjustable arm sling from Donald A. Bittar, the inventor and our Chief Financial Officer. Based on the independent, third-party evaluation of Professional Business Brokers, Inc., the patent was valued at $286,500. We issued Mr. Bittar 636,666 shares of our common stock, valued at $286,500, or $0.45 per share, which was estimated to approximate fair value of the patent acquired and did not materially differ from the fair value of the common stock at the time of issuance.

MedTRX Provider Network, LLC

Colin Halpern, a member of our Board of Directors, is the Managing Member of MedTRX Provider Network, LLC (“MedTRX”). Affiliates of MedTRX provide proprietary IT billing and collection software systems to us. For the year ended December 31, 2013, we paid $272,000 to affiliates of MedTRX for billing and collection services.

On December 23, 2011 (the “Effective Date”), we entered into a registration rights agreement (the “Registration Rights Agreement”) and common stock warrant (the “Warrant”) with MedTRX. Pursuant to the Warrant, we issued to MedTRX, for services provided between June 6, 2011 and December 23, 2011, warrants to purchase up to 1,875,000 shares of common stock at an exercise price of $3.60 for a term of seven years. Pursuant to the Registration Rights Agreement, we agreed, subject to the applicable rules, regulations and interpretations of the Securities and Exchange Commission (the “SEC”), to (a) use our reasonable best efforts to file a registration statement with the SEC, covering the resale of the shares of common stock issuable upon exercise of the Warrant (the “Registrable Securities”) within 30 days of the earlier of (i) the date when we become eligible to file a registration statement on Form S-3 covering the Registrable Securities, or (ii) five years from the Effective Date, and (b) cause such registration statement to become and remain continuously effective until eight years after the Effective Date. Pursuant to the Registration Rights Agreement, we also granted to MedTRX “piggyback” registration rights, pursuant to which we agreed to, at any time and from time to time for a period of eight years commencing on the Effective Date, if we propose to file a registration statement (other than on Form S-4, Form S-8 or in conjunction with a firm commitment underwriting), provide written notice to MedTRX of such proposed filing and offer to MedTRX the opportunity to register the resale of the Registrable Securities on such registration statement, subject to (a) the applicable rules, regulations and interpretations of the SEC, and (b) with respect to an underwritten offering, our right to exclude any Registrable Securities from a registration statement if in the sole discretion of the managing underwriter or underwriters of such underwritten offering, the inclusion of such Registrable Securities would adversely affect the underwritten offering. Pursuant to the terms of the Registration Rights Agreement, we are entitled to exclude the Registrable Securities from this Offering because it is being made pursuant to a firm commitment underwriting.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the beneficial ownership of the outstanding shares of Common Stock by (i) each person or group, to the best of our knowledge that own more than 5% of the Company’s Common Stock; (ii) each of our officers and directors; and (iii) our current officers and directors as a group.

As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within sixty (60) days of June 6, 2014. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated. Accordingly, the number of shares and percentage set forth opposite each stockholder’s name in the table include the shares of common stock issuable upon exercise, conversion or exchange of certain derivative securities beneficially owned by such person, both with respect to the number of shares of common stock deemed to be beneficially owned and the adjusted percentage of outstanding common stock resulting from such rights.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Owned	Percent of Shares Beneficially Owned*

Christian C. Romandetti (2)	7,760,000	45.43%
Donald A. Bittar (3)	696,666	4.07%
Colin Halpern (4)	1,950,000	10.29%
All directors and executive officers as a group (3 persons)	10,406,666	59.79%
MedTRX Provider Network, LLC (4)	1,875,000	9.89%
Hillair Capital Investments L.P. (5)	4,540,000	20.10%
GIRTFT, LLC	5,750,000	33.66%
Marina Towers Holdings, LLC	1,800,000	10.54%
CT Capital, Ltd. (6)	1,300,000	7.11%

* On June 6, 2014, we had 17,081,248 shares of common stock outstanding.

(1)	Unless otherwise stated, the address of each beneficial owner listed on the table is c/o First Choice Healthcare Solutions, Inc., 709 S. Harbor Blvd., Suite 250, Melbourne, Florida 32901.
(2)	Of the reported securities, 5,750,000 shares are owned by GIRTFT, LLC, a Florida limited liability company (“GIRTFT”), 1,800,000 shares are owned by Marina Towers Holdings, LLC, a Florida limited liability company (“Holdings”) and 150,000 shares are owned by Mr. Romandetti’s wife. Mr. Romandetti serves as the managing member of GIRTFT and Holdings, and as such, may be deemed to beneficially own the securities held by GIRTFT and Holdings. Mr. Romandetti disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein.
(3)	Includes 60,000 shares owned by Mr. Bittar’s wife, which he may be deemed to beneficially own.
(4)	Of the reported securities, 1,875,000 shares are issuable upon the exercise of a warrant issued to MedTRX Provider Network, LLC (“MedTRX”) for services rendered to us. Mr. Halpern, a director of the Company, serves as the managing member of MedTRX, and as such may be deemed to beneficially own the securities held by MedTRX. The warrant may be exercised on or before December 31, 2016 at an exercise price of $3.60 per share. The address of MedTRX is 1 Kalisa Way, Suite 201, Paramus, New Jersey 07652.

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(5)	On November 8, 2013, we entered into a Securities Purchase Agreement with Hillair Capital Investments LP (“Hillair”) whereby we issued and sold to Hillair (i) a $2,320,000, 8% Original Issue Discount Convertible Debenture due December 28, 2013 (the “Debenture”), subject to extension through November 1, 2015 and convertible into 2,320,000 shares of our common stock, and (ii) a Common Stock Purchase Warrant (the “Warrant”) to purchase up to 2,320,000 shares of our common stock at an exercise price of $1.35 per share. The Warrants are exercisable on or before November 8, 2018, and may be exercised on a cashless basis. On May 8, 2014, Hillair elected to convert the aggregate amount of $104,000 of its Debenture, representing $100,000 of principal and $4,000 of interest, into 104,000 shares of the Company’s common stock. For purposes of the percent ownership calculation, we have assumed that the Warrants were exercised on a cash basis at an exercise price of $1.35 per share. The Debenture and the Warrants may not be converted if such conversion would result in Hillair beneficially owning in excess of 4.99% of our common stock. Hillair may waive this 4.99% restriction with 61 days’ notice to us. Hillair Capital Management LLC serves as the investment manager of Hillair Capital Investments LP and, as such Hillair Capital Management LLC has the voting and dispositive power with respect to the securities held to Hillair Capital Investments LP. As a manager of Hillair Capital Management LLC, each of Sean McAvoy, Scott Kaufman and Neil Kaufman also shares voting and investment power on behalf of Hillair Capital Investments LP. The address of Hillair Capital Investments LP is 330 Primrose Road, Suite 660, Burlingame, California 94010.

(6)	On June 13, 2013, we entered into a Loan and Security Agreement (the “Loan Agreement”) with CT Capital, Ltd., a Florida limited liability partnership. Under the Loan Agreement, CT Capital committed to make an accounts receivable line of credit in the maximum aggregate amount of $1,500,000. As of June 6, 2014, $900,000 was outstanding under the line of credit. At any time up until December 31, 2016, CT Capital may convert all or any portion of the outstanding principal amount or interest on the loan into our common stock at a price equal to $0.75 per share. The address of CT Capital, Ltd. is 6300 NE First Avenue, Suite 201, Fort Lauderdale, FL 33334.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material characteristics of our capital stock as set forth in our articles of incorporation and bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and bylaws, and to the provisions of the Delaware General Corporation Law, as amended.

We have 100,000,000 Common Stock, par value $0.001 per share, authorized for issuance and 1,000,000 Preferred Stock, par value $0.10 per share, authorized for issuance. As of June 6, 2014, there were 17,081,248 shares of common stock issued and outstanding. The outstanding shares of our common stock are validly issued, fully paid and nonassessable. We effected a 1-for-4 reverse stock split of our common stock on April 4, 2012. All common stock share numbers in this prospectus give effect to the reverse stock split.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a third of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of our common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock. Our common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.10 per share, none of which are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by our Board of Directors. The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

Warrants

At December 31, 2013, we had (i) warrants outstanding to purchase 1,875,000 shares of our common stock at an exercise price of $3.60 per share which expire on December 23, 2018 and (ii) warrants to purchase 2,320,000 shares of our common stock at an exercise price of $1.35 which may be exercised on a cashless basis, until November 8, 2018.

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Anti-Takeover Provisions of Delaware Law

The provisions of Delaware law discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Representative’s Warrants

We have agreed to issue to the representative of the underwriters in this Offering warrants to purchase up to [*] shares of our common stock. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share of common stock in the Offering. A complete description of these warrants is included in the “Underwriting — Representative’s Warrants” section of this prospectus.

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Stock Market Listing

We intend to apply to have our shares of common stock listed for trading on NYSE MKT under the symbol “FCHS.” No assurance can be given that such listing will be approved. We have not applied, and do not intend to apply, for any listing of the Warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and our Warrants is Corporate Stock Transfer, Inc. located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering units, each unit consisting of two (2) shares of our common stock and one (1) Warrant to purchase one share of our common stock.

The units will not be issued or certificated. Although issued together, the shares of common stock and the Warrants that we are issuing are immediately separable upon issuance. Each Warrant is exercisable for one share of common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

The following summary of certain terms and provisions of Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the Warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. The Warrants offered hereby will entitle the holders thereof to purchase up to an aggregate of [*] shares of our common stock at an initial exercise price per share of common stock of $[*], representing 150% of the public offering price per share in the Offering. The Warrants will be immediately exercisable and will expire on the fifth anniversary of the date of issuance. The Warrants will be issued separately from the common stock included in the units, and may be transferred separately immediately thereafter. Warrants will be issued in certificated form only.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the Warrant, the Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the Warrants on any securities exchange or other trading market.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights or dividend entitlements, until they exercise their Warrants.

Waivers and Amendments. Subject to certain exceptions, any term of the Warrants may be amended or waived with our written consent and the written consent of the holders of at least a majority of the then-outstanding Warrants.

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Fundamental Transactions. If, at any time while the Warrants are outstanding, (i) we enter into a merger or consolidation with another entity in which we are not the surviving company or our stockholders do not own at least 50% of the surviving company, (ii) we enter into a sale of all or substantially all of our assets or a majority of our common stock is acquired by a third party, (iii) any tender offer or exchange offer is completed, pursuant to which all or substantially all of our holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) we effect any reclassification of our common stock or any compulsory share exchange (any such case or event specified in clauses (i) through (iv) above, a “Fundamental Transaction”), then the holders of Warrants shall have the right to receive, upon exercise of the Warrants, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of the Warrants.

Representative’s Warrants

We have agreed to issue to the representative of the underwriters warrants to purchase up to 2% of the shares of common stock included in the units sold (including shares issuable upon exercise of the Warrants) in this Offering (excluding shares sold in the over-allotment). The shares of common stock issuable upon exercise of these warrants are identical to those offered by this prospectus. The representative’s warrants are exercisable for cash or on a cashless basis at per share exercise price equal to 125% of the public offering price per share of common stock included in the units sold in this Offering commencing on a date which is one year from the date of effectiveness of the registration statement of which this prospectus is a part and expiring on a date which is no more than five years from such effective date in compliance with FINRA Rule 5110(f)(2)(H)(i). The representative’s warrants will have customary antidilution protections for stock splits, recapitalizations and the like and are not transferable for one year from the date of effectiveness of the registration statement of which this prospectus is a part, except as allowed by FINRA Rule 5110(g).

If, at any time while the representative’s warrants are outstanding, (i) we enter into a merger or consolidation with another entity in which we are not the surviving company or our stockholders do not own at least 50% of the surviving company, (ii) we enter into a sale of all or substantially all of our assets or a majority of our common stock is acquired by a third party, (iii) any tender offer or exchange offer is completed, pursuant to which all or substantially all of our holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) we effect any reclassification of our common stock or any compulsory share exchange (any such case or event specified in clauses (i) through (iv) above, a “Fundamental Transaction”), then the representative shall have the right to receive, upon exercise of the representative’s warrants, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise in full of the representative’s warrants.

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SHARES ELIGIBLE FOR FUTURE SALE

Only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after completion of this Offering due to contractual and legal restrictions on resale described below. Nevertheless, sales of a substantial number of shares of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could materially and adversely affect the prevailing market price of our common stock. Although we intend to apply to list our common stock on the NYSE MKT, we cannot assure you that there will be an active market for our common stock.

Upon the completion of this Offering, we will have [*] shares of common stock outstanding and we expect that the [*] shares to be sold in this Offering will be freely tradable without restriction under the Securities Act unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the public market only if registered or pursuant to an exemption from registration, such as Rule 144 or Rule 701 under the Securities Act.

Of the remaining [*] shares of our common stock outstanding after this Offering, [*] shares are “restricted securities” as such term is defined in Rule 144 under the Securities Act and/or are subject to lock-up agreements with us as described below. Following the expiration of the lock-up period, restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act, as described in greater detail below.

Rule 144

Affiliate Resales of Restricted Securities

Our affiliates must generally comply with Rule 144 if they wish to sell any shares of our common stock in the public market, whether or not those shares are “restricted securities.” “Restricted securities” are any securities acquired from us or one of our affiliates in a transaction not involving a public offering. The shares of our common stock sold in this Offering are not considered to be restricted securities.

Resales of restricted shares of our common stock by affiliates are required to comply with the public information, holding period, manner of sale, volume limitation, and notice provisions of Rule 144.

Non-Affiliate Resales of Restricted Securities

Any person or entity who is not an affiliate of ours and who has not been an affiliate of ours at any time during the three months preceding a sale is only required to comply with Rule 144 in connection with sales of restricted shares of our common stock. A person who is not an affiliate of ours at the time such person sells shares of our common stock, and has not been an affiliate of ours at any time during the three months preceding such sale, and who has beneficially owned such shares of our common stock, as applicable, for at least six months but less than a year, is entitled to sell such shares so long as there is adequate current public information, as defined in Rule 144, available about us.

Resales of restricted shares of our common stock by non-affiliates are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144.

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Rule 701 also permits affiliates of ours to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Stock Incentive Plans

There are 500,000 shares of our common stock authorized for issuance under the 2011 Plan. Subject to Rule 144 volume limitations applicable to affiliates, shares registered under any registration statements will be available for sale in the open market, except to the extent that the shares are subject to vesting restrictions with us or the contractual restrictions described below.

Lock-Up Agreements

We and each of our directors and executive officers have agreed that, without the prior written consent of the representative of the underwriters, we and they will not, subject to limited exceptions, during the period ending 90 days after the date of the underwriting agreement, subject to extension in specified circumstances:

•	offer, sell, assign, transfer, pledge, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

•	enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of our common stock, whether now owned or hereafter acquired or with respect to which the holder has or hereafter acquires the power of disposition; or

•	engage in any short selling of our common stock or securities convertible into or exercisable or exchangeable our common stock.

Representative’s Warrants

We are registering the warrants and shares of our common stock underlying the warrants we have agreed to issue to the representative of the underwriters in this Offering to purchase up to 2% of the shares of common stock included in the units sold (including shares issuable upon exercise of the Warrants) in this Offering (excluding shares sold in the over-allotment), at a per share exercise price equal to 125% of the public offering price per share of common stock. The warrants will not be exercisable until one year after the date of effectiveness of the registration statement of which this prospectus is a part. A complete description of the warrants is included in the “Underwriting — Representative’s Warrants” section of this prospectus.

Registration Rights

On December 23, 2011, we entered into a registration rights agreement with MedTRX Provider Network, LLC (“MedTRX”), whereby we granted MedTrx certain piggyback registration rights. Colin Halpern, a member of our Board of Directors, is the managing member of MedTRX. However, pursuant to the terms of the registration rights agreement, we are entitled to exclude the registrable securities, as defined in the registration rights agreement, because this Offering is a firm commitment underwriting.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the U.S. federal income tax consequences of the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that holds our common stock as a capital asset (generally, investment property). This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a non-U.S. holder in light of the non-U.S. holder’s particular investment or other circumstances. In addition, this summary also does not address any tax considerations arising under the laws of any U.S. state or local jurisdiction or non-U.S. jurisdiction or under the U.S. federal gift tax laws. Accordingly, all prospective non-U.S. holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.

This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income tax consequences of owning and disposing of our common stock as described in this summary. We cannot assure you that the U.S. Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to any of the tax consequences of the ownership or disposition of our common stock by a non-U.S. holder.

As used in this summary, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an entity or arrangement treated as a partnership for U.S. federal income tax purposes;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address any special tax rules that may apply to particular non-U.S. holders, such as:

•	financial institutions, insurance companies, tax-exempt organizations, pension plans, brokers, dealers or traders in stocks, securities or currencies, certain former citizens or long-term residents of the United States, controlled foreign corporations or passive foreign investment companies; or

•	a non-U.S. holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security; or

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•	a non-U.S. holder that at any time owns, directly, indirectly or constructively, 5% or more of our capital stock.

THE FOLLOWING IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. EACH NON-U.S. HOLDER SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND POSSIBLE DISPOSITION OF OUR COMMON STOCK, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

Dividends

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Disposition of Our Common Stock.”

As discussed above in the section titled “Dividend Policy,” we do not intend to pay cash dividends on our common stock for the foreseeable future. In the event that we do make cash distributions on our common stock, the gross amounts paid to a non-U.S. holder that are treated as dividends not effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States will be subject to withholding of U.S. federal income tax at a rate of 30%, or a lower rate under an applicable income tax treaty. In order to claim the benefit of an applicable income tax treaty, a non-U.S. holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities, and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock. A non-U.S. holder that is eligible for a reduced rate of withholding of U.S. federal income tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the U.S. Internal Revenue Service. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the manner of claiming the benefits.

Dividends paid on our common stock that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons. In that case, withholding of U.S. federal income tax discussed above will not apply if the non-U.S. holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form) in accordance with the applicable certification and disclosure requirements. In addition, a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a “branch profits tax” at a 30% rate, or a lower rate under an applicable income tax treaty, on the non-U.S. holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, subject to adjustments.

Gain on Disposition of Our Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on a sale or other taxable disposition of our common stock unless:

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•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

•	the non-U.S. holder is an individual who is present in the United States for a period aggregating more than 182 days in the taxable year of the disposition and meets other requirements (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses recognized in the same taxable year, generally will be subject to a flat 30% U.S. federal income tax, even though the non-U.S. holder is not considered a resident alien under the Code); or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock.

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests (including “U.S. real property interests”) plus its other assets used or held for use in a trade or business. The tax relating to stock in a U.S. real property holding corporation generally will not apply to a non-U.S. holder whose holdings, direct, indirect and constructive, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market. We believe that we are not currently, and we do not anticipate becoming in the future, a U.S. real property holding corporation. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

U.S. Information Reporting and Backup Withholding

The applicable withholding agent with respect to a non-U.S. holder generally will be required to report to the IRS and to such non-U.S. holder payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of a treaty or agreement. A non-U.S. holder will be exempt from backup withholding on dividends paid on our common stock if the non-U.S. holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or otherwise meets documentary evidence requirements for establishing that it is not a United States person or otherwise establishes an exemption.

The gross proceeds from the disposition of our common stock may be subject to U.S. information reporting and backup withholding. If a non-U.S. holder sells our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to the non-U.S. holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a non-U.S. holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the non-U.S. holder is not a United States person and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption.

If a non-U.S. holder receives payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless the non-U.S. holder provides to the broker a properly executed IRS Form W-8BEN certifying that the non-U.S. holder is not a United States person or the non-U.S. holder otherwise establishes an exemption.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund to a non-U.S. holder, or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under legislation enacted in 2010 and administrative guidance, the relevant withholding agent will be required to withhold 30% of any dividends paid after June 30, 2014 and the proceeds of a sale of our common stock occurring after December 31, 2016, in each case paid to (i) a non-U.S. financial institution (whether such non-U.S. financial institution is the beneficial owner of our common stock or an intermediary) unless such non-U.S. financial institution enters into an agreement with the U.S. government to collect and report to the U.S. government substantial information regarding its U.S. accountholders and such non-U.S. financial institution meets certain other specified requirements or (ii) a non-U.S. entity (whether such non-U.S. entity is the beneficial owner of our common stock or an intermediary) that is not a financial institution unless such entity or the beneficial owner of our common stock certifies that the beneficial owner of our common stock does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner of the beneficial owner of our common stock and certain other specified requirements are satisfied. If payment of this withholding tax is made, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, withholding of U.S. federal income tax with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. Non-U.S. holders should contact their own tax advisors regarding the particular consequences to them of this legislation.

THIS SECTION IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE DESCRIBED TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

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UNDERWRITING

Laidlaw & Company (U.K.) Ltd. (“Laidlaw”) is acting as the sole bookrunner of the Offering and as representative of the underwriters. Subject to certain terms and conditions set forth in the underwriting agreement dated as of the date of this prospectus among us and Laidlaw as the representative of the underwriters, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:

Underwriters	Number of Units
Laidlaw & Company (U.K.) Ltd.
Total

The underwriters are committed to purchase all the units offered by us if they purchase any units. Furthermore, pursuant to the underwriter agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of nondefaulting underwriters may be increased or the Offering may be terminated. The underwriter is obligated to take and pay for all of the units if any such units are taken. However, an underwriter will not be under any obligation to purchase any of the over-allotment prior to the exercise of the over-allotment option by the representative.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to the approval of legal matters by their counsel and other conditions specified in the underwriting agreement.

Over-Allotment Option

We have granted to the underwriter an over-allotment option. The option, which is exercisable no later than 45 calendar days after the date of the underwriting agreement, permits the underwriters to purchase additional units in an amount equal to 15% of the units sold in this Offering upon the same terms. The representative may exercise this option only to cover over-allotments, if any, made in connection with this Offering. If this option is exercised in full, the total price to the public will be $[*] and the total net proceeds to us, after deducting the underwriting discount but before offering expenses, will be $[*].

Discounts, Commissions and Expenses

The following table shows the public offering price, underwriting discounts and proceeds before expenses to us in connection with this Offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option we granted to the representative of the underwriters.

	Per Unit (1)	Total Without Over- Allotment Option	Maximum Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (7%)(2)
Non-accountable expense allowance
Proceeds, before expenses, to us	$	$	$

(1)	The public offering price is [*] per unit, and each unit consists of two shares of our common stock and one warrant to purchase one share of our common stock.
(2)	We have agreed to pay the underwriters a cash fee equal in the aggregate to 7% of the gross proceeds delivered on a closing date, including gross proceeds attributable to any exercise of the over-allotment option.

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We estimate that the total expenses of the Offering, excluding underwriting discount, will be approximately $[*]. We have agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1.5% of the gross amount raised in this Offering (excluding gross proceeds attributable to any exercise of the over-allotment option).

We have also agreed to pay the underwriters’ expenses including (a) legal and filings fees in any states or foreign jurisdictions in which the underwriter reasonably requests and are required in connection with the Offering; (b) all filing fees and communication expenses relating to the registration of the common stock to be sold in the Offering (including the over-allotment) with the Securities and Exchange Commission; (c) filing fees related to the Financial Institutions Regulatory Authority, Inc., or FINRA; (d) the costs of all mailing and printing of the underwriting documents, registration statements, prospectuses and all amendments; (e) transfer agent fees; (f) underwriters’ legal fees; and (g) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $2,500 per individual. The accountable expenses described in (a)-(g) above shall not exceed $100,000 in the aggregate and the parties may not agree to increase that amount. We have also paid an advance of $35,000 to the representative which will be applied against these expenses, and will be refunded to the extent not fully incurred.

Representative’s Warrants

We have agreed to issue to the representative of the underwriters, or its designees, warrants to purchase up to 2% of the shares of common stock included in the units sold (including shares issuable upon exercise of the Warrants) in this Offering (excluding shares sold in the over-allotment) and accordingly, we plan to issue the representative [*] warrants to purchase shares of common stock. The shares of common stock issuable upon exercise of these warrants are identical to those offered by this prospectus. The representative’s warrants are exercisable for cash or on a cashless basis at a per share exercise price equal to 125% of the public offering price per share of common stock in the Offering (a per share exercise price of $[*] per share of common stock), commencing on a date which is one year from the date of effectiveness of the registration statement of which this prospectus is a part and expiring on a date which is no more than five years from such effective date in compliance with FINRA Rule 5110(f)(2)(H)(i). Accordingly, the representative’s warrants are subject to a one-year lock-up period from the date of effectiveness of the registration statement of which this prospectus is a part. We are registering hereby the issuance of the representative’s warrants. In addition, we have agreed to file a post-effective amendment to register the resale of the shares of common stock issuable upon the exercise of the representative’s warrants. The representative’s warrants and the underlying shares of common stock have been deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), the representative (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of one year following the date of effectiveness of the registration statement of which this prospectus is a part and pursuant to which the representative’s warrants are being issued, except the transfer of any security:

•	by operation of law or by reason of reorganization of our Company;

•	to any FINRA member firm participating in this Offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	where the aggregate amount of our securities held by either an underwriter or a related person do not exceed 1% of the securities being offered;

•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	where all securities received, upon exercise or conversion of any security, remain subject to the lock-up restriction set forth above for the remainder of the time period.

The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of common stock at a price below the warrant exercise price. In addition, we have agreed to file a post-effective amendment to this registration statement to register the resale of the shares underlying the representative’s warrants after the applicable one-year lock-up period expires.

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If, at any time while the representative’s warrants are outstanding, (i) we enter into a merger or consolidation with another entity in which we are not the surviving company or our stockholders do not own at least 50% of the surviving company, (ii) we enter into a sale of all or substantially all of our assets or a majority of our common stock is acquired by a third party, (iii) any tender offer or exchange offer is completed, pursuant to which all or substantially all of our holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) we effect any reclassification of our common stock or any compulsory share exchange (any such case or event specified in clauses (i) through (iv) above, a “Fundamental Transaction”), then the representative shall have the right to receive, upon exercise of the representative’s warrants, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise in full of the representative’s warrants.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Right of First Refusal

Subject to certain limited exceptions, we granted the representative of the underwriters in this Offering, for a period of one year after the date of effectiveness of the registration statement of which this prospectus is a part, a right of first refusal to act as our lead or managing underwriter, exclusive placement agent, exclusive financial advisor or in any similar capacity, as applicable, in the event we retain or otherwise use (or seek to retain or use) the services of an investment bank or similar financial advisor to pursue a registered, underwritten public offering of securities (in addition to the Offering), a private placement of securities, a merger, acquisition of another company or business, change of control, sale of substantially all assets or other similar transaction during such period.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we and each of our directors and executive officers have agreed that, without the prior written consent of the representative of the underwriters, we and they will not, subject to limited exceptions, during the period ending 90 days after the date of the underwriting agreement, subject to extension in specified circumstances:

•	offer, sell, assign, transfer, pledge, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

•	enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of our common stock, whether now owned or hereafter acquired or with respect to which the holder has or hereafter acquires the power of disposition; or

•	engage in any short selling of our common stock or securities convertible into or exercisable or exchangeable our common stock.

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NYSE MKT Listing

We intend to apply to have our shares of common stock listed for trading on the NYSE MKT under the symbol “FCHS.” No assurance can be given that such listing will be approved; however, underwriters’ obligation to purchase the securities in this Offering is conditioned upon the approval of the listing of our common stock (but not the warrants) on the NYSE MKT.

Price Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, syndicate covering transactions, and penalty bids or purchasers for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this Offering, the underwriters and selling group members may engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Other Relationships

From time to time, our underwriters, and/or their affiliates, have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. Except for services provided in connection with this Offering and as described above under “Right of First Refusal,” no underwriter has provided any financing, investment banking and/or other advisory financial services during the 180 day period preceding the filing date of the registration statement of which this prospectus is a part through the 90 days after the effectiveness of this Offering.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This document (a) does not constitute a prospectus or a product disclosure statement under the Corporations Act 2001 of the Commonwealth of Australia (“Corporations Act”); (b) does not purport to include the information required of a prospectus under Part 6D.2 of the Corporations Act or a product disclosure statement under Part 7.9 of the Corporations Act; has not been, nor will it be, lodged as a disclosure document with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia; and (c) may not be provided in Australia other than to select investors (“Exempt Investors”) who are able to demonstrate that they (i) fall within one or more of the categories of investors under section 708 of the Corporations Act to whom an offer may be made without disclosure under Part 6D.2 of the Corporations Act and (ii) are “wholesale clients” for the purpose of section 761G of the Corporations Act.

The securities may not be directly or indirectly offered for purchase or sold, and no invitations to subscribe for, or buy, the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed, received or published in Australia, except where disclosure to investors is not required under Chapters 6D and 7 of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, each purchaser of securities represents and warrants to the Company, the Underwriter and their affiliates that such purchaser is an Exempt Investor. As any offer of securities under this document, any supplement or the accompanying prospectus or other document will be made without disclosure in Australia under Parts 6D.2 and 7.9 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under the Corporations Act, require disclosure to investors if none of the exemptions in the Corporations Act applies to that resale. By applying for the securities each purchaser of securities undertakes to the Company and the Underwriter that such purchaser will not, for a period of 12 months from the date of issue or purchase of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

European Economic Area

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Prospectus Directive, as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public in a Relevant Member State of any securities may only be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Directive;

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(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) in such Relevant Member State subject to obtaining prior consent of the Placing Agents for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the publication by the Company or the Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any offer of securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments, thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

During the period up to but excluding the date on which the Prospectus Directive is implemented in member states of the EEA, this document may not be used for, or in connection with, and does not constitute, any offer of securities or an invitation to purchase or subscribe for any securities in any member state of the EEA in which such offer or invitation would be unlawful.

France

Neither this document nor any other offering material relating to the offering of the securities has been prepared in the context of a public offer of securities (offre au public d’instruments financiers) in France within the meaning of article L. 411-1 of the French Financial Code (Code Monétaire et Financier) and articles 211-1 et seq. of the General Regulation of the Autorité des Marchés Financiers and has therefore has not been and will not be submitted to the clearance procedures of the Autorité des Marchés Financiers or notified to the Autorité des Marchés Financiers by the competent authority of another member state of the EEA.

Neither the Company nor the Underwriter have offered, sold or otherwise transferred and will not offer, sell or otherwise transfer, directly or indirectly, the securities to the public in France, and have not distributed, released or issued or caused to be distributed, released or issued and will not distribute, release or issue or cause to be distributed, released or issued to the public in France, this Document or any other offering material relating to the securities. Such offers, sales and distributions have been made and will be made in France only to (a) investment services providers authorised to engage in portfolio management on a discretionary basis on behalf of third parties, (b) qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors, in each case, and except as otherwise stated under French laws and regulations, investing for their own account, all as defined in, and in accordance with, articles L. 411-1, L. 411-2, D. 411-1 and D. 411-4 of the French Financial Code or (c) in a transaction that, in accordance with article L. 411-2 of the French Financial Code and article 211-2 of the General Regulation of the Autorité des Marchés Financiers, does not constitute a public offer of securities.

As required by article 211-4 of the General Regulation of the Autorité des Marchés Financiers, such qualified investors and restricted circle of investors are informed that: (i) no prospectus or other offering documents in relation to the securities have been lodged or registered with the Autorité des Marchés Financiers; (ii) they must participate in the offering on their own account, in the conditions set out in articles D. 411-1, D. 411-2, D.734-1, D. 744-1, D. 754-1 and D.764-1 of the French Financial Code; and (iii) the direct or indirect offer or sale, to the public in France, of the securities can only be made in accordance with articles L. 411-1, L.411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Financial Code.

This document does not constitute and may not be used for or in connection with either an offer to any person to whom it is unlawful to make such an offer or a solicitation (démarchage) by anyone not authorised so to act in accordance with articles L. 341-1 to L. 341-17 of the French Financial Code. Accordingly, no securities will be offered, under any circumstances, directly or indirectly, to the public in France.

The securities may not be resold directly or indirectly other than in compliance with articles L.411-1, L.411-2, L.412-1, L.621-8 et seq. and L.341-1 to L.341-17 of the French Financial Code.

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Ireland

In connection with offers or sales of securities, each of the underwriters (i) will only issue or pass on in Ireland any documents received by it in connection with the issue of the units to persons who are persons to whom the document may lawfully be issued or passed on, (ii) has complied and will comply with all applicable provisions of Directive 1004/39/EC and the European Communities (Markets in Financial Instruments) Regulation 2007 of Ireland (the “2007 Regulation”) and has complied, or will comply, with any applicable codes of conduct or practice made thereunder. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. A prospectus has not been prepared or filed and will not be prepared or filed with the Israeli Securities Authority in connection with this offering. In Israel, this prospectus may be distributed or directed solely to investors enumerated in the first addendum (the “Addendum”) to the Israeli Securities Law to whom an offer of securities may be made without the publication of a prospectus, consisting primarily of provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum. Any material provided to such an offeree in Israel may not be reproduced or used for any other purpose, nor be furnished to any other person other than those to whom copies have been provided directly. Subject to applicable law, the securities offered by in this offering may not be offered or sold in the State of Israel to more than thirty-five offerees, in the aggregate, who are not listed in the Addendum.

Italy

No offering of the securities has been cleared by the relevant Italian supervisory authorities. Thus, no offering of the securities can be carried out in the Republic of Italy, and this document or any other document relating to the securities shall not be circulated therein—not even solely to professional investors or under a private placement—unless the requirements of Italian law concerning the offering of securities have been complied with, including (i) the requirements of Article 42 and Article 94 and seq. of Legislative Decree no. 58 of 24 February 1998 and CONSOB Regulation no. 11971 of 14 May 1999, and (ii) all other Italian securities and tax laws and any other applicable laws and regulations, all as amended from time to time.

Japan

The securities have not been, and will not be, registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 as amended, the “FIEL”) and disclosure under the FIEL has not been, and will not be, made with respect to the securities. Neither the securities nor any interest therein may be offered, sold, resold, or otherwise transferred, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and all other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities. As used in this paragraph, a resident of Japan is any person that is resident in Japan, including any corporation or other entity organised under the laws of Japan.

People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

This document does not constitute a recommendation to acquire, an invitation to apply for or buy, an offer to apply for or buy, a solicitation of interest in the application or purchase, of any securities, any interest in any securities investment fund or any other financial investment product, in the People’s Republic of China (for the purpose of this Document excluding Taiwan, Hong Kong and Macau) (“PRC”). This document is solely for use by Qualified Domestic Institutional Investors duly licensed in accordance with applicable laws of the PRC and must not be circulated or disseminated in the PRC for any other purpose. Any person or entity resident in the PRC must satisfy himself/itself that all applicable PRC laws and regulations have been complied with, and all necessary government approvals and licenses (including any investor qualification requirements) have been obtained, in connection with his/its investment outside of the PRC.

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Portugal

This document is not being distributed in the context of a public offer of financial securities (ofertapública de valoresmobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos ValoresMobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de ValoresMobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Qatar and the Qatar Financial Centre

This document is provided on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, and for the recipient’s personal use only.

Nothing in this document constitutes, is intended to constitute, shall be treated as constituting or shall be deemed to constitute, any offer or sale of securities in the State of Qatar or in the Qatar Financial Centre or the inward marketing of an investment fund or an attempt to do business, as a bank, an investment company or otherwise in the State of Qatar or in the Qatar Financial Centre.

This document and the underlying instruments have not been approved, registered or licensed by the Qatar Central Bank, the Qatar Financial Centre Regulatory Authority, the Qatar Financial Markets Authority or any other regulator in the State of Qatar.

This document and any related documents have not been reviewed or approved by the Qatar Financial Centre Regulatory Authority or the Qatar Central Bank.

Recourse against the Company and the Underwriter may be limited or difficult and may have to be pursued in a jurisdiction outside Qatar and the Qatar Financial Centre.

Any distribution of this document by the recipient to third parties in Qatar or the Qatar Financial Centre beyond the terms hereof is not authorised and shall be at the liability of such recipient.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) omhandel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

This document is being communicated in or from Switzerland to a small number of selected investors only. Each copy of this document is addressed to a specifically named recipient and may not be copied, reproduced, distributed or passed on to others without the Company’s prior written consent. The securities may not be publicly offered, distributed or re- distributed on a professional basis in or from Switzerland and neither this document nor any other solicitation for investments in the securities may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Article 652a of the Swiss Code of Obligations. This document does not constitute a prospectus within the meaning of Article 652a of the Swiss Code of Obligations or a listing prospectus according to Article 27 et seq. of the Listing Rules of the SIX Swiss Exchange and may not comply with the information standards required thereunder. No application has been or will be made for a listing of the securities on any Swiss stock exchange and this document may not comply with the information required under the relevant listing rules.

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The Company is not a foreign collective investment scheme pursuant to the Swiss Collective Investment Schemes Act of 23 June 2006, as amended (“CISA”). Accordingly, the Company has not been and will not be registered with the Swiss Financial Market Supervisory Authority FINMA.

United Arab Emirates and any of the free zones

The offering contemplated hereunder has not been approved or licensed by the Central Bank of the United Arab Emirates (“UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). This offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or the DFSA Markets Rules, accordingly, or otherwise. The securities may not be offered to the public in the UAE and/or any of the free zones.

The securities may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. The Company represents and warrants that the shares will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones.

None of the Company or the Underwriter is a licensed broker, dealer, investment advisor or financial adviser under the laws of the United Arab Emirates and/or any of the free zones established and operating in the UAE, in particular, the Dubai Financial Services Authority (DFSA) a regulatory authority of the Dubai International Financial Centre and none of the Company or the Underwriter provide in the United Arab Emirates and/or any of the free zones operating in the UAE, any brokerage, dealer, investment advisory or financial advisory services.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority (the “FCA”) in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities.

This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom this document is for distribution to, and is directed only at, legal entities which are qualified investors as defined under the Prospectus Directive and are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise be lawfully distributed under the Order, (all such persons together being “Relevant Persons”). In the United Kingdom, any investment or investment activity to which this document relates is only available to and will only be engaged in with Relevant Persons. Persons who are not Relevant Persons should not act or rely on this document or any of its contents.

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LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Meyer, Suozzi, English & Klein, P.C., New York City, New York. Greenberg Traurig, LLP, Boston, Massachusetts, is acting as counsel for the underwriters in connection with this Offering.

EXPERTS

RBSM, LLP, an independent registered public accounting firm, has audited, as set forth in its report thereon appearing elsewhere herein, our financial statements at December 31, 2013 and 2012 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus in reliance upon the independent registered public accounting firm’s report given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act, relating to the shares of common stock and warrants being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of First Choice Healthcare Solutions, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We file annual, quarterly and special reports and other information with the SEC (Commission File Number 000-54879). These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically. You can find information about us on our corporate website at http://www.myfchs.com. Information found on our website is not part of this prospectus. You may also request a copy of any of our periodic reports filed with the SEC by writing or telephoning us at the following address:

Donald Bittar

Chief Financial Officer

First Choice Healthcare Solutions, Inc.

709 S. Harbor City Boulevard, Suite 250

Melbourne, Florida 32901-1932
Telephone: (321) 725-0090

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

First Choice Healthcare Solutions, Inc.

Melbourne, Florida

We have audited the accompanying balance sheet of First Choice Healthcare Solutions, Inc. (the “Company”), as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Choice Healthcare Solutions, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, New York

March 28, 2014

F-2

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2013 AND 2012

	2013	2012
ASSETS
Current assets
Cash	$739,158	$67,045
Cash-restricted	256,246	221,148
Accounts receivable	1,272,155	527,867
Prepaid and other current assets	140,580	69,970
Capitalized financing costs, current portion	57,348	57,348
Total current assets	2,465,487	943,378

Property, plant and equipment, net of accumulated depreciation of $1,959,127 and $1,465,939	8,662,057	8,756,631

Other assets
Capitalized financing costs, long term portion	131,540	152,911
Patient list, net of accumulated amortization of $35,000 and $24,391	265,000	275,609
Patents	286,500	-
Deposits	2,713	2,719
Total other assets	685,753	431,239
Total assets	$11,813,297	$10,131,248

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$459,000	$576,209
Stock based payable	166,340	-
Line of credit, short term	800,000	-
Notes payable, current portion	743,787	690,586
Note payable, related party	-	300,000
Convertible note payable, net of unamortized debt discount of $160,543	-	43,537
Unearned revenue	74,934	39,438
Total current liabilities	2,244,061	1,649,770

Long term debt:
Deposits held	72,901	47,399
Revolving line of credit, related party	-	153,330
Convertible note payable, long term portion	2,347,403	-
Notes payable, long term portion	8,935,473	9,410,296
Derivative liability	-	171,987
Total long term debt	11,355,777	9,783,012
Total liabilities	13,599,838	11,432,782
Stockholders' deficit
Preferred stock, $0.01 par value; 1,000,000 shares authorized, Nil issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 16,747,248 and 12,706,795 shares issued and outstanding as of December 31, 2013 and 2012, respectively	16,747	12,707
Additional paid in capital	11,560,249	7,244,993
Common stock subscriptions	-	100,000
Accumulated deficit	(13,363,537)	(8,659,234)
Total stockholders' deficit	(1,786,541)	(1,301,534)
Total liabilities and stockholders' deficit	$11,813,297	$10,131,248

See the accompanying notes to these consolidated financial statements

F-3

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2013	2012
Revenues:
Net patient service revenue	$5,459,373	$2,645,310
Rental revenue	1,048,469	1,160,037
Total revenue	6,507,842	3,805,347

Operating expenses:
Salaries and benefits	3,096,285	1,593,245
Other operating expenses	1,715,942	865,641
General and administrative	1,705,154	1,314,302
Impairment of investment	450,000	-
Depreciation and amortization	518,611	309,899
Total operating expenses	7,485,992	4,083,087

Net income (loss) from operations	(978,150)	(277,740)

Other income (expense):
Miscellaneous income	3,063	3,000
Gain (loss) on change in fair value of derivative liability	32,218	(987)
Amortization financing costs	(57,348)	(57,348)
Interest expense, net	(3,704,086)	(563,391)
Total other (expense)	(3,726,153)	(618,726)

Net loss before provision for income taxes	(4,704,303)	(896,466)

Income taxes (benefit)	-	(23,103)

Net loss	$(4,704,303)	$(873,363)

Net loss per common share, basic and diluted	$(0.35)	$(0.07)

Weighted average number of common shares outstanding, basic and diluted	13,529,294	12,644,784

See the accompanying notes to these consolidated financial statements

F-4

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT
TWO YEARS ENDED DECEMBER 31, 2013

					Additional	Common
	Preferred stock		Common stock		Paid in	Stock	Accumulated
	Shares	Amount	Shares	Amount	Capital	Subscriptions	Deficit	Total

Balance, December 31, 2011	-	$-	12,462,750	$12,463	$6,747,512	$-	$(7,785,871)	$(1,025,896)

Common stock issued to acquire First Choice Medical Group, Inc., net of fair value of 70,529 shares of common stock to be returned from post-acquisition adjustments	-	-	244,045	244	497,481		-	497,725

Common stock subscriptions received	-	-	-	-	-	100,000	-	100,000

Net loss	-	-	-	-	-	-	(873,363)	(873,363)

Balance, December 31, 2012	-	$-	12,706,795	$12,707	$7,244,993	$100,000	$(8,659,234)	$(1,301,534)

Common stock issued for services rendered	-	-	533,822	534	382,567	-	-	383,101

Common stock issued in settlement of line of credit	-	-	1,386,667	1,386	622,614	-	-	624,000

Common stock issued in settlement of related party line of credit	-	-	316,631	317	142,167	-	-	142,484

Common stock issued in connection with loan modification	-	-	100,000	100	95,900	-	-	96,000

Common stock issued for subscription	-	-	66,666	66	99,934	(100,000)	-	-

Common stock issued to acquire 10% in MedTech Diagnostics, LLC	-	-	1,000,000	1,000	449,000	-	-	450,000

Common stock issued to acquire patent rights	-	-	636,666	637	285,863	-	-	286,500

Reclassification of derivative liability to equity upon convertible note payoff	-	-	-	-	366,094	-	-	366,094

Beneficial conversion feature in connection with note payable	-	-	-	-	1,871,117	-	-	1,871,117

Net loss	-	-	-	-	-	-	(4,704,303)	(4,704,303)

Balance, December 31, 2013	-	$-	16,747,247	$16,747	$11,560,249	$-	$(13,363,537)	$(1,786,541)

See the accompanying notes to these consolidated financial statements

F-5

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(4,704,303)	$(873,363)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	518,611	309,899
Amortization of financing costs	57,348	57,348
Bad debt expense	361,284	-
Amortization of debt discount in connection with convertible note	2,706,869	10,457
Stock based compensation	549,441	-
Common stock issued for loan modification	96,000	-
Impairment of investment	450,000	-
Loss on change in fair value of debt derivative	(32,218)	987
Changes in operating assets and liabilities:
Accounts receivable	(1,105,572)	(329,375)
Accounts receivable-other	-	(205,000)
Prepaid expenses and other	(70,604)	(40,265)
Restricted funds	(35,098)	(131,209)
Accounts payable and accrued expenses	(91,312)	419,417
Unearned income	35,496	15,354
Deferred income taxes	-	(23,103)
Net cash provided by operating activities	(1,264,058)	(788,853)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received from acquisition	-	48,761
Cash payments for acquisition	-	(143,366)
Purchase of equipment	(397,688)	(2,773,450)
Net increase in deposits	25,502	15,796
Net cash used in investing activities	(372,186)	(2,852,259)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) proceeds from related party line of credit	(10,846)	190,000
Proceeds from convertible note payable	2,128,117	203,500
Proceeds from lines of credit	1,373,208	-
Proceeds from issuance of notes payable, net of financing costs	152,659	2,871,058
Proceeds from common stock subscription	-	100,000
Net payments on notes payable	(1,334,781)	(184,704)
Net cash provided by (used in) financing activities	2,308,357	3,179,854

Net increase (decrease) in cash and cash equivalents	672,113	(461,258)
Cash and cash equivalents, beginning of period	67,045	528,303

Cash and cash equivalents, end of period	$739,158	$67,045

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$731,877	$467,670
Cash paid during the period for taxes	$-	$-

Supplemental Disclosure on non-cash investing and financing activities:
Common stock issued in connection with acquisition of First Choice Medical Group, Inc.	$-	$497,725
Common stock issued in settlement of note payable	$624,000	$-
Common stock issued in settlement of related party line of credit	$142,484	$-
Common stock issued in connection with acquisition of patent	$286,500	$-
Common stock issued to acquire 10% interest in MedTech Diagnostics, LLC	$450,000	$-
Beneficial conversion feature on convertible note credited to additional paid-in-capital	$1,871,117	$-
Reclassification of derivative liability to additional paid-in-capital	$366,094	$-

See the accompanying notes to these consolidated financial statements

F-6

NOTE 1 – ORGANIZATION, BUSINESS AND PRINCIPLES OF CONSOLIDATION

A summary of the significant accounting policies applied in the presentation of the accompanying consolidated financial statements follows:

Basis and business presentation

First Choice Healthcare Solutions, Inc., a Delaware corporation (the “Company" or "FCHS”) filed a certificate of merger (the “Certificate of Merger”) of Medical Billing Assistance, Inc., a Colorado corporation incorporated on May 30, 2007 (“Medical Billing”), into the Company. The effective date for the Certificate of Merger was April 4, 2012. Pursuant to the Certificate of Merger, Medical Billing was merged with and into the Company. The effect of the merger was that Medical Billing reincorporated from Colorado to Delaware (the “Reincorporation”). The Company is deemed to be the successor issuer of Medical Billing under Rule 12g-3 of the Exchange Act.

Contemporaneously with the Reincorporation, the Company changed its name to First Choice Healthcare Solutions, Inc. to more closely align the Company’s name with its target market.  Otherwise, the reincorporation does not result in any change in the business, management, fiscal year, accounting, and location of the principal executive offices, assets or liabilities of the Company, formerly known as Medical Billing Assistance, Inc.

On December 29, 2010, First Choice Healthcare Solutions, Inc., formerly known as Medical Billing Assistance, Inc., entered into a share exchange agreement (the "Agreement") with FCID Holdings, Inc. and FCID Medical, Inc., acquiring 100% of the outstanding common stock of FCID Holdings, Inc. and FCID Medical, Inc. through the issuance of 10,000,000 shares of its common stock. The transaction was accounted for as a reverse acquisition as the shareholders of FCID Holdings, Inc. and FCID Medical, Inc. retained the majority of the outstanding common stock of Medical Billing Assistance, Inc. after the share exchange.  Effective with the Agreement, First Choice Healthcare Solutions, Inc.’s stockholders' equity was retroactively recapitalized as that of FCID Holdings, Inc. while 100% of the assets and liabilities of First Choice Healthcare Solutions, Inc. valued at $(100,550), consisting of cash $242, investment in subsidiary of $(66,286), accounts payable of $16,677, notes payable of $16,600, interest payable of $1,079, and other liabilities of $150 were recorded as being acquired in the reverse acquisition for its 2,429,000 outstanding common shares on the acquisition date. Subsequent to the December 29, 2010 recapitalization, First Choice Healthcare Solutions, Inc., FCID Holdings, Inc. and FCID Medical, Inc. remain separate legal entities (with First Choice Healthcare Solutions, Inc. as the parent of FCID Holdings, Inc. and FCID Medical, Inc.). All references to the “Company” or “we” or “us” or “our” refer to First Choice Healthcare Solutions, Inc. and its Subsidiaries unless otherwise differentiated.  For accounting purposes, FCID Holdings, Inc. and Subsidiaries is treated as the surviving entity and accounting acquirer, although First Choice Healthcare Solutions, Inc. was the legal acquirer.  Accordingly, the Company’s historical financial statements are those of FCID Holdings, Inc. and Subsidiaries.

All references to common stock, share and per share amounts have been retroactively restated to reflect the reverse capitalization as if the transaction had taken place as of the beginning of the earliest period presented.

FCID Holdings, Inc. was incorporated in the State of Florida on February 25, 2010. FCID Holdings, Inc. was formed to act as a holding corporation for other business entities as needed, including Marina Towers, LLC, a Florida limited liability company that owns and manages a commercial real estate office building. Marina Towers, LLC was formed in the State of Florida on July 24, 2003. Effective September 30, 2010, in an acquisition classified as a transaction between parties under common control, FCID Holdings, Inc. acquired all the outstanding membership interests of Marina Towers, LLC (12,000,000 FCID Holdings, Inc. common shares were issued for 60 Class A and 40 Class B membership interests of Marina Towers, LLC), making Marina Towers, LLC a wholly owned subsidiary of FCID Holdings, Inc.

F-7

The consolidated financial statements include the activity of Marina Towers, LLC from the date of its formation as if the transaction between the parties under common control had taken place as of the beginning of the earliest period presented.

On April 2, 2012, The Company, First Choice Healthcare Solutions, completed its acquisition of First Choice Medical Group of Brevard, LLC (“First Choice – Brevard”), pursuant to the Membership Interest Purchase Closing Agreement (the “Purchase Agreement”), dated the same date. The Company has been managing the practice of First Choice – Brevard since November 1, 2011, pursuant to a Management Services Agreement (the “Management Agreement”).

The purchase price for the acquisition was $2,360,848, as adjusted, of which approximately $1.15 million was paid in cash, accounts receivable due the Company of $508,000 and the balance, net of closing adjustments including invoiced service fees, was paid by issuing to the members of First Choice – Brevard 244,045 shares, as adjusted, of the Company’s restricted common stock.

First Choice - Brevard is a multi-specialty medical group including orthopedics (both operative and non-operative), sports medicine, pain management and neurology.  The practice is located in Marina Towers, a Class A office building owned by the Company.

A preliminary estimate of the fair values of the assets acquired and liabilities assumed at the date of acquisition are as follows:

Assets acquired:
Current assets:
Cash	$48,761
Accounts receivable	325,300
Total current assets	374,061

Property and equipment	1,731,590

Other assets:
Customer list	300,000
Total acquired assets	2,405,651

Liabilities assumed:
Accounts payable	44,802

Net assets acquired	$2,360,849

The consolidated financial statements include the accounts of the Company, including FCID Holdings, Inc., FCID Medical, Inc., First Choice Medical Group of Brevard, LLC and Marina Towers, LLC which are all wholly-owned subsidiaries of FCHS. All significant intercompany balances and transactions have been eliminated in consolidation.

F-8

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arraignments (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing 605-25 on the Company's financial position and results of operations was not significant.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. As of December 31, 2013 and 2012, the Company wrote off $361,284 and $-0- and charged to operations respectively.

Capitalized financing costs

Capitalized financing costs represent costs incurred in connection with obtaining the debt financing.  These costs are amortized ratably and charged to financing expenses over the term of the related debt. The amortization for the years ended December 31, 2013 and 2012 was $57,348 and $57,348, respectively.  Accumulated amortization of deferred financing costs were $133,812 and $76,464 at December 31, 2013 and 2012, respectively.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable.   Generally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

F-9

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and investments having an original maturity of 90 days or less that are readily convertible into cash. As of December 31, 2013, the Company had $739,158 in cash.

Segment Information

Accounting Standards Codification subtopic Segment Reporting 280-10 (“ASC 280-10”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal two operating segments (see Note 15).

Patient list

Patient list is comprised of acquired patients in connection with the acquisition of First Choice - Brevard and is amortized ratably over the estimated useful life of 15 years. Amortization for the years ended December 31, 2013 and 2012 was $20,000 and $15,000, respectively.  Accumulated amortization of patient list costs were $35,000 and $24,391 at December 31, 2013 and 2012, respectively.

Long-Lived Assets

The Company follows FASB ASC 360-10-15-3, “Impairment or Disposal of Long-lived Assets,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.  Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

At December 31, 2013, the Company’s management performed an evaluation of its investment in MedTech for purposes of determining the implied fair value of the asset at December 31, 2013. The test indicated that the recorded remaining book value of its investment exceeded its fair value for the year ended December 31, 2013.  As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $450,000, net of tax, or $0.03 per share during the year ended December 31, 2013 to reduce the carrying value of the investment to $0. Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates. (see Note 6).

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 20 to 39 years.

F-10

Net Loss Per Share

The Company accounts for net loss per share in accordance with Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”), which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS.

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period.  It excludes the dilutive effects of potentially issuable common shares such as those related to our issued convertible debt, warrants and stock options.   Diluted net loss per share for years ending December 31, 2013 and 2012 does not reflect the effects of 3,414,070 and 2,029,686 shares, respectively, potentially issuable upon the conversion of our convertible note payable or the exercise of the Company's stock options and warrants (calculated using the treasury stock method) as of December 31, 2013 and 2012 as including such would be anti-dilutive.

Stock-Based Compensation

Share-based compensation issued to employees is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period.  The Company measures the fair value of the share-based compensation issued to non-employees using the stock price observed in the arms-length private placement transaction nearest the measurement date (for stock transactions) or the fair value of the award (for non-stock transactions), which were considered to be more reliably determinable measures of fair value than the value of the services being rendered. The measurement date is the earlier of (1) the date at which commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. As of December 31, 2013, the Company had no non-employee options outstanding to purchase shares of common stock.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2013 and 2012, the Company did not have any derivative instruments that were designated as hedges.

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

F-11

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value. Neither of these statements had an impact on the Company’s financial position, results of operations nor cash flows.

Patents

Intangible assets with finite lives are amortized over their estimated useful lives. Intangible assets with indefinite lives are not amortized, but are tested for impairment annually. The Company’s intangible assets with finite lives are patent costs, which are amortized over their economic or legal life, whichever is shorter. These patent costs were acquired on September 7, 2013 by the issuance of 636,666 shares of the Company’s common stock to a related party (See Note 12). The shares of common stock were valued at $286,500, which was estimated to be approximately the fair value of the patent acquired and did not materially differ from the fair value of the common stock.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s condensed consolidated financial position, results of operations or cash flows.

NOTE 3 – LIQUIDITY

The Company incurred various non-recurring expenses in 2012 in connection with operating startup costs relating to the acquisition of a medical practice.  Management believes the positive year-end earnings before interest, taxes, depreciation and amortization and the continuing trend of positive growth before interest, taxes, depreciation and amortization through 2014 will support improved liquidity. Moreover, the Company issued and sold to Hillair Capital Investments, L.P. a $2,320,000 8% Original Issue Discount Convertible Debenture, raising net proceeds of $2,000,000 less customary legal and due diligence fees. The Company then paid off or converted to equity a total of $1,238,480 in debt and modified its $1.5 million line of credit with CT Capital, providing for the reduction of the annual interest rate from 12% per annum to 6% per annum in exchange for the issuance of 100,000 restricted shares of the Company’s common stock. As of December 31, 2013, the Company has used $800,000 of the available CT Capital line of credit.

F-12

The Marina Towers building is fully occupied. The Company believes that ongoing operations of Marina Towers, LLC, the current strong, positive cash balance along with continued execution of its business development plan will allow the Company to further improve its working capital; and that it will have sufficient capital resources to meet projected cash flow requirements through the date that is one year plus a day from the filing date of this report.  However, there can be no assurance that the Company will be successful in fully executing its business development plan.

NOTE 4 – CASH - RESTRICTED

Cash-restricted is comprised of funds deposited to and held by the mortgage lender for payments of property taxes, insurance, replacements and major repairs of the Company's commercial building. The majority of the restricted funds are reserved for tenant improvements.

NOTE 5 — PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment at December 31, 2013 and 2012 are as follows:

	2013	2012
Land	$1,000,000	$1,000,000
Building	3,055,168	3,055,168
Building improvements	3,953,846	3,806,771
Automobiles	29,849	29,849
Computer equipment	210,698	186,549
Medical equipment	2,238,639	2,039,393
Office equipment	132,984	104,840
	10,621,184	10,222,570
Less: accumulated depreciation	(1,959,127)	(1,465,939)
	$8,662,057	$8,756,631

During the year ended December 31, 2013 and 2012, depreciation expense charged to operations was $483,797 and $309,899, respectively.

NOTE 6 — INVESTMENTS

On September 7, 2013, the Company acquired an aggregate 10% membership interest in MedTech Diagnostics, LLC, a Florida distributor of multi-test medical diagnostic equipment. The investment is recorded at an aggregate cost of $450,000, which was determined at the date of the acquisition, and based on the fair value of the underlying issued common shares, or $0.45 per share. More specifically, the Company acquired a 3.75% membership interest for 375,000 shares of its common stock valued at the date of the acquisition of $168,750; and a 6.25% membership interest valued at the date of the acquisition of $281,250. At December 31, 2013, the Company’s management performed an evaluation of its investment in MedTech for purposes of determining the implied fair value of the asset at December 31, 2013. The test indicated that the recorded remaining book value of its investment exceeded its fair value for the year ended December 31, 2013.  As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $450,000, net of tax, or $0.03 per share during the year ended December 31, 2013 to reduce the carrying value of the investment to $0. Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

F-13

NOTE 7 — LINES OF CREDIT

Line of Credit, CT Capital

On June 13, 2013, the Company’s subsidiary, First Choice Medical Group of Brevard, LLC, entered into a Loan and Security Agreement (the “Loan Agreement”) with CT Capital, Ltd., d/b/a CT Capital, LP, a Florida limited liability partnership (the “Lender”). Under the Loan Agreement, the Lender committed to make an accounts receivable line of credit in the maximum aggregate amount of $1,500,000 to First Choice Medical Group of Brevard, LLC with an interest rate of 12% per annum (the “Loan”). The maturity date of the Loan is December 31, 2016 (the “Maturity Date”). Interest shall be due and payable monthly. Upon default, the interest may be adjusted to the highest rate permissible by law. The Loan is secured by the accounts receivable, and assets of the Company’s subsidiary, First Choice Medical Group of Brevard, LLC. The assets constitute the collateral for the repayment of the Loan. The Loan Agreement also includes covenants, representations, warranties, indemnities and events of default that are customary for facilities of this type. The advance rate is defined as: 80% of all receivables to be 120 days or less at the net collection rate of approximately 27% of total billings, excluding patient billings and collections. Additionally, allowable accounts receivable will also include 50% of all accounts receivable protected by Legal Letters of Protection.  At any time, the Lender may convert all or any portion of the outstanding principal amount or interest on the Loan into the common stock of the Company at a price equal to $0.75 per share. The Company did not record an embedded beneficial conversion feature in the note since the fair value of the common stock did not exceed the conversion rate at the date of commitment.

On November 8, 2013, in consideration for a fee of 100,000 shares of the Company’s common stock, restricted pursuant to Rule 144, CT Capital agreed to modify the line of credit to the Company’s subsidiary, First Choice Medical Group of Brevard, LLC. Under the loan modification agreement, the annual rate of interest was reduced from 12% per annum to 6% per annum and will remain at 6% until November 1, 2015. All other terms under the June 13, 2013 Loan and Security Agreement will remain the same.

The obligations of the Company under the Loan Agreement are guaranteed by certain affiliates of the Company, including a personal guarantee issued by the Company’s Chief Executive Officer.

Line of Credit, MTI Capital

On May 1, 2013, the Company entered into a loan commitment whereby MTI Capital LLC provided a line of credit up to $2,000,000 in the form of a convertible loan with interest at 12% per annum, payable monthly with principal due two years from the effective date of the loan. On August 28, 2013, the Company amended the loan agreement to change the conversion rate from $0.75 per share to $0.45 per share.

In the third quarter 2013, the Company did not record an embedded beneficial conversion feature in the note since the fair value of the common stock did not exceed the conversion rate at the date of commitment or amendment.

F-14

On November 8, 2013, MTI converted the then outstanding balance of $624,000 principal and interest amount on the loan, into shares of the Company’s common stock at a price equal to $0.45 per share for a total of 1,386,667 shares issued. Our corporate transfer agent reported to us that MTI redistributed the majority of its shares in our Company to unaffiliated third parties.

NOTE 8 — LINE OF CREDIT, RELATED PARTY

On February 1, 2012, the Company opened a $500,000 unsecured, revolving line of credit loan with CCR of Melbourne, Inc., an entity jointly owned and controlled at that time by the Company's Chief Executive Officer and Carmen Romandetti, the Chief Executive Officer’s father. The revolving line of credit loan was to mature on October 1, 2015 with interest at a per annum rate of 8.5% beginning March 1, 2012. Advances on the line of credit were at the sole discretion of CCR of Melbourne, Inc. The Company accrued $11,153 and $6,339 as related party interest for the years ended December 31, 2013 and 2012, respectively.

On November 8, 2013, CCR converted the then outstanding balance of $142,483.52, representing all of the outstanding related party principal and interest amount on the loan, into shares of the Company’s common stock at a price equal to $0.45 per share for a total of 316,631 shares issued.

On November 20, 2013, the Chief Executive Officer relinquished all rights, title to and ownership in CCR to Carmen Romandetti in consideration of a personal loan made to the Chief Executive Officer by Carmen Romandetti.

NOTE 9 — NOTE PAYABLE, RELATED PARTY

The Company entered into an unsecured loan agreement with HS Real Company, LLC (“HSR”) on May 17, 2012 for $100,000 at an interest rate of 12% per annum (the "HSR Note"). On August 5, 2012, HSR increased the principal amount to $250,000, and subsequently HSR advanced an additional $50,000 to the Company, bringing the aggregate principal amount of the HSR Note to $300,000, all of which was due and payable to HSR on December 31, 2012. The Company paid $27,556 and $17,053 as interest on the HSR note for the years ended December 31, 2013 and 2012, respectively.

On November 8, 2013, the Company paid off the HSR Note in full, remitting HSR $300,000 for the outstanding principal and interest balance due on the HSR Note.

Convertible notes payable at December 31, 2013 and 2012 are as follows:

	2013	2012
Note payable, 8% per annum due November 1, 2015, including accrued interest	$2,347,403	$-
Note payable, 8% per annum due September 18, 2013, net of unamortized debt discount of $160,543 including accrued interest	-	43,537
	2,347,403	43,537
Less: current portion	(-)	(43,537)
	$2,347,403	$-

F-15

Hillair Capital Investments, L.P.

On November 8, 2013, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Hillair Capital Investments L.P. ("Hillair") whereby the Company received $2,000,000 in gross proceeds from Hillair in exchange for (i) a $2,320,000, 8% Original Issue Discount Convertible Debenture due December 28, 2013, subject to an extension through November 1, 2015 (the “Debenture”), and (ii) a Common Stock Purchase Warrant (the “Warrant”) to purchase up to 2,320,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price of $1.35 per share, which may be exercised on a cashless basis, until November 8, 2018.

The Company issued to Hillair the Debenture with the Warrant for the net purchase price of $2,000,000 (reflecting the $320,000 original issue discount). Until the Debenture is no longer outstanding, the Debenture shall be convertible, in whole or in part at the option of Hillair, into shares of Common Stock, subject to certain conversion limitations set forth in the Debenture. The Company, however, has reserved the right to pay the Debenture in cash. The conversion price for the Debenture is $1.00 per share, subject to adjustment for stock splits, stock dividends, sales of securities for less than $1.00 per share or other distributions by the Company. As a result of the Company achieving certain milestones, however, the conversion price shall not be reduced to less than $1.00 per share as a result of any subsequent sales of securities for less than $1.00 per share of common stock.

The Company will be obligated to redeem $580,000 of principal on February 1, 2015, May 1, 2015, August 1, 2015 and November 1, 2015, plus accrued but unpaid interest and any other amounts that may be owed to the holder of the Debenture on those dates. Interest on the Debenture accrues at the rate of 8% annually and is payable quarterly on August 1, November 1, February 1, and May 1, beginning on August 1, 2014. Interest is payable in cash or at the Company’s option in shares of the Company’s common stock; provided certain conditions are met.

On or after May 8, 2014, the Company may elect to prepay any portion of the principal amount of the Debenture, subject to providing advance notice to the holder of the Debenture, at 120% of the then outstanding principal amount of the Debenture, plus accrued but unpaid interest and any other amounts then owed to the holder of the Debenture as further set forth therein, subject to certain conditions set forth in the Debenture.

To secure the Company’s obligations under the Debenture, the Company granted Hillair a security interest in certain of its and its subsidiaries’ assets in the Company as described in the Security Agreement. In addition, certain of the Company’s subsidiaries agreed to guarantee the Company’s obligations pursuant to the Subsidiary Guarantees.

As described above, in connection with the issuance of the debenture, the Company issued detachable warrants granting the holder the right to acquire an aggregate of 2,320,000 shares of the Company’s common stock at $1.35 per share. In accordance with ASC 470-20, the Company recognized the value attributable to the warrants and the conversion feature in the amount of $1,871,117 to additional paid-in capital and a discount against the notes. The Company valued the warrants in accordance with ASC 470-20 using the Black-Scholes pricing model and the following assumptions: contractual terms of 3.6 years, an average risk free interest rate of 1.42%, a dividend yield of 0%, and volatility of 147.94%. During the year ended December 31, 2013, the Company amortized $1,871,117 of the debt discount to operations as interest expense.

Convertible Notes

On December 14, 2012, February 19, 2013, and August 14, 2013, the Company entered into Securities Purchase Agreements for the sale of 8% convertible notes in the original principal amounts of $203,500, $103,500 and $153,500, respectively, with a lender in reliance upon the exemption from registration under Section 4(a)(2) (formerly Section 4(2) of the Securities Act). During the year ended December 31, 2013, the Company paid off each of these notes payable in cash.

F-16

The Company has identified the embedded derivatives related to the above described Notes. These embedded derivatives included certain conversion features and reset provision. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of Lender’s Note and to fair value as of each subsequent reporting date.

At the inception of the Notes, the Company determined the aggregate fair value of $397,325 of embedded derivatives. The fair value of the embedded derivatives was determined using the Binomial Lattice Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 98.67 to 119.96%, (3) weighted average risk-free interest rate of 0.12 % to 0.17% (4) expected life of 0.76 years, and (5) estimated fair value of the Company’s common stock of $0.60 to $2.14 per share.

During the year ended December 31, 2013, the Company paid off all outstanding Asher notes. As such, the Company marked to market the fair value of the debt derivative at the date(s) of payoff and reclassified the determined aggregate fair values of $366,094 to equity. The fair values of the embedded derivatives was determined using Binomial Lattice Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 116.11% to 147.94%, (3) weighted average risk-free interest rate of 0.03% to 09%, (4) expected life of 0.25 to 0.52 year, and (5) estimated fair value of the Company’s common stock of $0.55 to 1.40 per share.

During the years ended December 31, 2013 and 2012, the Company amortized and wrote off $2,706,869 and $10,457 of debt discount to operations as interest expense.

NOTE 11 — NOTES PAYABLE

Notes payable as of December 31, 2013 and 2012 are comprised of the following:

	2013	2012
Mortgage payable	$7,353,398	$7,444,580
Note payable, GE Capital (construction), MRI	278,287	450,604
Note payable, GE Capital (construction), 2	100,977	153,340
Note Payable, GE Capital (MRI)	1,592,278	1,806,932
Note Payable, GE Capital (X-ray)	184,001	213,126
Note Payable, GE Arm	114,597	-
Note payable, Auto	22,211	27,300
Capital lease, Equipment	33,511	-
Note payable, Dr. Richard Newman	-	5,000
	9,679,260	10,100,882
Less: current portion	(743,787)	(690,586)
	$8,935,473	$9,410,296

F-17

Mortgage Payable

On August 12, 2011, the Company refinanced its existing mortgage note payable as described below providing additional working capital funds. The aggregate amount of the note of $7,550,000 bears 6.10% interest per annum with monthly payments of $45,752.61 beginning in October 2011 based on a 30 year amortization schedule with all remaining principal and interest due in full on September 16, 2016.  The note is secured by land and the building along with first priority assignment of leases and rents.  Tenant rents are mailed to lockbox operated by the mortgage service company.  In addition, the Company's Chief Executive Officer provided a limited personal guaranty.

In connection with the refinancing of the mortgage note payable, the Company incurred financing costs of $286,723.  The capitalized financing costs are amortized ratably over the term of the mortgage note payable.

Note Payable – Equipment Financing

On May 21, 2012, the Company completed a financing with GE Healthcare Financial Services (“GE Capital”) for approximately $2.4 million.

As of September 30, 2012, the Company had drawn down a total of $450,000 against the first construction loan. This construction loan is payable in 35 monthly payments (first three payments are $nil) including interest at 7.38%, beginning the earlier of a) December 2012 or b) total advances have been made in the amount of $450,000.

On September 24, 2012, the Company drew down a total of $150,000 against the second construction loan. This construction loan is payable in 35 monthly payments (first three payments are $nil) including interest at 7.38%, beginning the earlier of a) December 2012 or b) total advances have been made in the amount of $150,000

The Company entered into an aggregate of $2,288,679 equipment finance leases subject to delivery and acceptance. All notes and finance leases have been personally guaranteed by the Company's Chief Executive Officer.

On August 22, 2012, the Company accepted the delivery of X-ray equipment under the equipment finance leases discussed above. As such, the component piece accepted of $212,389 is due over 60 months at $-0- the first three months; $4,300 for the remaining 57 months including interest at 7.9375% per annum. On March 8, 2013, the Company amended the finance lease to interest only payments of $1,384 for three months; $4,575 for the remaining 56 monthly payments.

On September 27, 2012, the Company accepted the delivery of MRI equipment under the equipment finance leases discussed above. As such, the component piece accepted of $1,771,390 is due over 60 months at $-0- the first three months; $38,152 for the remaining 57 months including interest at 7.9375% per annum. On March 8, 2013, the Company amended the finance lease to interest only payments of $11,779 for three months; $38,152 for the remaining 56 monthly payments.

On February 25, 2013, the Company accepted the delivery of C-arm equipment under the equipment finance leases discussed above. As such, the component piece accepted of $117,322 is due over 63 months at $-0- the first three months; $2,388 for the remaining 60 months including interest at 7.39% per annum.

F-18

Note Payable – Auto

On May 21, 2012, the Company issued a note payable, in the amount of $29,850, due in monthly installments of $593 including interest of 6.99%, due to mature in June 2017, and secured by related equipment. The outstanding balance on the note payable as of December 31, 2013 was $22,211.

Capital Lease – Equipment

On June 11, 2013, the Company entered into a lease agreement to acquire equipment with 48 monthly payments of $956.45 payable through June 1, 2017 with an effective interest rate of 14.002% per annum. The Company may elect to acquire the leased equipment at a nominal amount at the end of the lease.

Note Payable – Newman

In January 2013, the following note was paid in full.

In connection with the acquisition of First Choice – Brevard as described in Note 1 above, the Company assumed a $45,000 non-interest bearing, unsecured note payable to Dr. Richard Newman at $5,000 per month, matured on January 1, 2013.

Aggregate maturities of long-term debt as of December 31:

Amount
Year ended December 31, 2014	$743,787
Year ended December 31, 2015	715,085
Year ended December 31, 2016	7,632,286
Year ended December 31, 2017	523,608
Year ended December 31, 2018 and thereafter	64,494
Total	$9,679,260

NOTE 12 — RELATED PARTY TRANSACTIONS

As more fully described in Note 8 – Line of Credit, Related Party above, CCR of Melbourne, Inc., an entity jointly owned and controlled at that time by the Company's Chief Executive Officer and Carmen Romandetti, the Chief Executive Officer’s father, provided a $500,000 unsecured revolving line of credit to the Company. The Company accrued $11,153 and $6,339 as related party interest for the years ended December 31, 2013 and 2012, respectively. On November 8, 2013, CCR converted the then outstanding balance of $142,483.52, representing all of the outstanding related party principal and interest amount on the loan, into shares of the Company’s common stock at a price equal to $0.45 per share for a total of 316,631 shares issued. On November 20, 2013, the Chief Executive Officer relinquished all rights, title to and ownership in CCR to Carmen Romandetti in consideration of a personal loan made to the Chief Executive Officer by Carmen Romandetti.

F-19

As more fully described in Note 9 – Note Payable, Related Party above, the Company entered into an unsecured loan agreement with HS Real Company, LLC (“HSR”) on May 17, 2012 for $100,000 at an interest rate of 12% per annum (the "HSR Note"). On August 5, 2012, HSR increased the principal amount to $250,000, and subsequently HSR advanced an additional $50,000 to the Company, bringing the aggregate principal amount of the HSR Note to $300,000, all of which was due and payable to HSR on December 31, 2012. The Company paid $27,556 and $17,053 as interest on the HSR note for the years ended December 31, 2013 and 2012, respectively. Mr. Colin Halpern is both an Affiliate of HSR and a member of the Board of Directors of First Choice Healthcare Solutions, Inc. On November 8, 2013, the Company paid off the HSR Note, remitting HSR $300,000 for the outstanding principal and interest balance due on the HSR Note.

On September 7, 2013, the Company acquired a patent, US 7,789,842 B2, for an orthopedic adjustable arm sling from Donald A. Bittar, the inventor and the Company’s Chief Financial Officer. Based on the independent, third-party evaluation of Professional Business Brokers, Inc., the patent was valued at $286,500. The Company issued Mr. Bittar 636,666 shares of its common stock, valued at $286,500, or $0.45 per share, which was estimated to approximate fair value of the patent acquired and did not materially differ from the fair value of the common stock at the time of issuance.

F-20

NOTE 13 — CAPITAL STOCK

Preferred stock

The Company is authorized to issue 1,000,000 shares $0.01 par value preferred stock.  As of December 31, 2013 and 2012, none was issued and outstanding.

Common stock

The Company is authorized to issue 100,000,000 shares of $0.001 par value common stock.  As of December 31, 2013 and 2012, 16,747,248 and 12,706,795 shares were issued and outstanding, respectively.

On April 4, 2012, the Company affected a four-to-one (4 to 1) reverse stock split of its issued and outstanding shares of common stock, $0.001 par value (whereby every four shares of Company’s  common stock will be exchanged for one share of FCHS common stock). All references in the consolidated financial statements and the notes to consolidated financial statements, number of shares, and share amounts have been retroactively restated to reflect the reverse split. The Company has restated from 49,851,000 to 12,462,750 shares of common stock issued and outstanding as of December 31, 2011 to reflect the reverse split.

In April 2012, the Company issued an aggregate of 244,045 shares of its common stock in connection with the acquisition of First Choice Medical Group of Brevard, LLC.

In July 2012, the Company sold 66,666 shares of common stock as part of a stock subscription agreement which expired December 2012. The Company received $100,000 in July 2012. The shares were issued in February 2013.

In December 2011, the Company issued 33,750 shares of its common stock for services rendered.  The shares of common stock were valued at $116,100, which was estimated to be approximate the fair value of the Company’s common shares during the period covered by the service provided.

During the year ended December 31, 2013, the Company issued an aggregate of 533,822 shares of its common stock to officers, employees and service providers at an aggregate fair value of $383,101.

NOTE 14 — STOCK OPTIONS AND WARRANTS

Warrants

The following table summarizes the warrants outstanding and the related exercise prices for the underlying shares of the Company's common stock as of December 31, 2013:

	Warrants Outstanding			Warrants Exercisable
			Weighted		Weighted
Price	Outstanding	Expiration Date	Price	Exercisable	Price
$1.35	2,320,000	November 8, 2018	$1.35	2,320,000	$1.35
3.60	1,875,000	December 31, 2016	3.60	1,875,000	3.60
	4,195,000		$2.36	4,195,000	$2.36

F-21

The warrant to purchase up to 2,320,000 shares of the Company’s common stock may be exercised on a cashless basis. The warrant to purchase up to 1,875,000 shares of the Company’s common stock may not be exercised on a cashless basis.

Transactions involving stock warrants issued to non-employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2011:	1,875,000	$3.60
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2012:	1,875,000	3.60
Granted	2,320,000	1.35
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2013:	4,195,000	$2.36

On November 8, 2013, the Company issued 2,320,000 warrants to purchase the Company’s common stock at $1.35, expiring November 18, 2018, in connection with the securities purchase agreement dated November 8, 2013. See Note 10 above.

As of December 31, 2013, the Company had no outstanding options.

F-22

NOTE 15 — SEGMENT REPORTING

The Company reports segment information based on the “management” approach. The management approach designates the internal reporting used by management for making decisions and assessing performance as the source of the Company’s reportable segments. The Company has two reportable segments: Marina Towers, LLC and FCID Medical, Inc.

The Marina Towers, LLC segment derives revenue from the operating leases of its owned building, whereas FCID Medical segment derives revenue for medical services provided to patients.

Information concerning the operations of the Company's reportable segments is as follows:

Summary Statement of Operations for the year ended December 31, 2013:

	Marina	FCID		Intercompany
	Towers	Medical	Corporate	Eliminations	Total
Revenue:
Net patient service revenue	$-	$5,459,373	$-	$-	$5,459,373
Rental revenue	1,473,048	-	-	(424,579)	1,048,469
Total Revenue	1,473,048	5,459,373	-	(424,579)	6,507,842

Operating expenses:
Salaries and benefits	12,000	2,537,024	547,261	-	3,096,285
Other operating expenses	385,712	1,754,809	-	(424,579)	1,715,942
General and administrative	82,186	669,248	953,720	-	1,705,154
Impairment of investment	-	-	450,000	-	450,000
Depreciation and amortization	164,884	353,727	-	-	518,611
Total operating expenses	644,782	5,314,808	1,950,981	(424,579)	7,485,992

Net income (loss) from operations:	828,266	144,565	(1,950,981)	-	(978,150)

Interest expense	(464,250)	(269,593)	(2,970,243)	-	(3,704,086)
Amortization of financing costs	(57,348)	-	-	-	(57,348)
Gain on change in derivative liability	-	-	32,218	-	32,218
Other income (expense)	3,063	-	-	-	3,063

Net Income (loss):	309,731	(125,028)	(4,889,006)	-	(4,704,303)

Income taxes	-	-	-	-	-

Net income (loss)	$309,731	$(125,028)	$(4,889,006)	$-	$(4,704,303)

F-23

NOTE 15 — SEGMENT REPORTING (Continued)

Summary Statement of Operations for the year ended December 31, 2012:

	Marina	FCID		Intercompany
	Towers	Medical	Corporate	Eliminations	Total
Revenue:
Net patient service revenue	$-	$2,645,310	$-	$-	$2,645,310
Rental revenue	1,459,092	-	-	(299,055)	1,160,037
Total Revenue	1,459,092	2,645,310	-	(299,055)	3,805,347

Operating expenses:
Practice salaries & benefits	12,000	1,257,948	323,297	-	1,593,245
Practice supplies and other operating expenses	-	1,164,696	-	(299,055)	865,641
General and administrative	445,392	230,087	638,823	-	1,314,302
Depreciation and amortization	161,818	148,081	-	-	309,899
Total operating expenses	619,210	2,800,812	962,120	(299,055)	4,083,087

Net income (loss) from operations:	839,882	(155,502)	(962,120)	-	(277,740)

Interest expense	(463,205)	(80,805)	(19,381)	-	(563,391)
Amortization of financing costs	(57,348)	-	-	-	(57,348)
Other income (expense)	3,000	-	(987)	-	2,013

Net Income (loss):	322,329	(236,307)	(982,488)	-	(896,466)

Income taxes	(8,307)	6,090	25,320	-	23,103

Net income (loss)	$314,022	$(230,217)	$(957,168)	$-	$(873,363)

	Marina	FCID		Intercompany
	Towers	Medical	Corporate	Eliminations	Total
Assets:
At December 31, 2013:	$6,873,839	$4,178,091	$761,367	$-	$11,813,297
At December 31, 2012:	$4,938,954	$5,183,592	$8,702	$-	$10,131,248

Assets acquired
Year ended December 31, 2013:	$221,902	$175,786	$-	$-	$397,688
Year ended December 31, 2012:	$29,263	$2,753,578	$-	$-	$2,773,450

F-24

NOTE 16 - COMMITMENTS AND CONTINGENCIES

Service contracts

The Company carries various service contracts on its office building for repairs, maintenance and inspections. Certain contracts are long term and non-cancellable. The Company’s future minimum payments under no cancellable service contracts by year from December 31, 2013 forward are approximately: 2014: $8,411; 2015: $16,835: total: $25,246.

Employment and Consulting Agreements

Subsequent to the end of 2013, the Company entered a formal five-year employment agreement (the “Agreement”) with Christian Romandetti, dated March 20, 2014 and effective January 1, 2014, to serve as the Company’s President and Chief Executive Officer. See Note 19 – Subsequent Events for a description of the terms of the employment agreement.

Hanover|Elite

On October 2, 2013, the Company entered into a cancelable 12-month agreement to engage the services of Elite Financial Communications Group, LLC, d/b/a Hanover|Elite. The terms of the agreement provide for a monthly retainer of $6,000 for the first six months of services, which shall increase to $10,000 per month in months 7-12; and 300,000 shares of the Company’s common stock, subject to SEC Rule 144 restrictions, which shall be earned and issued quarterly as follows: 37,500 shares on January 3, 2014; 37,500 shares on April 3, 2014; 37,500 shares on July 3, 2014; and 187,500 shares on October 3, 2014.

As the Company’s investor and public relations counsel of record, Hanover|Elite will collaborate with management on developing, implementing and supporting a fully integrated corporate and shareholder communications platform; and generating meaningful awareness among and measurable support from the retail and institutional investment banking community for the Company, its compelling business plan and promising future growth potential. Jim Hock, Co-Managing Partner of Hanover|Elite and Co-Chairman of the National Investment Banking Association, will lead the IR/PR effort for the Company.

The Company has other consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally expire one year or less.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

F-25

NOTE 17 – (LOSS) INCOME PER SHARE

The following table presents the computation of basic and diluted loss per share:

	2013	2012
Net loss available for common shareholders	$(4,704,303)	$(873,363)
Basic net loss per share	$(0.35)	$(0.07)
Weighted average common shares outstanding-basic	13,529,294	12,644,784
Diluted net loss share	$(0.35)	(0.07)
Weighted average common shares outstanding-Diluted	13,529,294	12,644,784

During the year ended December 31, 2013 and 2012, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

NOTE 18 - INCOME TAXES

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences primarily include stock compensation and other equity-related non-cash charges, capitalized financing costs, the basis difference of derivative liabilities and certain accruals.

Due to the reverse acquisition of First Choice Healthcare Solutions, Inc. by FCID Holdings, Inc. on December 29, 2010, the net operating loss carry forwards of First Choice Healthcare Solutions, Inc. incurred prior to that date may not be useable for income tax purposes. As through September 30, 2010 FCID Holdings, Inc. was inactive, and FCID Holdings, Inc.’s active subsidiary is a limited liability company and through September 30, 2010 passed no income through to FCID Holdings, Inc. for federal and state income tax purposes, FCID Holdings, Inc. through September 30, 2010 incurred no income tax at the corporate level.

At December 31, 2013, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $1,400,000 that may be used to offset future taxable income. Components of deferred tax assets as of December 31, 2013 are comprised primarily of stock based compensation and debt discounts in connection with convertible notes.  No income taxes were recorded on the earnings in 2013 and 2012 as a result of the utilization of any carry forwards.

Deferred net tax assets consist of the following at December 31, 2013 and 2012:

	2013	2012
Deferred tax asset	$490,000	$-
Less valuation allowance	(490,000)	(-)
Net deferred tax asset	$0	$0

The provision for income taxes consists of the following:

	2013	2012
Current tax (benefit)	$-	$-
Adjustment for prior year accrual	-	(23,103)
Net provision (benefit)	$-	$(23,103)

F-26

The provision for Federal taxes differs from that computed by applying Federal statutory rates to the loss before any Federal income tax (benefit), as indicated in the following:

	2013	2012
Federal statutory rate	35.0%	35.0%
State income taxes net of Federal benefit	-	-
	35.0%	35.0%

The Company files income tax returns in the U.S. Federal jurisdiction, and various state jurisdictions. The Company is no longer subject to U.S. Federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2010.

The Company follows the provision of uncertain tax positions as addressed in FASB Accounting Standards Codification 740-10-65-1. The Company recognized no increase in the liability for unrecognized tax benefits. The Company has no tax position for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at December 31, 2013 and 2012.

NOTE 19 - SUBSEQUENT EVENTS

Employment Agreement with Christian Romandetti

The Company entered a formal five-year employment agreement (the “Employment Agreement”) with Christian Romandetti, dated March 20, 2014 and effective January 1, 2014, to serve as the Company’s President and Chief Executive Officer. Pursuant to the terms and conditions set forth in the Employment Agreement, Mr. Romandetti is entitled to receive an annual base salary of $250,000, which shall increase no less than 5% per annum for the term of the Employment Agreement.

Mr. Romandetti, upon successfully achieving annual revenue milestones, is entitled to receive a bonus equal to 10% of his salary when $7.1 million in total annual revenue is reported in a fiscal year scaling up to a bonus equal to 800% of his salary if and when $100 million in total annual revenue is reported in a fiscal year. If the Company is unable to pay any portion of the bonus compensation when due because of insufficient liquidity or applicable restrictions under prevailing debt financing agreements, then, as an accommodation to the Company, Mr. Romandetti shall be able to convert bonus compensation into shares of the Company’s common stock at a 30% discount to the average closing price during the first calendar month after the end of the fiscal year. Mr. Romandetti will also be entitled to receive a strategic bonus of $100,000, payable in cash, on the sixth month anniversary of opening each new Medical Center of Excellence.

F-27

Pursuant to the Company achieving specific financial performance benchmarks established by the Board of Directors, Mr. Romandetti will also be entitled to receive a cashless option to purchase up to 1 million shares of common stock per year. The exercise price of the options will be the fair market value of the average closing price of the stock during the first calendar month after the end of the fiscal year. Mr. Romandetti shall have up to five years from the date of the annual option grant to exercise the option. In addition to the above compensation consideration, Mr. Romandetti will be entitled to receive annual restricted stock compensation equal to 100% of the total base salary and bonus compensation. The fair market value of the restricted stock grant shall be determined using the average closing price of the common stock during the first calendar month after the end of the fiscal year.

In addition, Mr. Romandetti’s Employment Agreement provides that, upon Mr. Romandetti’s death, disability, termination for any reason other than “Cause” (as such term is defined in the Employment Agreement) or resignation for “Good Reason” (as such term is defined in the Employment Agreement), the Company will pay to Mr. Romandetti twelve months of his annual base salary at the time of separation in accordance with the Corporation’s usual payroll practices.

F-28

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets
Cash	$310,617	$739,158
Cash-restricted	303,772	256,246
Accounts receivable	1,747,000	1,272,155
Prepaid and other current assets	153,159	140,580
Capitalized financing costs, current portion	57,348	57,348
Total current assets	2,571,896	2,465,487

Property, plant and equipment, net of accumulated depreciation of $2,084,066 and $1,959,127, respectively	8,548,115	8,662,057

Other assets
Capitalized financing costs, long term portion	110,855	131,540
Patient list, net of accumulated amortization of $40,000 and $35,000, respectively	260,000	265,000
Patents	286,500	286,500
Deposits	2,713	2,713
Total other assets	660,068	685,753

Total assets	$11,780,079	$11,813,297

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$536,038	$459,000
Stock based payable	144,100	166,340
Line of credit, short term	900,000	800,000
Convertible note payable, short term portion	598,666	-
Notes payable, current portion	782,978	743,787
Unearned revenue	49,754	74,934
Total current liabilities	3,011,536	2,244,061

Long term debt:
Deposits held	72,901	72,901
Convertible note payable, long term portion	1,795,998	2,347,403
Notes payable, long term portion	8,699,044	8,935,473
Total long term debt	10,567,943	11,355,777

Total liabilities	13,579,479	13,599,838

Stockholders' deficit
Preferred stock, $0.01 par value; 1,000,000 shares authorized, Nil issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 16,793,248 and 16,747,248 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	16,793	16,747
Additional paid in capital	11,582,443	11,560,249
Accumulated deficit	(13,398,636)	(13,363,537)
Total stockholders' deficit	(1,799,400)	(1,786,541)

Total liabilities and stockholders' deficit	$11,780,079	$11,813,297

See the accompanying notes to these unaudited condensed consolidated financial statements

F-29

FIRST CHOICE HEALTHCARE SOLUTIONS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Patient service revenue	$2,010,974	$1,135,012
Provision for bad debts	(38,144)	-
Net patient service revenue	1,972,830	1,135,012
Rental revenue	261,923	266,669
Total revenue	2,234,753	1,401,681

Operating expenses:
Salaries & benefits	1,065,521	622,759
Other operating expenses	429,291	304,475
General & administrative	405,912	253,019
Depreciation and amortization	134,719	122,620
Total operating expenses	2,035,443	1,302,873

Net income from operations	199,310	98,808

Other income (expense):
Miscellaneous income	750	750
Loss on change in fair value of derivative liability	-	(40,649)
Amortization financing costs	(15,906)	(14,337)
Interest expense, net	(219,253)	(299,641)
Total other income (expense)	(234,409)	(353,877)

Net loss before provision for income taxes	(35,099)	(255,069)

Income taxes (benefit)	-	-

NET LOSS	$(35,099)	$(255,069)

Net loss per common share, basic and diluted	$(0.00)	$(0.02)

Weighted average number of common shares outstanding, basic and diluted	16,756,648	12,751,906

See the accompanying notes to these unaudited condensed consolidated financial statements

F-30

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

condensed Consolidated STATEMENT OF STOCKHOLDERS' DEFICIT

THREE MONTHS ENDED MARCH 31, 2014

(unaudited)

					Additional
	Preferred stock		Common stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2014	-	$-	16,747,248	$16,747	$11,560,249	$(13,363,537)	$(1,786,541)
Common stock issued for services rendered in prior period	-	-	16,000	16	22,224	-	22,240
Common stock issued in connection 2013 loan acquisition	-	-	30,000	30	(30)	-	-
Net loss	-	-	-	-	-	(35,099)	(35,099)
Balance, March 31, 2014	-	$-	16,793,248	$16,793	$11,582,443	$(13,398,636)	$(1,799,400)

See the accompanying notes to these unaudited condensed consolidated financial statements

F-31

FIRST CHOICE HEALTHCARE SOLUTIONS, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(35,099)	$(255,069)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation	129,940	122,620
Amortization of financing costs	20,685	14,337
Amortization of debt discount in connection with convertible note	-	69,553
Bad debt expense	38,144	-
Stock based compensation	-	60,000
Loss on change in fair value of debt derivative	-	40,649
Changes in operating assets and liabilities:
Accounts receivable	(512,989)	(131,581)
Prepaid expenses and other	(12,579)	13,066
Restricted funds	(47,526)	(55,838)
Accounts payable and accrued expenses	124,299	130,161
Unearned income	(25,180)	(81)
Deferred income taxes	-	-
Net cash (used in) provided by operating activities	(320,305)	7,817

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(10,998)	(2,103)
Net cash used in investing activities	(10,998)	(2,103)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from related party line of credit	-	36,206
Proceeds from convertible note payable	-	103,500
Proceeds from lines of credit	100,000	-
Net payments on notes payable	(197,238)	(99,456)
Net cash (used in) provided by financing activities	(97,238)	40,250

Net (decrease) increase in cash and cash equivalents	(428,541)	45,964
Cash and cash equivalents, beginning of period	739,158	67,045

Cash and cash equivalents, end of period	$310,617	$113,009

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$219,253	$175,297
Cash paid during the period for taxes	$-	$-

Supplemental disclosure on non-cash investing and financing activities:
Common stock issued in settlement of accrued expenses	$22,240	$-

See the accompanying notes to these unaudited condensed consolidated financial statements

F-32

NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES; BASIS OF PRESENTATION

A summary of the significant accounting policies applied in the presentation of the accompanying unaudited condensed consolidated financial statements follows:

General

The (a) condensed consolidated balance sheet as of December 31, 2013, which has been derived from the audited financial statements of First Choice Healthcare Solutions, Inc. (“FCHS” and including, where appropriate, its consolidated subsidiaries, the “Company”), and (b) the unaudited condensed consolidated interim financial statements as of March 31, 2014 of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2014 are not necessarily indicative of results that may be expected for the year ending December 31, 2014. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2013 included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2014.

Basis of Presentation

Effective April 4, 2012, Medical Billing Assistance, Inc., a Colorado corporation (“Medical Billing”), merged with and into the Company. The effect of the merger was that Medical Billing reincorporated from Colorado to Delaware (the “Reincorporation”). The Company is deemed to be the successor issuer of Medical Billing under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As a result of the Reincorporation, the Company changed its name to First Choice Healthcare Solutions, Inc. and its shares underwent an effective four-for-one reverse split.  Other than the foregoing, the Reincorporation did not result in any change in the business, management, fiscal year, accounting, and location of the principal executive offices, assets or liabilities of the Company.

On April 2, 2012, the Company completed its acquisition of First Choice Medical Group of Brevard, LLC (“First Choice – Brevard”), pursuant to the Membership Interest Purchase Closing Agreement (the “Purchase Agreement”). The Company has been managing the practice of First Choice – Brevard since November 1, 2011, pursuant to a Management Services Agreement.

The unaudited condensed consolidated financial statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries FCID Holdings, Inc., MTMC of Melbourne, Inc., Marina Towers, LLC, FCID Medical Inc. and First Choice - Brevard. All significant intercompany balances and transactions have been eliminated in consolidation.

F-33

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, “Revenue Recognition” (“ASC 605-10”) which requires that four basic criteria be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, “Multiple-Element Arraignments” (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing ASC 605-25 on the Company's financial position and results of operations was not significant.

Patient Service Revenue

The Company recognizes patient service revenue associated with services provided to patients who have third-party payer coverage on the basis of contractual rates for the services provided. For uninsured or self-pay patients that do not qualify for charity care, the Company recognizes revenue on the basis of its standard rates for services provided (or on the basis of discounted rates, if negotiated or provided by policy). On the basis of historical experience, a portion of the Company’s patient service revenue may be potentially uncollectible due to patients who are unable or unwilling to pay for the services provided or the portion of their bill for which they are responsible. Thus, the Company records a provision for bad debts related to potentially uncollectible patient service revenue in the period the services are provided.

Rental Revenue

FCID Holdings, Inc. has one real estate holding, Marina Towers, LLC, a 78,000 square foot, Class A, six-story building located on the Indian River in Melbourne, Florida. In addition to housing our corporate headquarters and First Choice-Brevard, the building, which averages 95% annual occupancy, also leases approximately 63,200 square feet of commercial office space to third party tenants. The Company recognizes rental revenue associated with the period of time facility is leased at the contractual lease rates (or on the basis of discounted rates, if negotiated).

F-34

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and investments having an original maturity of 90 days or less that are readily convertible into cash. As of March 31, 2014, the Company had $310,617 in cash.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable.   Generally, the Company’s cash and cash equivalents in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Accounts receivables are carried at their estimated collectible amounts net of doubtful accounts. The Company analyzes its past history and identifies trends for each major payer sources of revenue to estimate the appropriate allowance for doubtful accounts and provision for bad debts. Management regularly reviews data about these major payer sources of revenue in evaluating the sufficiency of the allowance for doubtful accounts.

•	Rental receivables. Accounts receivables from rental activities are periodically evaluated for collectability in determining the appropriate allowance for doubtful account provision for bad debts and provision of bad debts.

•	Patient receivables. Accounts receivables from services provided to patients who have third-party coverage, the Company analyzes contractually due amounts and provides a provision for bad debts, if necessary. The Company records a provision for bad debts in the period of service on the basis of past experience or when indications are the patients are unable or unwilling to pay the portion of their bill for which they are responsible. The difference between the standard rates (or the discounted rates if negotiated) and the amounts actually collected after all reasonable collection efforts have been exhausted, is charged off against the allowance for doubtful accounts.

As of March 31, 2014 and December 31, 2013, the Company’s provision for bad debts was $399,428 and $361,284.

Patents

Intangible assets with finite lives are amortized over their estimated useful lives. Intangible assets with indefinite lives are not amortized, but are tested for impairment annually. The Company’s intangible assets with finite lives are patent costs, which are amortized over their economic or legal life, whichever is shorter. These patent costs were acquired on September 7, 2013 by the issuance of 636,666 shares of the Company’s common stock to a related party. The shares of common stock were valued at $286,500, which was estimated to be approximately the fair value of the patent acquired and did not materially differ from the fair value of the common stock.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of five to 39 years.

F-35

Capitalized Financing Costs

Capitalized financing costs represent costs incurred in connection with obtaining the debt financing.  These costs are amortized ratably and charged to financing expenses over the term of the related debt. The amortization for the three months ended March 31, 2014 and 2013 was $20,685 and $14,337, respectively.  Accumulated amortization of deferred financing costs was $169,312 and $133,812 at March 31, 2014 and December 31, 2013, respectively.

Segment Information

Accounting Standards Codification subtopic “Segment Reporting” 280-10 (“ASC 280-10”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. ASC 280-10 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein represents all of the material financial information related to the Company’s two principal operating segments (see Note 10 – Segment Information).

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, “Income Taxes” (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Net Loss Per Share

The Company accounts for net loss per share in accordance with Accounting Standards Codification subtopic 260-10, “Earnings Per Share” (“ASC 260-10”), which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS.

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period.  It excludes the dilutive effects of potentially issuable shares of common stock such as those related to the Company’s issued convertible debt, warrants and stock options (calculated using the treasury stock method).   Fully diluted weighted average shares outstanding were 22,671,312 and 13,087,425 for the three months ended March 31, 2014 and 2013, respectively.

F-36

Stock-Based Compensation

Share-based compensation issued to employees is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period.  The Company measures the fair value of the share-based compensation issued to non-employees using the stock price observed in the arms-length private placement transaction nearest the measurement date (for stock transactions) or the fair value of the award (for non-stock transactions), which were considered to be more reliably determinable measures of fair value than the value of the services being rendered. The measurement date is the earlier of (1) the date at which commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete. As of March 31, 2014, the Company had no non-employee options outstanding to purchase shares of common stock.

Fair Value

Accounting Standards Codification subtopic 825-10, “Financial Instruments” (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value. Neither of these statements had an impact on the Company’s financial position, results of operations nor cash flows.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s condensed consolidated financial position, results of operations or cash flows.

NOTE 2 – LIQUIDITY

The Company incurred various non-recurring expenses in 2013 in connection with development of its medical practice.  Management believes the positive year-end earnings before interest, taxes, depreciation and amortization and the continuing trend of positive growth before interest, taxes, depreciation and amortization through March 31, 2014 will support improved liquidity. In the fourth quarter of 2013, the Company paid off or converted to equity a total of $1,238,480 in outstanding debt. Currently, the Company has two main sources of liquidity, its line of credit with CT Capital, LP and revenue received from its real estate interest, FCID Holdings, Inc.

On June 13, 2013, the Company’s subsidiary, First Choice – Brevard entered into a loan and security agreement with CT Capital, Ltd., d/b/a CT Capital, LP, a Florida limited liability partnership for an accounts receivable line of credit in the maximum aggregate amount of $1,500,000. Under the line of credit with CT Capital, the Company reduced the annual interest rate from 12% per annum to 6% per annum in exchange for the issuance to CT Capital of 100,000 restricted shares of the Company’s common stock. As of March 31, 2014, the Company has used $900,000 of the amount available under the line of credit.

The Company’s wholly owned subsidiary, FCID Holdings, Inc. (“FCID Holdings”) operates its real estate interests. Currently, FCID Holdings has one real estate holding, Marina Towers, LLC, a 78,000 square foot, Class A, six-story building located on the Indian River in Melbourne, Florida. In addition to housing the Company’s corporate headquarters and First Choice – Brevard, the building, which averages 95% annual occupancy, also leases approximately 63,200 square feet of commercial office space to tenants.

The Company believes that ongoing operations of Marina Towers, LLC and the current strong, positive cash balance along with continued execution of its business development plan will allow the Company to further improve its working capital and currently anticipates that it will have sufficient capital resources to meet projected cash flow requirements through April 2015.  However, in order to execute the Company’s business development plan, which there can be no assurance it will do, the Company may need to raise additional funds through public or private equity offerings, debt financings, corporate collaborations or other means and potentially reduce operating expenditures. If the Company is unable to secure additional capital, it may be required to curtail its business development initiatives and take additional measures to reduce costs in order to conserve its cash.

F-37

NOTE 3 — CASH - RESTRICTED

Cash-restricted is comprised of funds deposited to and held by the mortgage lender for payments of property taxes, insurance, replacements and major repairs of the Company's commercial building. The majority of the restricted funds are reserved for tenant improvements.

NOTE 4 — PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment at March 31, 2014 and December 31, 2013 are as follows:

	March 31, 2014	December 31, 2013
Land	$1,000,000	$1,000,000
Building	3,055,168	3,055,168
Building improvements	3,964,282	3,953,846
Automobiles	29,849	29,849
Computer equipment	214,519	210,698
Medical equipment	2,238,639	2,238,639
Office equipment	129,724	132,984
	10,632,181	10,621,184
Less: accumulated depreciation	(2,084,066)	(1,959,127)
	$8,548,115	$8,662,057

During the three months ended March 31, 2014 and 2013, depreciation expense charged to operations was $129,940 and $117,620, respectively.

NOTE 5 — LINE OF CREDIT

Line of Credit, CT Capital

On June 13, 2013, the Company’s subsidiary, First Choice – Brevard entered into a loan and security agreement (the “Loan Agreement”) with CT Capital, Ltd., d/b/a CT Capital, LP, a Florida limited liability partnership (the “Lender”). Under the Loan Agreement, the Lender committed to make an accounts receivable line of credit in the maximum aggregate amount of $1,500,000 to First Choice - Brevard with an interest rate of 12% per annum (the “Loan”). The maturity date of the Loan is December 31, 2016. Interest is due and payable monthly. Upon default, the interest may be adjusted to the highest rate permissible by law. The Loan is secured by the accounts receivable and assets of the Company’s subsidiary, First Choice – Brevard, which constitute the collateral for the repayment of the Loan. The Loan Agreement also includes covenants, representations, warranties, indemnities and events of default that are customary for facilities of this type. The advance rate is defined as: 80% of all receivables to be 120 days or less at the net collection rate of approximately 27% of total billings, excluding patient billings and collections. Additionally, allowable accounts receivable will also include 50% of all accounts receivable protected by legal letters of protection.  At any time, the Lender may convert all or any portion of the outstanding principal amount or interest on the Loan into common stock of the Company at a conversion price of $0.75 per share. The Company did not record an embedded beneficial conversion feature in the note since the fair value of the common stock did not exceed the conversion rate at the date of commitment.

F-38

On November 8, 2013, in consideration for the issuance of 100,000 restricted shares of the Company’s common stock, the Lender agreed to modify its Loan. Under the Loan Agreement, as amended, the annual rate of interest of the Loan was reduced from 12% per annum to 6% per annum and will remain at 6% until November 1, 2015. All other terms under the Loan Agreement remain the same.

The obligations of the Company under the Loan Agreement, as amended, are guaranteed by certain affiliates of the Company, including a personal guarantee issued by the Company’s Chief Executive Officer.

NOTE 6 — CONVERTIBLE NOTE PAYABLE

On November 8, 2013, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Hillair Capital Investments L.P. ("Hillair") in exchange for the issuance of (i) a $2,320,000, 8% original issue discount convertible debenture, which was originally due on December 28, 2013 and subsequently extended on December 28, 2013 through November 1, 2015 (the “Debenture”), and (ii) a common stock purchase warrant (the “Warrant”) to purchase up to 2,320,000 shares of the Company’s common stock at an exercise price of $1.35 per share, which may be exercised on a cashless basis, until November 8, 2018. The Debenture and the Warrant may not be converted if such conversion would result in Hillair beneficially owning in excess of 4.99% of the Company’s common stock. Hillair may waive this 4.99% restriction with 61 days’ notice to the Company.

The Company issued to Hillair the Debenture with the Warrant for the net purchase price of $2,000,000 (reflecting the $320,000 original issue discount of the Debenture). Until the Debenture is no longer outstanding, the Debenture is convertible, in whole or in part at the option of Hillair, into shares of common stock, subject to certain conversion limitations set forth above. The Company, however, has reserved the right to pay the Debenture in cash. The conversion price for the Debenture is $1.00 per share, subject to adjustment for stock splits, stock dividends, sales of securities for less than $1.00 per share or other distributions by the Company. As a result of the Company achieving certain milestones set forth in the Securities Purchase Agreement, however, the conversion price of the Debenture will not be reduced to less than $1.00 per share as a result of any subsequent sales of securities for less than $1.00 per share of common stock.

The Company will be obligated to redeem $580,000 of principal on February 1, 2015, May 1, 2015, August 1, 2015 and November 1, 2015, plus accrued but unpaid interest and any other amounts that may be owed to the holder of the Debenture on those dates. Interest on the Debenture accrues at the rate of 8% annually and is payable quarterly on August 1, November 1, February 1, and May 1, beginning on August 1, 2014. Interest is payable in cash or at the Company’s option in shares of the Company’s common stock; provided certain conditions are met.

On or after May 8, 2014, the Company may elect to prepay any portion of the principal amount of the Debenture, subject to providing advance notice to the holder of the Debenture, at 120% of the then outstanding principal amount of the Debenture, plus accrued but unpaid interest and any other amounts then owed to the holder of the Debenture as further set forth therein, subject to certain conditions set forth in the Debenture. On May 8, 2014, Hillair elected to convert the aggregate amount of $104,000 of its Debenture, representing $100,000 of principal and $4,000 of interest, into 104,000 shares of the Company’s common stock.

To secure the Company’s obligations under the Debenture, the Company granted Hillair a security interest in certain of its and its subsidiaries’ assets in the Company as described in the Securities Purchase Agreement. In addition, certain of the Company’s subsidiaries agreed to guarantee the Company’s obligations pursuant to the guaranty agreements.

F-39

In connection with the issuance of the Debenture, the Company issued the Warrant, granting the holder the right to acquire an aggregate of 2,320,000 shares of the Company’s common stock at $1.35 per share. In accordance with ASC 470-20, the Company recognized the value attributable to the Warrant and the conversion feature of the Debenture in the amount of $1,871,117 to additional paid-in capital and a discount against the notes. The Company valued the warrants in accordance with ASC 470-20 using the Black-Scholes pricing model and the following assumptions: contractual terms of 3.6 years, an average risk free interest rate of 1.42%, a dividend yield of 0%, and volatility of 147.94%.

NOTE 7 — NOTES PAYABLE

Notes payable as of March 31, 2014 and December 31, 2013 are comprised of the following:

	March 31, 2014	December 31, 2013
Mortgage payable	$7,328,175	$7,353,398
Note payable, GE Capital (construction), MRI	167,468	278,287
Note payable, GE Capital (construction), 2	87,332	100,977
Note Payable, GE Capital (MRI)	1,560,739	1,592,278
Note Payable, GE Capital (X-ray)	177,265	184,001
Note Payable, GE Arm	109,090	114,597
Note payable, Auto	20,317	22,211
Capital lease, Equipment	31,636	33,511
	9,482,022	9,679,260
Less: current portion	(782,978)	(743,787)
	$8,699,044	$8,935,473

Mortgage Payable

On August 12, 2011, the Company refinanced its existing mortgage note payable as described below providing additional working capital funds. The aggregate amount of the note of $7,550,000 bears 6.10% interest per annum with monthly payments of $45,752.61 beginning in October 2011 based on a 30 year amortization schedule with all remaining principal and interest due in full on September 16, 2016.  The note is secured by land and the building along with first priority assignment of leases and rents.  Tenant rents are mailed to a lockbox operated by the mortgage service company.  In addition, the Company's Chief Executive Officer provided a limited personal guaranty.

In connection with the refinancing of the mortgage note payable, the Company incurred financing costs of $286,723.  The capitalized financing costs are amortized ratably over the term of the mortgage note payable.

Note Payable – Equipment Financing

On May 21, 2012, the Company entered into a note payable with GE Healthcare Financial Services (“GE Capital”) in the amount of approximately $2.4 million for equipment financing.

F-40

The Company also currently has two construction loans outstanding. As of December 2012, the construction loans are payable in 35 monthly payments (first three payments are $nil) including interest at 7.38%. On May 29, 2012, the Company drew down a total of $450,000 against the first construction loan. On September 24, 2012, the Company drew down a total of $150,000 against the second construction loan.

The Company entered into equipment finance leases for a total aggregate amount of $2,288,679, subject to delivery and acceptance of the underlying equipment. All notes and finance leases have been personally guaranteed by the Company's Chief Executive Officer.

On August 22, 2012, the Company accepted the delivery of X-ray equipment under the equipment finance lease. As such, the component piece accepted of $212,389 is due over 60 months and the associated monthly payment is $0 for the first three months and $4,300 per month for the remaining 57 months including interest at 7.9375% per annum. On March 8, 2013, the Company amended the equipment finance lease to interest only payments of $1,384 for the first three months and $4,575 per month for the remaining monthly payments.

On September 27, 2012, the Company accepted the delivery of MRI equipment under the equipment finance lease. As such, the component piece accepted of $1,771,390 is due over 60 months and the associated monthly payment is $0 for the first three months and $38,152 per month for the remaining 57 months including interest at 7.9375% per annum. On March 8, 2013, the Company amended the equipment finance lease to interest only payments of $11,779 for the first three months and $38,152 per month for the remaining monthly payments.

On February 25, 2013, the Company accepted the delivery of C-arm equipment under the equipment finance lease. As such, the component piece accepted of $117,322 is due over 63 months and the associated monthly payment is $0 for the first three months and $2,388 for the remaining 60 months, including interest at 7.39% per annum.

Note Payable – Auto

On May 21, 2012, the Company issued a note payable, in the amount of $29,850, due in monthly installments of $593 including interest of 6.99%. The note is set to mature in June 2017, and is secured by related equipment. The outstanding balance on the note payable as of March 31, 2014 was $20,317.

Capital Lease – Equipment

On June 11, 2013, the Company entered into a lease agreement to acquire equipment with 48 monthly payments of $956.45 payable through June 1, 2017 with an effective interest rate of 14.002% per annum. The Company may elect to acquire the leased equipment at a nominal amount at the end of the lease.

Aggregate maturities of long-term debt as of March 31:

Amount
Nine months ended December 31, 2014	$546,549
Year ended December 31, 2015	715,085
Year ended December 31, 2016	7,632,286
Year ended December 31, 2017	523,608
Year ended December 31, 2018 and thereafter	64,494
Total	$9,482,022

F-41

NOTE 8 — CAPITAL STOCK

During the three months ended March 31, 2014, the Company issued an aggregate of 16,000 shares of its common stock in settlement of accrued expenses.

During the three months ended March 31, 2014, the Company issued an aggregate of 30,000 shares of its common stock in settlement of placement services relating to the Debenture issued to Hillair, a financing which occurred in the fourth quarter of 2013.

NOTE 9 — STOCK OPTIONS AND WARRANTS

Warrants

The following table summarizes the warrants outstanding and the related exercise prices for the underlying shares of the Company's common stock as of March 31, 2014:

	Warrants Outstanding			Warrants Exercisable
			Weighted		Weighted
Price	Outstanding	Expiration Date	Price	Exercisable	Price
$1.35	2,320,000	November 8, 2018	$1.35	2,320,000	$1.35
3.60	1,875,000	December 31, 2016	3.60	1,875,000	3.60
	4,195,000		$2.36	4,195,000	$2.36

Transactions involving stock warrants issued to non-employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2012:	1,875,000	$3.60
Granted	2,320,000	1.35
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2013:	4,195,000	2.36
Granted	-	-
Exercised	-	-
Expired	-	-
Outstanding at March 31, 2014:	4,195,000	$2.36

As of March 31, 2014, the Company had no outstanding options.

F-42

NOTE 10 — SEGMENT REPORTING

The Company reports segment information based on the “management” approach. The management approach designates the internal reporting used by management for making decisions and assessing performance as the source of the Company’s reportable segments. The Company has two reportable segments: real estate and healthcare services.

The real estate segment derives revenue from the operating leases of its owned building, whereas the healthcare services segment derives revenue for medical services provided to patients.

Information concerning the operations of the Company's reportable segments is as follows:

Summary Statement of Operations for the three months ended March 31, 2014:

	Real	Healthcare		Intercompany
	Estate	Services	Corporate	Eliminations	Total
Revenue:
Net Patient Service Revenue	$-	$1,972,830	$-	$-	$1,972,830
Rental revenue	369,511	-	-	(107,588)	261,923
Total Revenue	369,511	1,972,830	-	(107,588)	2,234,753

Operating expenses:
Salaries & benefits	3,000	979,883	82,638	-	1,065,521
Other operating expenses	103,612	433,267	-	(107,588)	429,291
General and administrative	21,819	236,252	147,841	-	405,912
Depreciation and amortization	69,009	65,710	-	-	134,719
Total operating expenses	197,440	1,715,112	230,479	(107,588)	2,035,443

Net income (loss) from operations:	172,071	257,718	(230,479)	-	199,310

Interest expense	(112,024)	(59,337)	(47,892)	-	(219,253)
Amortization of financing costs	(14,337)	(1,569)	-	-	(15,906)
Other income (expense)	750	-	-	-	750

Net Income (loss):	46,460	196,812	(278,371)	-	(35,099)

Income taxes	-	-	-	-	-

Net income (loss)	$46,460	$196,812	$(278,371)	$-	$(35,099)

F-43

Summary Statement of Operations for the three months ended March 31, 2013:

	Real	Healthcare		Intercompany
	Estate	Services	Corporate	Eliminations	Total
Revenue:
Net Patient Service Revenue	$-	$1,135,012	$-	$-	$1,135,012
Rental revenue	371,664	-	-	(104,995)	266,669
Total Revenue	371,664	1,135,012	-	(104,995)	1,401,681

Operating expenses:
Salaries & benefits	3,000	473,646	146,113	-	622,759
Other operating expenses	100,936	314,833	-	(111,294)	304,475
General and administrative	19,228	132,217	101,574	-	253,019
Depreciation and amortization	40,731	81,889	-	-	122,620
Total operating expenses	163,895	1,002,585	247,687	(111,294)	1,302,873

Net income (loss) from operations:	207,769	132,427	(247,687)	6,299	98,808

Interest expense	(113,390)	(57,998)	(128,253)	-	(299,641)
Amortization of financing costs	(14,337)	-	-	-	(14,337)
Loss on change in derivative liability	-	-	(40,649)	-	(40,649)
Other income (expense)	750	-	-	-	750

Net Income (loss):	80,792	74,429	(416,589)	6,299	(255,069)

Income taxes	-	-	-	-	-

Net income (loss)	$80,792	$74,429	$(416,589)	$6,299	$(255,069)

Assets:

	Real	Healthcare		Intercompany
	Estate	Services	Corporate	Eliminations	Total
Assets:
At March 31, 2014:	$6,790,803	$4,623,411	$326,645	$-	$11,740,859
At December 31, 2013:	$6,873,839	$4,178,091	$761,367	$-	$11,813,297

Assets acquired
Three month ended March 31, 2014:	$10,439	$559	$-	$-	$10,998
Three months ended March 31, 2013:	$-	$2,103	$-	$-	$2,103

NOTE 11 - SUBSEQUENT EVENTS

Hillair Waiver

As discussed in Note 6, on November 8, 2013, the Company entered into a Securities Purchase Agreement with Hillair and it contained certain terms and conditions regarding Hillair’s right to participate in the Company’s future financings. On April 30, 2014, Hillair agreed to waive its right to participate in the Company’s future financings for a certain time period and under certain circumstances, as disclosed in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 1, 2014.

Hillair Conversion

On May 8, 2014, Hillair elected to convert the aggregate amount of $104,000 of its Debenture, representing $100,000 of principal and $4,000 of interest, into 104,000 shares of the Company’s common stock.

Issuances to Employees and Service Providers

In April 2014, the Company issued an aggregate of 184,000 shares of its common stock to certain employees and service providers. The total costs associated with these issuances was $144,100 and such costs were expensed in fiscal 2013.

F-44

First Choice Healthcare Solutions, Inc.

[*] Units

Each Unit Consisting of Two Shares of Common Stock
and
One Warrant to Purchase One Share of Common Stock

PROSPECTUS

Laidlaw & Company (U.K.) Ltd.

_____________________, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the registrant. All amounts shown are estimates except the SEC registration fee, the FINRA filing fee and the NYSE MKT listing fee.

SEC registration fee		$2,130
FINRA filing fee		$2,981
NYSE MKT listing fee		$50,000
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent fees and expenses	$	*
Printing and engraving expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

* To be completed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our bylaws is to eliminate our right and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. In addition, we have entered into indemnification agreements with our directors. We believe that the indemnification provisions in our bylaws and the indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Scarsdale Equities, LLC-Equity Consideration for Financial Advisory and Consulting Services

On December 23, 2011, we issued an aggregate of 33,750 shares to Scarsdale Equities, LLC for financial advisory and consulting services. The issuances were exempt from registration, pursuant to Section 4(a)(2) of the Securities Act.

MedTRX Provider Network, LLC-Equity Consideration for Services

On December 23, 2011 (the “Effective Date”), we entered into a registration rights agreement (the “Registration Rights Agreement”) and common stock warrant (the “Warrant”) with MedTRX Provider Network, LLC (“MedTRX”). Pursuant to the Warrant, we issued to MedTRX, for services provided between June 6, 2011 and December 23, 2011, warrants to purchase up to 1,875,000 shares of common stock at an exercise price of $3.60 for a term of seven years. Pursuant to the Registration Rights Agreement, we agreed, subject to the applicable rules, regulations and interpretations of the Securities and Exchange Commission (the “SEC”), to (a) use our reasonable best efforts to file a registration statement with the SEC, covering the resale of the shares of common stock issuable upon exercise of the Warrant (the “Registrable Securities”) within 30 days of the earlier of (i) the date when we become eligible to file a registration statement on Form S-3 covering the Registrable Securities, or (ii) five years from the Effective Date, and (b) cause such registration statement to become and remain continuously effective until eight years after the Effective Date. Pursuant to the Registration Rights Agreement, we also granted to MedTRX “piggyback” registration rights, pursuant to which we agreed to, at any time and from time to time for a period of eight years commencing on the Effective Date, if we propose to file a registration statement (other than on Form S-4, Form S-8, or pursuant to a firm commitment underwriting), provide written notice to MedTRX of such proposed filing and offer to MedTRX the opportunity to register the resale of the Registrable Securities on such registration statement, subject to (a) the applicable rules, regulations and interpretations of the SEC, and (b) with respect to an underwritten offering, our right to exclude any Registrable Securities from a registration statement if in the sole discretion of the managing underwriter or underwriters of such underwritten offering, the inclusion of such Registrable Securities would adversely affect the underwritten offering. Colin Halpern, a member of our Board of Directors, is the managing member of MedTRX. Pursuant to the terms of the Registration Rights Agreement, we are entitled to exclude the Registrable Securities from this Offering because it is being made pursuant to a firm commitment underwriting.

CCR of Melbourne – Conversion of Debt to Equity

On February 1, 2012, we opened a $500,000 unsecured, revolving line of credit loan with CCR of Melbourne, Inc., an entity jointly owned and controlled at that time by Christian C. Romandetti, our Chief Executive Officer, and Carmen Romandetti, our Chief Executive Officer’s father. The revolving line of credit loan was to mature on October 1, 2015 with interest at a per annum rate of 8.5% beginning March 1, 2012. Advances on the line of credit were at the sole discretion of CCR of Melbourne, Inc. On November 8, 2013, CCR converted the then outstanding balance of $142,483.52, representing all of the outstanding related party principal and interest amount on the loan, into shares of our common stock at a price equal to $0.45 per share for a total of 316,631 shares issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act. On November 8, 2013, Christian C. Romandetti relinquished all rights, title to and ownership in CCR to Carmen Romandetti in consideration of repayment of a personal loan made to Christian C. Romandetti by Carmen Romandetti.

II-2

Acquisition of First Choice Medical Group of Brevard, LLC

On April 2, 2012, we acquired 100% of the membership interests of FCMG for a purchase price of $2,524,000, of which approximately $1.14 million was paid in cash and the balance, net of closing adjustments, was paid to the selling members by issuing 244,045 shares our common stock valued at $0.90 per share. The shares were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

Stock Subscription Agreement

In July 2012, we sold 66,666 shares of common stock as part of a stock subscription agreement for a purchase price of $100,000. The shares were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

MTI Capital – Conversion of Debt to Equity

On May 1, 2013, we entered into a loan commitment whereby MTI Capital LLC (“MTI”) provided us with a line of credit up to $2,000,000 in the form of a convertible loan with interest at 12% per annum, payable monthly with principal due two years from the effective date of the loan. On August 28, 2013, we amended the loan agreement to change the conversion rate from $0.75 per share to $0.45 per share. On September 27, 2013, Daniel Dicker, a nominee for our Board of Directors, loaned $50,000 to MTI.

On November 8, 2013, MTI converted the then outstanding balance of $624,000 principal and interest amount on the loan, into restricted shares of our common stock, in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act, at a price equal to $0.45 per share for a total of 1,386,667 shares issued. Subsequently, in repayment of Mr. Dicker’s loan to MTI, MTI transferred 112,259 shares of common stock of our Company to Mr. Dicker.

CT Capital, Ltd. – Modification of Line of Credit Involving Equity Consideration

On June 13, 2013, we entered into a Loan and Security Agreement (the “Loan Agreement”) with CT Capital, Ltd., d/b/a CT Capital, LP, a Florida limited liability partnership (the “Lender”). Under the Loan Agreement, the Lender committed to make an accounts receivable line of credit in the maximum aggregate amount of $1,500,000 to us with an interest rate of 12% per annum (the “Loan”). The maturity date of the Loan is December 31, 2016 (the “Maturity Date”). Interest shall be due and payable monthly. Upon default, the interest may be adjusted to the highest rate permissible by law. The Loan is secured by our accounts receivable and assets. The assets constituted the collateral for the repayment of the Loan. The Loan Agreement also included covenants, representations, warranties, indemnities and events of default that are customary for facilities of this type. The advance rate was defined as: 80% of all receivables to be 120 days or less at the true collection rate of approximately 27% of total billings, excluding patient billings and collections. Additionally, allowable accounts also included 50% of all accounts protected by Legal Letters of Protection. At any time up until December 31, 2016, the Lender may convert all or any portion of the outstanding principal amount or interest on the Loan into the our common stock at a price equal to $0.75 per share.

On November 8, 2013, in consideration for a fee of 100,000 shares of our common stock, issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act, CT Capital agreed to modify the line of credit to our subsidiary, FCMG. Under the loan modification agreement, the annual rate of interest was reduced from 12% per annum to 6% per annum and will remain at 6% until November 1, 2015. All other terms under the Loan Agreement remain the same.

II-3

Convertible Notes

On December 14, 2012, February 19, 2013, and August 14, 2013, we entered into Securities Purchase Agreements for the sale of 8% convertible notes in the original principal amounts of $203,500, $103,500 and $153,500, respectively, with a lender in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act. During the year ended December 31, 2013, we paid off the principal and interest of the notes in cash.

Acquisition of Patent

On September 7, 2013, we acquired a patent, US 7,789,842 B2, for an orthopedic adjustable arm sling from Donald A. Bittar, the inventor and our Chief Financial Officer. Based on the independent, third-party evaluation of Professional Business Brokers, Inc., the patent was valued at $286,500. We issued, in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act, to Mr. Bittar 636,666 shares of our common stock, valued at $286,500, or $0.45 per share, which was estimated to approximate the fair value of the patent acquired and did not materially differ from the fair value of the common stock at the time of issuance.

Acquisition of 10% of the Membership Interests of Medtech Diagnostics LLC

On September 13, 2013, we acquired 10% of the membership interests of Medtech Diagnostics LLC for 1,000,000 shares of our common stock. The shares were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

Hanover|Elite – Equity Compensation for Services

On October 2, 2013, we entered into a cancelable 12-month agreement to engage the services of Elite Financial Communications Group, LLC, d/b/a Hanover|Elite. The terms of the agreement provide for a monthly cash retainer, and 300,000 restricted shares of our common stock, which are earned and issued quarterly as follows: 37,500 shares on January 3, 2014, April 3, 2014, and July 3, 2014; and 187,500 shares on October 3, 2014. The shares were and will be issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

Hillair Capital Investments, L.P. – Convertible Debenture

On November 8, 2013, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Hillair Capital Investments L.P. ("Hillair") whereby we received $2,000,000 in gross proceeds from Hillair in exchange for (i) a $2,320,000 8% Original Issue Discount Convertible Debenture due December 28, 2013, and extended on December 28, 2013 to November 1, 2015 (the “Debenture”), and (ii) a Common Stock Purchase Warrant (the “Warrant”) to purchase up to 2,320,000 shares of our common stock (the “Common Stock”) at an exercise price of $1.35 per share, which may be exercised on a cashless basis, until November 8, 2018.

We issued to Hillair the Debenture with the Warrant, pursuant to Section 4(a)(2) of the Securities Act, for the net purchase price of $2,000,000 (reflecting the $320,000 original issue discount). Until the Debenture is no longer outstanding, the Debenture shall be convertible, in whole or in part at the option of Hillair, into shares of Common Stock, subject to certain conversion limitations set forth in the Debenture. We, however, have reserved the right to pay the Debenture in cash. The conversion price for the Debenture is $1.00 per share, subject to adjustment for stock splits, stock dividends, sales of securities for less than $1.00 per share of common stock or other distributions by us. As a result of us achieving certain milestones, however, the conversion price shall not be reduced to less than $1.00 per share as a result of any subsequent sales of securities for less than $1.00 per share of common stock.

II-4

Until the Debenture is no longer outstanding, the Securities Purchase Agreement also contains certain terms and conditions regarding Hillair’s right to participate in our future financings. Hillair has waived its right to participate in this Offering on the condition that (i) this Offering closes by October 1, 2014; (ii) the price of the common stock sold in this Offering is not less than $2.00 per share and (iii) so long as we do not, for a period lasting until October 1, 2014, redeem more than $500,000 of the securities held by Hillair in any one calendar month, or we do not make such redemption after the fifteenth of any month.

We will be obligated to redeem $580,000 of principal on February 1, 2015, May 1, 2015, August 1, 2015 and November 1, 2015, plus accrued but unpaid interest and any other amounts that may be owed to the holder of the Debenture on those dates. Interest on the Debenture accrues at the rate of 8% annually and is payable quarterly on August 1, November 1, February 1, and May 1, beginning on August 1, 2014. Interest is payable in cash or at our option in shares of our common stock, provided certain conditions are met.

On or after May 8, 2014, we may elect to prepay any portion of the principal amount of the Debenture, subject to providing advance notice to the holder of the Debenture, at 120% of the then outstanding principal amount of the Debenture, plus accrued but unpaid interest and any other amounts then owed to the holder of the Debenture as further set forth therein, subject to certain conditions set forth in the Debenture. On May 8, 2014, Hillair elected to convert the aggregate amount of $104,000 of its Debenture, representing $100,000 of principal and $4,000 of interest, into 104,000 shares of the Company’s common stock. The shares were issued in reliance upon the exemption from registration under Section 3(a)(9) of the Securities Act.

To secure our obligations under the Debenture, we granted Hillair a security interest in certain of our and our subsidiaries’ assets as described in the Security Agreement. In addition, certain of our subsidiaries agreed to guarantee our obligations.

Issuances to Directors, Officers, Employees and Service Providers

From February 2013 through March 2014, we issued an aggregate of 721,322 shares of our common stock to directors, officers, employees and service providers at an aggregate fair value of $560,520.78. The shares were issued in reliance upon the exemption from registration under 4(a)(2) of the Securities Act.

In April 2014, the Company issued an aggregate of 184,000 shares of its common stock to certain employees and service providers. The total costs associated with these issuances was $144,100 and such costs were expensed in fiscal 2013. The shares were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean First Choice Healthcare Solutions, Inc., a Delaware company.

1.1+	Form of Underwriting Agreement

3.1	Articles of Incorporation of Medical Billing Assistance, Inc. (the “Company”) (incorporated by reference to the Company’s Form SB-2 Registration Statement as filed December 20, 2007)

3.1(a)	Certificate of Incorporation of First Choice Healthcare Solutions, Inc. (incorporated by reference to Annex B to the Company’s Information Statement on Schedule 14C, filed with the SEC on March 14, 2012)

3.1(b)	Certificate of Merger between First Choice Healthcare Solutions, Inc., a Delaware and surviving corporation, and Medical Billing Assistance, Inc., a Colorado corporation. (incorporated by reference to Exhibit 3.1(B) to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2012)

3.2	By-laws of the Company (incorporated by reference to the Company’s Form SB-2 Registration Statement as filed December 20, 2007)

3.2(a)	By-laws of First Choice Healthcare Solutions, Inc. (incorporated by reference to Annex C to the Company’s Information Statement on Schedule 14C, filed with the SEC on March 14, 2012)

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4.1	Medical Billing Assistance, Inc. 2011 Incentive Stock Plan (incorporated by reference to Annex E to the Company’s Information Statement on Schedule 14C, filed with the SEC on March 14, 2012)

4.2+	Form of Warrant to be Issued in the Offering

4.3+	Form of Representative’s Warrant to be Issued in the Offering

5.1+	Opinion of Meyer, Suozzi, English & Klein, P.C.

10.1	Share Exchange Agreement, dated December 29, 2010, by and between the Company, FCID Medical, Inc., and FCID Holdings, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2011)

10.5	Loan Agreement, dated as of August 12, 2011, between Marina Towers, LLC (“Marina”) and Guggenheim Life and Annuity Company (“Guggenheim”) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 22, 2011)

10.6	Florida Consolidated, Amended and Restated Promissory Note, dated August 12, 2011, made by Marina to Guggenheim (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on August 22, 2011)

10.7	Guaranty Agreement, dated as of August 12, 2011, made by Christian C. Romandetti for the benefit of Guggenheim (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on August 22, 2011)

10.8	Common Stock Warrant, issued December 23, 2011, to MedTRX Provider Network, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2012)

10.9	Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on February 13, 2012)

10.10	Agreement and Plan of Merger, made as of February 13, 2012, by and between the Company and First Choice Healthcare Solutions, Inc. (incorporated by reference to Appendix A to the Company’s Information Statement on Schedule 14C, filed with the SEC on March 14, 2012)

10.11	Membership Interest Purchase Closing Agreement between Seller, FCID Medical, Inc. and First Choice Medical Group of Brevard, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2012)

10.12	Management Services Agreement between FCID Medical, Inc. and First Choice Medical Group of Brevard, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 9, 2012)

10.13	Loan Agreement, dated February 1, 2012, between FCID of Medical, Inc. and CCR of Melbourne, Inc. (incorporated by reference to Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2012)

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10.14	Revolving Line of Credit Promissory Note, dated February 15, 2012, in the amount of $500,000, issued by FCID Medical, Inc. to CCR of Melbourne, Inc. (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2012)

10.15	Promissory Note, dated as of May 18, 2012, made by First Choice Medical Group of Brevard, LLC to the order of General Electric Capital Corporation, in the amount of $450,000 (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K, filed with the SEC on May 25, 2012)

10.16	Master Lease Agreement, dated as of May 10, 2012, between First Choice Medical Group of Brevard, LLC and General Electric Capital Corporation, with schedules (incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K, filed with the SEC on May 25, 2012)

10.16(a)	Guaranty, dated May 10, 2012, by Christian Romandetti to General Electric Capital Corporation (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K, filed with the SEC on May 25, 2012)

10.16(b)	Guaranty, dated May 10, 2012, by First Choice Healthcare Solutions, Inc. to General Electric Capital Corporation (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K, filed with the SEC on May 25, 2012)

10.17	Securities Purchase Agreement, made as of December 14, 2012, with note as an exhibit thereto, for the sale of an 8% convertible note in the principal amount of $203,500 (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.18	Securities Purchase Agreement, made as of February 19, 2013, with note as an exhibit thereto, for the sale of an 8% convertible note in the principal amount of $103,500 (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.19	Securities Purchase Agreement, made as of August 14, 2013, for the sale of an 8% convertible note in the principal amount of $153,500, with note as an exhibit thereto (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.20	Agreement, dated as of May 1, 2013, between MTI Capital LLC and First Choice Healthcare Solutions, Inc. (incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.21	Loan and Security Agreement, dated as of June 13, 2013, by and between CT Capital Ltd and First Choice Medical Group of Brevard, LLC (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

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10.21(a)	Agreement to Modify Loan Interest Rate and Consent to FCHS Secured Debt Issuance, dated June 13, 2013, by and between CT Capital Ltd and First Choice Medical Group of Brevard, LLC (incorporated by reference to Exhibit 10.21(a) to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.22	Form of Membership Interest Purchase Agreement, dated August 28, 2013, by and between the Company and the sellers of the membership interests in MedTech Diagnostics LLC (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.23	License Agreement, dater August 28, 2013, by and between Donald Bittar and First Choice Healthcare Solutions, Inc. (incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.24	Amendment to Loan Agreement, dated as of August 28, 2013, by and among MTI Capital LLC and First Choice Healthcare Solutions, Inc. (incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.25	Form of Securities Purchase Agreement, dated as of November 8, 2013, between the Company and Hillair Capital Investments, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2013)

10.26	Form of Common Stock Purchase Warrant, dated as of November 8, 2013, issued to Hillair Capital Investments, L.P (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2013)

10.27	Form of Debenture, dated as of November 8, 2013 issued to Hillair Capital Investments, L.P (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2013)

10.28	Form of Security Agreement, dated as of November 8, 2013 between Hillair Capital Investments, L.P., the Company and certain of its subsidiaries (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2013)

10.28(a)	Form of Subsidiary Guarantee, dated as of November 8, 2013, to the Securities Purchase Agreement, dated as of November 8, 2013, between the Company and Hillair Capital Investments, L.P. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2013)

10.29	Loan Agreement, dated May 17, 2012 between HS Real Company, LLC and First Choice Medical Group of Brevard, LLC (incorporated by reference to Exhibit 10.29 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.29(a)	Promissory Note, dated May 17, 2012, to HS Real Company, LLC (incorporated by reference to Exhibit 10.29(a) to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

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10.29(b)	Amendment to Loan Agreement dated August 5, 2012, with HS Real Company LLC, and First Choice Medical Group of Brevard, LLC (incorporated by reference to Exhibit 10.29(b) to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.30	Employment Agreement, dated March 20, 2014, between the Company and Christian Charles Romandetti (incorporated by reference to Exhibit 10.30 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

10.31 #	Form of Indemnification Agreement entered into between the Company and its directors

10.32	Waiver dated April 30, 2014 by and between Hillair Capital Investments L.P. and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2014)

14	Code of Ethics (incorporated by reference to Exhibit 14 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 30, 2012)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014)

23.1 +	Consent of RBSM LLP

23.2	Consent of Meyer, Suozzi, English & Klein, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to the Registration Statement filed on May 1, 2014 and incorporated herein by reference)

99.1(a) #	Consent of Director Nominee

99.1(b) #	Consent of Director Nominee

99.1(c) #	Consent of Director Nominee

+	Filed herewith

#	Previously filed

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ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) (ii)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	The undersigned Registrant hereby undertakes that it will:

(1)	for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)	for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on this 10th day of June, 2014.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

/s/ Christian C. Romandetti

Christian C. Romandetti
President, Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Christian C. Romandetti	President, Chief Executive Officer and Director	June 10, 2014
Christian C. Romandetti	(Principal Executive Officer)

/s/ Donald A. Bittar	Chief Financial Officer, Secretary, Treasurer and Director	June 10, 2014
Donald A. Bittar	(Principal Financial Officer and Principal Accounting Officer)

/s/ Colin Halpern	Director	June 10, 2014
Colin Halpern

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